Exhibit 4.1

Execution Version

COOPER-STANDARD AUTOMOTIVE INC.
as Issuer,
the Guarantors named herein
and
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee and Collateral Agent
______________________________________
INDENTURE
Dated as of January 27, 2023
______________________________________
      13.50% Cash Pay / PIK Toggle Senior Secured First Lien Notes due 2027

TABLE OF CONTENTS

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SIGNATURES    S-1

EXHIBITS
Exhibit A.    Form of Note    A-1-1
Exhibit B.    Form of Private Placement Legend    B-1
Exhibit C.    Form of Legend for Global Note    C-1
Exhibit D.    Form of Original Issue Discount Legend    D-1
Exhibit E.    Form of Regulation S Legend    E-1
Exhibit F.    Form of Certificate of Transfer    F-1
Exhibit G.    Form of Certificate of Exchange    G-1
Exhibit H.    Form of Supplemental Indenture to be Delivered by Subsequent Guarantors     H-1

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INDENTURE, dated as of January 27, 2023 among Cooper-Standard Automotive Inc., an Ohio corporation (the “Issuer”), the Guarantors (as defined below) and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”).
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders.
ARTICLE I.

DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01    Definitions.
“2026 Senior Notes” means the Issuer’s 5.625% Senior Notes due 2026 issued pursuant to the 2026 Senior Notes Indenture in the original principal amount of $400,000,000.
“2026 Senior Notes Indenture” means the indenture, dated as of November 2, 2016, by and among the Issuer, the guarantors party thereto and U.S. Bank Trust Company, National Association as successor in interest to U.S. Bank National Association, as trustee, governing the 2026 Senior Notes.
“ABL Collateral” means the following assets of the Issuer and the Guarantors (to the extent such Guarantors also guarantee the ABL Credit Facility): (a) all accounts receivable (except to the extent constituting proceeds of equipment, real property, or intellectual property); (b) all inventory; (c) all instruments, chattel paper and other contracts, in each case, evidencing, or substituted for, any accounts receivable; (d) all guarantees, letters of credit, security and other credit enhancements in each case for the accounts receivable; (e) all documents of title for any inventory; (f) all commercial tort claims and general intangibles (other than intellectual property and Capital Stock) to the extent relating to any of the accounts receivable or inventory; (g) all bank accounts or Securities Accounts into which any proceeds of accounts receivable or inventory are deposited (including all cash and other funds on deposit therein, except to the extent constituting identifiable proceeds of the Fixed Asset Collateral) but excluding Excluded Deposit Accounts (as defined in the First Lien Security Agreement); (h) all tax refunds (except to the extent derived from an identifiable sale of equipment, real property or intellectual property and not from any other ABL Collateral); (i) all books and records relating to any of the foregoing; and (j) all substitutions, replacements, accessions, products or proceeds (including, without limitation, insurance proceeds) of any of the foregoing, in each case, other than Excluded Assets; provided further that the ABL Collateral excludes all interests in the Issuer’s and the Guarantors’ real property, whether owned or leased.

“ABL Collateral Agent” means Bank of America, N.A. and its successors and assigns in that capacity and any collateral agent under any agreement that constitutes the ABL Credit Facility.
“ABL Credit Facility” means that certain third amended and restated loan agreement, dated as of November 2, 2016, by and among Holdings, the Issuer, the other borrowers party thereto, the guarantors party thereto, Bank of America, N.A., as agent, and the lenders and other parties party thereto, and including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended by amendment no. 1 to third amended and restated loan agreement and limited waiver, dated as of March 24, 2020, amendment no. 2 to third amended and restated loan agreement, dated as of May 18, 2020 and amendment no. 3 to third amended and restated loan agreement, dated as of December 19, 2022, and as further amended, restated, supplemented, waived, renewed or otherwise modified from time to time, and (if designated by the Issuer) as replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including (if designated by the Issuer) any agreement or indenture or commercial paper facilities or other facilities with banks or other institutional lenders or investors extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder permitted under Section 4.09 or altering the maturity thereof or adding Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.
“ABL Debt” means:
(1)    Indebtedness (including letters of credit and reimbursement obligations with respect thereto) and other obligations incurred by the ABL Loan Parties under or in respect of the ABL Credit Facility and/or secured by the ABL Security Documents; and
(2)    guarantees by any Restricted Subsidiary in respect of any of the obligations described in the foregoing clause (1).
“ABL Documents” means, collectively, the ABL Credit Facility, the First Lien and Third Lien Intercreditor Agreement and the credit agreement or other agreement governing other ABL Debt and the security documents related to the foregoing.
“ABL Loan Parties” means, collectively, Holdings, the Issuer and the other borrowers and guarantors under the ABL Credit Facility.

“ABL Obligations” means ABL Debt and all other Obligations in respect thereof, including Cash Management Obligations and Hedging Obligations.
“ABL Security Documents” means all security agreements, pledge agreements, control agreements, collateral assignments, mortgages, deeds of trust, security deeds, deeds to secure debt, hypothecs, collateral agency agreements, debentures or other instruments, pledges, grants or transfers for security or agreements related thereto executed and delivered by the Issuer or any Guarantor creating or perfecting (or purporting to create or perfect) a Lien upon collateral (including, without limitation, financing statements under the UCC) in favor of the ABL Collateral Agent, for the benefit of any of the Holders of ABL Debt, in each case, as amended, modified, restated, supplemented or replaced, in whole or in part, from time to time, in accordance with its terms and the applicable ABL Documents subject to the terms of the First Lien and Third Lien Intercreditor Agreement, as applicable.
“Accounting Change” has the meaning set forth in the definition of “GAAP.”
“Additional Amounts” has the meaning set forth in Section 2.19.
“Additional Assets” means:
(1)    any property or assets (other than Indebtedness and Capital Stock) to be used by the Issuer or a Restricted Subsidiary;
(2)    the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or another Restricted Subsidiary; or
(3)    Capital Stock constituting a non-controlling interest in any Person that at such time is a Restricted Subsidiary.
“Additional Notes” has the meaning set forth in Section 2.01.
“Advance Offer” has the meaning set forth in Section 4.08.
“Advance Portion” has the meaning set forth in Section 4.08.
“Advisory Firm” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Affiliate Transaction” has the meaning set forth in Section 4.12.
“Agent” means any Registrar, Paying Agent, Depository Custodian, or agent for service or notices and demands.
“Agent Members” has the meaning set forth in Section 2.16.
“amend” means to amend, supplement, restate, amend and restate or otherwise modify; and “amendment” shall have a correlative meaning.
“Applicable Treasury Rate” for any Make-Whole Redemption Date means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such Make-Whole Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Make-Whole Redemption Date to January 31, 2025; provided, however, that if the period from the Make-Whole Redemption Date to January 31, 2025 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the Make-Whole Redemption Date to January 31, 2025 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
“asset” means any asset or property, whether real, personal or mixed, tangible or intangible.
“Asset Disposition” means any sale, conveyance, transfer or other disposition (or series of related sales, conveyances, transfers or dispositions) by the Issuer or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:
(1)    any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Restricted Subsidiary);
(2)    all or substantially all the assets of any division or line of business of the Issuer or any Restricted Subsidiary; or

(3)    any other assets or property of the Issuer or any Restricted Subsidiary outside of the ordinary course of business of the Issuer or such Restricted Subsidiary.
Notwithstanding the foregoing, none of the following shall be deemed to be an Asset Disposition:
(1)    a disposition by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary;
(2)    a disposition of all or substantially all the assets of the Issuer in compliance with Section 5.01 or a disposition that constitutes a Change of Control pursuant to this Indenture;
(3)    a sale, contribution, conveyance or other transfer of accounts receivable, or participation therein, and Receivables Assets (or a fractional undivided interest therein) in a Permitted Receivables Financing;
(4)    the license or sublicense of intellectual property or other intangibles;
(5)    the lease, assignment or sublease of any real or personal property in the ordinary course of business;
(6)    any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;
(7)    the granting of Liens not prohibited by Section 4.13;
(8)    the disposition by the Issuer or any of its Restricted Subsidiaries of (i) cash and Cash Equivalents, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, uneconomical, negligible, worn out or obsolete assets or other assets (including equipment and intellectual property) that, in the Issuer’s reasonable judgment, are no longer used or useful in the business of the Issuer or its Restricted Subsidiaries, or (iv) rights granted to others pursuant to leases or licenses, to the extent not materially interfering with the operations of the Issuer or its Restricted Subsidiaries;
(9)    [reserved];
(10)    any exchange of assets for assets (including a combination of assets (which assets may include Equity Interests or any securities convertible into, or exercisable or exchangeable for, Equity Interests, but which assets may not include any Indebtedness) and Cash Equivalents) of comparable or greater market value or usefulness to the business of the Issuer and its Restricted Subsidiaries, taken as a whole, as determined in good faith by the Issuer;
(11)    dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;
(12)    the issuance by the Issuer or a Restricted Subsidiary of preferred stock or any convertible securities;
(13)    [reserved];
(14)    any sale of assets received by the Issuer or any Restricted Subsidiary upon foreclosure on a Lien;
(15)    the unwinding of any Hedging Obligations (including sales under forward contracts);
(16)    any dispositions to the extent required by, or made pursuant to customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding agreements;
(17)    the lease or sublease of office space;
(18)    the abandonment, farm-out, lease, assignment, sublease, license or sublicense of any real or personal property in the ordinary course of business;
(19)    the sale, lease, assignment, license, sublease or discount of inventory, equipment, accounts receivable, notes receivable or other current assets held for sale in the ordinary course of business or the conversion of accounts receivable to notes receivable or other dispositions of accounts receivable in connection with the collection or compromise thereof;
(20)    dispositions of property pursuant to casualty events, foreclosures or any similar action on assets;
(21)    any financing transaction with respect to property constructed or acquired by the Issuer or a Restricted Subsidiary after the Issue Date;
(22)    the lapse or abandonment of intellectual property rights in the ordinary course of business, which in the reasonable judgment of the Issuer are not material to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole; or

(23)    a single transaction or series of related transactions that involve the disposition of assets, or issuance or sale of Capital Stock of any Restricted Subsidiary, with a Fair Market Value of less than $10.0 million.
Notwithstanding the foregoing, for purposes of determining the permissibility of any sale, assignment, transfer, lease, conveyance or other disposition of any material Fixed Asset Collateral (but excluding, for the avoidance of doubt, cash or Cash Equivalents), each Foreign Guarantor shall be deemed to be a Restricted Subsidiary that is not a Guarantor (and, for the avoidance of doubt, shall not be deemed to be a Guarantor).
“Authentication Order” has the meaning set forth in Section 2.01.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as in effect on the Issue Date and as may be amended from time to time, or any successor statute.
“Bankruptcy Law” means the Bankruptcy Code or any similar federal, state, local or foreign law for the relief of debtors.
“Board of Directors” means, with respect to any Person, the board of directors or comparable governing body of such Person.
“Business Day” has the meaning set forth in Section 12.07.
“Canadian Borrowing Base” means, on any date of determination, an amount equal to the “Canadian Borrowing Base” (as defined in the ABL Credit Facility, as in effect on the date hereof).
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.

“Capitalized Lease Obligations” of any Person means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that any obligation in respect of operating leases of the Issuer or its Restricted Subsidiaries, whether entered into before or after the Issue Date, that are (in accordance with GAAP as in effect on December 31, 2019) or characterized as capital lease obligations of the Issuer and its Restricted Subsidiaries on a consolidated basis under GAAP will be deemed not to be treated as a Capitalized Lease Obligation or Indebtedness.
“Cash Consideration” has the meaning set forth in Section 4.08.
“Cash Equivalents” means:
(1)    U.S. Dollars, Canadian dollars, Chinese yuan, Japanese yen, pounds sterling, euros or the national currency of any participating member state of the European Union or other currencies held by the Issuer or its Restricted Subsidiaries from time to time in the ordinary course of business;
(2)    securities issued or directly and fully guaranteed or insured by the government of the United States, Canada or any country that is a member of the European Union or any agency or instrumentality thereof, in each case, with maturities not exceeding two years from the date of acquisition;
(3)    certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case, with maturities not exceeding one year, and overnight bank deposits, in each case, with any commercial bank having capital and surplus in excess of $500,000,000, or the foreign currency equivalent thereof, and whose long-term debt is rated “A” or higher or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized Ratings Agency);
(4)    repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5)    commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized Ratings Agency) and, in each case, maturing within one year after the date of acquisition;
(6)    readily marketable direct obligations issued by any state of the United States of America or any municipal or political subdivision thereof with a rating of

“AA-” from S&P or “Aa3” from Moody’s or guaranteed by a financial institution with a rating of “AA-” from S&P or “Aa3” from Moody’s (or reasonably equivalent ratings of another internationally recognized Ratings Agency), in each case, with maturities not exceeding two years from the date of acquisition;
(7)    Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s, in each case, with maturities not exceeding two years from the date of acquisition; and
(8)    investment funds investing at least 90% of their assets in securities of the types described in clauses (1) through (6) above.
Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above; provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.
For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents under this Indenture regardless of the treatment of such items under GAAP.
“Cash Interest” has the meaning set forth in Section 2.20.
“Cash Management Obligations” means (1) obligations of the Issuer or any of its Restricted Subsidiaries in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management or treasury services or any automated clearing house transfers of funds, (2) other obligations in respect of netting services, employee credit or purchase card programs and similar arrangements and (3) obligations in respect of any other services related, ancillary or complementary to the foregoing (including any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services, corporate credit and purchasing cards and related programs or any automated clearing house transfers of funds).
“Cash Pooling Arrangements” means deposit account and liquidity arrangements by and among depository institutions and the Issuer and/or one or more Foreign Subsidiaries involving the pooling of cash deposits in and overdrafts in respect of one or more deposit or similar accounts for cash management purposes.
“Certain Other Indebtedness” has the meaning set forth in Section 4.15.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Change of Control” means the occurrence of any of the following:
(1)    any Transfer (other than by way of merger or consolidation) of all or substantially all of the assets of Parent and its Subsidiaries taken as a whole to any “person” (as defined in Section 13(d) of the Exchange Act) or “group” (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than any Transfer to Holdings, the Issuer or one or more Subsidiaries;

(2)    a “person” (as defined above) or “group” (as defined above), becomes, directly or indirectly, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the voting power of the Voting Stock of Parent, other than as a result of (i) any transaction where the voting power of the Voting Stock of Parent immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the voting power of the Voting Stock of such beneficial owner or (ii) any merger or consolidation of Parent with or into any “person” (as defined above) (a “Permitted Person”) or a Subsidiary of a Permitted Person, in each case, if immediately after such transaction no person (as defined above) is the beneficial owner (as defined above), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such Permitted Person; or
(3)    the Issuer ceases to be a Subsidiary of Parent.
Notwithstanding the preceding or any provision of Section 13d- 3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement and (ii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s Parent Entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock of such Parent Entity.
“Change of Control Offer” has the meaning set forth in Section 4.07.
“Change of Control Payment” has the meaning set forth in Section 4.07.
“Change of Control Payment Date” has the meaning set forth in Section 4.07.
“Commission” means the United States Securities and Exchange Commission.
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all of the assets and properties subject (or purported to be subject) to the Liens, created by the First Lien Notes Security Documents.
“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:
(1)    Consolidated Taxes; plus
(2)    Consolidated Interest Expense; plus
(3)    Consolidated Non-cash Charges; plus
(4)    any fees, expenses, charges or losses (other than Consolidated Non-cash Charges) related to any issuance of Equity Interests, investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness (whether or not successful), and any amendment or modification to the terms of any such transaction, including (i) such fees, expenses or charges related to the Refinancing Transactions, (ii) any amendment or other modification of other Indebtedness and (iii) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Permitted Receivables Financing; plus
(5)    the amount of loss or discount on sale of receivables and Receivables Assets in connection with a Permitted Receivables Financing; plus
(6)    the amount of any restructuring charges or reserves (which, for the avoidance of doubt, shall include retention, severance, systems development and establishment costs, conversion costs, excess pension charges, curtailments and modifications to pension and post-retirement employee benefit plan costs or charges and contract termination costs, including future lease commitments, costs related to the start-up, closure, relocation or consolidation of facilities and costs to relocate employees and any one-time costs incurred in connection with acquisitions after the Issue Date); plus
(7)    (x) the amount of “run rate” net cost savings, synergies and operating expense reductions projected by the Issuer in good faith to result from actions taken no later than twelve (12) months after the date of determination to take such action (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of the period for which Consolidated EBITDA is being determined and if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions and (y) the amount of “run rate” net cost savings, synergies and operating expense reductions projected by the Issuer in good faith to result from actions taken no later than twelve (12) months after the end of such period (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of the period for which Consolidated EBITDA is being determined and if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided, that such cost savings, operating expense reductions and synergies are reasonably identifiable and factually supportable (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken); plus
(8)    costs of surety bonds incurred in such period in connection with financing activities; plus
(9)    any costs or expense incurred pursuant to any management equity plan or stock option plan or other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Issuer or any Restricted Subsidiary or the net cash proceeds of an issuance of Equity Interests of the Issuer (other than Excluded Equity) solely to the extent that such net cash proceeds are excluded from the calculation of the amount available for Restricted Payments pursuant to the Restricted Payments Basket; plus/minus
(10)    gains or losses due solely to fluctuations in currency values and the related tax effects; plus/minus
(11)    any after-tax effect of extraordinary, non-recurring or unusual gains, losses or charges (less all fees and expenses relating thereto) or expenses (including relating to the issuance of the Notes), severance, relocation costs, curtailments or modifications to pension and post-retirement employee benefit plans, start-up, facilities opening, transition, integration and other restructuring costs, charges, reserves or expenses (including related to acquisitions after the Issue Date and to the start-up, closure and/or consolidation of facilities), new product introductions, one-time compensation charges and signing, retention or completion bonuses;
provided the aggregate amount added pursuant to clauses (4), (5), (6), (7) and (11) and the definition of “Pro Forma Cost Savings” shall not, in the aggregate, exceed 15.0% of Consolidated EBITDA for such period (solely for purposes of clause (7), giving pro forma effect to the relevant transaction, other than any cost savings, synergies, operating expense reductions or Pro Forma Cost Savings) determined prior to giving effect to any adjustments pursuant to clauses (4), (5), (6), (7) and (11) or the definition of “Pro Forma Cost Savings”;

less, without duplication, non-cash items increasing Consolidated Net Income for such period (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period).
“Consolidated Fixed Charge Coverage Ratio” means the ratio of (A) Consolidated EBITDA of the Issuer and its Restricted Subsidiaries during the most recent four consecutive full fiscal quarters for which financial statements are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to (B) Consolidated Fixed Charges of the Issuer and its Restricted Subsidiaries for the Four-Quarter Period.
For purposes of this definition, Consolidated EBITDA and Consolidated Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment, retirement or extinguishment of Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement unless such Indebtedness has been permanently repaid and has not been replaced) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, retirement, extinguishment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period.
For purposes of making the computation referred to above, investments, acquisitions, dispositions, mergers, amalgamations, consolidations and disposed operations (as determined in accordance with GAAP) and operational changes that have been made by the Issuer or any of its Restricted Subsidiaries during the Four-Quarter Period or subsequent to such Four-Quarter Period and on or prior to or simultaneously with the Transaction Date shall be calculated on a pro forma basis assuming that all such investments, acquisitions, dispositions, mergers, amalgamations, consolidations, disposed operations and operational changes (and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the Four-Quarter Period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged or amalgamated with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any investment, acquisition, disposition, merger, amalgamation, consolidation, disposed operation or operational change that would have required adjustment pursuant to this definition, then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such Four-Quarter Period as if such investment, acquisition, disposition, merger, amalgamation, consolidation, disposed operation or operational change had occurred at the beginning of the Four-Quarter Period; provided that, notwithstanding any classification under GAAP of any Person or business in respect of which a definitive agreement for the disposition thereof has been entered into as discontinued operations, such transaction shall not be treated as a disposition or a discontinued operation for purposes of the calculation of the Consolidated Fixed Charge Coverage Ratio until such transaction shall have been consummated.
For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible officer of the Issuer (and may include, for the avoidance of doubt and without duplication, cost savings, operating expense reductions and synergies resulting from any asset sale or other disposition or such investment, acquisition, disposition, merger, amalgamation or consolidation or discontinued operation which is being given pro forma effect that have been or are expected to be realized, in each case any such adjustments may be incremental to (but not duplicative of) pro forma adjustments made pursuant to clause (7) of the definition of “Consolidated EBITDA” and calculated in accordance with and subject to the limitations set forth in clause (7) of the definition of “Consolidated EBITDA”). In addition to such adjustments pro forma calculations may also include Pro Forma Cost Savings.
If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Transaction Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness with a remaining term of 12 months or longer, and in the case of any Hedging Obligation applicable to such Indebtedness with a remaining term of less than 12 months, taking into account such Hedging Obligation to the extent of its remaining term). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period or, if lower, the maximum commitments under such revolving Credit Facility as of the Transaction Date. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.
“Consolidated Fixed Charges” for any period means the sum, without duplication, of (a) Consolidated Interest Expense of the Issuer and the Restricted Subsidiaries for such period, plus (b) all dividend payments on any series of Disqualified Stock of the Issuer or any Restricted Subsidiary or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Stock or any Preferred Stock held by the Issuer or a Restricted Subsidiary or to the extent paid in Qualified Equity Interests) for such period.
“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:
(1)    interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (i) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than or greater than par, as applicable, (ii) the interest component of Capitalized Lease Obligations, (iii) net payments and receipts (if any) pursuant to interest rate Hedging Obligations and (iv) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, and excluding (q) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and original issue discount with respect to Indebtedness issued in connection with the Refinancing Transactions or any intercompany Indebtedness, (r) any expensing of bridge, commitment or other financing fees, (s) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (t) penalties and interest relating to taxes, (u) non-cash interest expense attributable to movement in mark-to-market valuation of Hedging Obligations or other derivatives (in each case, permitted hereunder and under GAAP), (v) accretion or accrual of discounted liabilities not constituting Indebtedness, (w) interest expense attributable to a parent entity resulting from push-down accounting, and (x) commissions, discounts, yield, make whole premium and other fees and charges (including any interest expense) related to any Permitted Receivables Financing);
(2)    interest on Indebtedness, the proceeds of which have been contributed to such Person (other than as Excluded Equity) and that has been guaranteed by, and is otherwise considered Indebtedness of, such Person or any of its Subsidiaries (to the extent not already included in clause (1) above); and
(3)    consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued;
less interest income for such period; provided that, for purposes of calculating Consolidated Interest Expense, no effect shall be given to the discount and/or premium resulting from the bifurcation of derivatives under FASB ASC 815 and related interpretations as a result of the terms of the Indebtedness to which such Consolidated Interest Expense relates.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:
(1)    [reserved];
(2)    the cumulative effect of a change in accounting principles during such period, shall be excluded;
(3)    any net after-tax effect of gains or losses from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations, shall be excluded;
(4)    any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions (including Capital Stock of any Person) or Asset Dispositions or abandonments other than in the ordinary course of business (as determined in good faith by the Issuer) shall be excluded;
(5)    any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness, Hedging Obligations and other derivative instruments (including deferred financing costs written off and premiums paid), shall be excluded;
(6)    the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting (other than a Guarantor), shall be excluded to the extent such Person or Unrestricted Subsidiary is prohibited by contract (including its organizational documents) from making dividends or distributions to the Issuer or a Restricted Subsidiary; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or Cash Equivalents) to the referent Person or a Restricted Subsidiary thereof in respect of such period;
(7)    solely for the purpose of determining the amount available for Restricted Payments under the Restricted Payments Basket, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, is otherwise restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) or Cash Equivalents by any such Restricted Subsidiary to such Person, to the extent not already included therein;
(8)    any non-cash compensation expense realized from employee benefit plans or post-employment benefit plans, grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock, units or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded;
(9)    (a) (i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense that exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by FASB ASC 815 shall be excluded;
(10)    unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of FASB ASC 830 shall be excluded;
(11)    any (a) severance or relocation costs or expenses, (b) one-time non-cash compensation charges, (c) the costs and expenses after the Issue Date related to employment of terminated employees, or (d) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, phantom equity, stock options, restricted stock units or other rights existing on the Issue Date of officers, directors and employees, in each case, of such Person or any of its Restricted Subsidiaries, shall be excluded;
(12)    accruals and reserves, contingent liabilities and any gains and losses on the settlement of any pre-existing contractual or non-contractual relationships as a result of the issuance of the Notes that are established or adjusted within 12 months after the Issue Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;
(13)    the effect of any non-cash impairment charges or write-ups, write-downs or write-offs of assets (including intangible assets, goodwill and deferred financing costs but excluding accounts receivable) or liabilities resulting from the application of GAAP (including in connection with the issuance of the Notes) and the amortization of intangibles arising from the application of GAAP (excluding any non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed) shall be excluded; and
(14)    any fees, expenses or charges (such as capitalized manufacturing profit in inventory) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, recapitalization, disposition, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded.
In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include (i) the amount of proceeds actually received from business interruption insurance, (ii) other than for purposes of calculating the amount available for Restricted Payments under the Restricted Payments Basket, the amount of proceeds as to which the Issuer has determined there is reasonable evidence it will be reimbursed by the insurer in respect of such period from business interruption insurance (with a deduction for any amounts so added back to the extent denied by the applicable carrier in writing within 180 days or not so reimbursed within 365 days) and (iii) reimbursements of any expenses and charges pursuant to indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets, in each case, permitted under the terms hereof.
Notwithstanding the foregoing, for the purpose of Section 4.10, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries of the Issuer or a Restricted Subsidiary of the Issuer to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.10(a)(3)(E).
“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, compensation and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP; provided that if any non-cash charges referred to in this definition represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to such extent paid.
“Consolidated Taxes” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis for any period, provision for taxes based on income, profits or capital, including, without limitation, state franchise and similar taxes, and including an amount equal to the amount of tax distributions actually made to the holders of Capital Stock of such Person or any direct or indirect parent of such Person in respect of such period which shall be included as though such amounts had been paid as income taxes directly by such Person.
“Consolidated Total Assets” means, the consolidated total assets of the Issuer and its Restricted Subsidiaries as set forth on the consolidated balance sheet of the Issuer as of the most recent period for which financial statements were required to have been delivered pursuant to Section 4.16(a)(1); provided that, for purposes of testing the covenants under this Indenture in connection with any transaction, the Consolidated Total Assets of the Issuer and its Restricted Subsidiaries shall be adjusted to reflect such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”
“Contingent Obligations” means, with respect to any Person, any obligation of such Person Guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:
(1)    to purchase any such primary obligation or any property constituting direct or indirect security therefor;
(2)    to advance or supply funds:
(a)    for the purchase or payment of any such primary obligation; or
(b)    to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or
(3)    to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contractual Obligation” means as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Corporate Trust Office” means the office of the Trustee at which any time its corporate trust business in relation to this Indenture shall be administered, which at the date hereof is located at 535 Griswold Street, Suite 550, Detroit, Michigan 48226, Attention: Global Corporate Trust Services, and for purposes of Section 2.04 and Section 4.02(a) such office shall also mean the office or agency of the Trustee located at 100 Wall Street, Suite 1600, New York, New York 10005, Attention.: Global Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).
“Covenant Defeasance” has the meaning set forth in Section 9.03.
“Covenant Suspension Event” has the meaning set forth in Section 4.17.
“Credit Facilities” means one or more debt facilities (including, without limitation, the ABL Credit Facility) or other financing arrangements (including, without limitation, commercial paper facilities or indentures), providing for revolving credit loans, term loans or letters of credit or other Indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, replacements, exchanges or refinancings thereof, in whole or in part, and any financing arrangements that amend, supplement, modify, extend, renew, restate, refund, replace, exchange or refinance any part thereof, including, without limitation, any such amended, supplemented, modified, extended, renewed, restated, refunding, replacement, exchanged or refinancing financing arrangement that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof or adds the Issuer, Restricted Subsidiaries or Parent Entities as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders, investors, holders or otherwise.
“Default” means any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.
“Depository” means, with respect to the Global Notes, The Depository Trust Company or another Person designated as depository by the Issuer, which Person must be a clearing agency registered under the Exchange Act.

“Depository Custodian” means the Trustee as custodian with respect to the Global Notes or any successor entity thereto.
“Deposit Account” means “Deposit Account” as defined in the UCC.
“Designated Non-cash Consideration” means the Fair Market Value of non-cash Consideration received by Issuer or a Restricted Subsidiary in connection with an Asset Disposition that is designated as “Designated Non-cash Consideration” pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or payment of, on or with respect to such Designated Non-cash Consideration.
“Designated Preferred Stock” means Preferred Stock of the Issuer or Holdings or any other Parent Entity, as applicable (other than Excluded Equity), that is issued after the Issue Date for cash and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof, the cash proceeds of which are contributed to the capital of the Issuer (if issued by Holdings or any Parent Entity) and excluded from the Restricted Payments Basket.
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), in each case, at the option of the holder thereof or upon the happening of any event:
(1)    matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Notes and all other Obligations that are accrued and payable),
(2)    is convertible or exchangeable for Indebtedness or Disqualified Stock, or
(3)    is redeemable at the option of the holder thereof, in whole or in part, in each case, prior to 91 days after the Maturity Date of the Notes; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.
The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.
“Domestic Guarantor” means a Guarantor that is not a Foreign Guarantor.
“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.
“DTC” means the Depository Trust Company.
“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding any debt securities that are convertible into such shares or other interests in such Person.
“Equity Offering” means a public or private sale or issuance of common stock of the Issuer or any Parent Entity of the Issuer, other than (i) public offerings with respect to common stock of the Issuer or any of its Parent Entities registered on Form S-4 or Form S-8 or (ii) any sale to any Restricted Subsidiary of Parent.
“Event of Default” has the meaning set forth in Section 6.01.
“Excess Proceeds” has the meaning set forth in Section 4.08.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Excluded Assets” means:
(1)    any interest in leased real property;

(2)    any fee interest in owned real property which is not a Material Real Property;
(3)    any property or asset to the extent that the grant of a security interest in such property or asset is prohibited by applicable law, rule or regulation or requires a consent not obtained of any governmental authority pursuant to any Contractual Obligation, applicable law, rule or regulation;
(4)    Subject Property;
(5)    any assets or property of the Issuer or any Restricted Subsidiary that is subject to a Lien under clause (5) of Section 4.13(b) (solely as it relates to Indebtedness Incurred pursuant to Section 4.09(b)(11)) or capital lease permitted under this Indenture to the extent the documents relating to such Lien or capital lease would not permit such assets or property to be subject to the Liens created under the First Lien Notes Security Documents; provided that immediately upon the termination of any such restriction, such assets or property shall cease to be “Excluded Assets”;
(6)    any vehicles and any other assets subject to certificate of title;
(7)    any intellectual property, including any United States intent-to-use trademark applications, to the extent and for so long as the creation of a security interest therein would invalidate the Issuer’s or such Guarantor’s right, title or interest therein;
(8)    assets (x) to the extent a security interest in such assets would result in costs or consequences as reasonably determined by the Issuer with respect to the granting or perfecting of a security interest that is excessive in view of the benefits to be obtained by the Holders or (y) to the extent a security interest in such assets would result in adverse tax consequences (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) as reasonably determined by the Issuer (it being understood that none of the Issuer or its Subsidiaries shall be required to enter into any security agreements or pledge agreements governed under foreign law);
(9)    Excluded Capital Stock;
(10)    Excluded Deposit Accounts;
(11)    Letter-of-credit rights with a value not in excess of $7.5 million (except for letter-of-credit rights that are perfected by filing UCC financing statements);
(12)    Commercial tort claims with a value not in excess of $7.5 million; and

(13)    proceeds and products from any and all of the foregoing excluded collateral described in clauses (1) through (12), unless such proceeds or products would otherwise constitute Fixed Asset Collateral;
provided, however, that Excluded Assets will not include any proceeds, substitutions or replacements of any Excluded Assets referred to in clauses (1) through (13) (unless such proceeds, substitutions or replacements would otherwise constitute Excluded Assets).
“Excluded Capital Stock” shall mean (a) any Capital Stock with respect to which the Issuer reasonably determines that the costs (including any costs resulting from adverse tax consequences) of pledging such Capital Stock shall be excessive in view of the benefits to be obtained by the Holders therefrom and (b) (1) solely in the case of any pledge of Capital Stock of any Subsidiary that either is a CFC or a FSHCO to secure the Obligations, any Capital Stock that is Voting Stock of such Subsidiary in excess of 65% of the outstanding voting Capital Stock of such class, (2) any Capital Stock to the extent the pledge thereof would be prohibited by any applicable law, rule or regulation, (3) the Capital Stock of any Subsidiary that is not a Wholly Owned Subsidiary of the Issuer and the Guarantors at the time such Subsidiary becomes a Subsidiary (for so long as such Subsidiary remains a non-Wholly Owned Subsidiary) to the extent the pledge of such Capital Stock by the Issuer or Guarantor is prohibited by the terms of such Subsidiary’s organizational or joint venture documents, (4) the Capital Stock of any Subsidiary of (x) a CFC or (y) a FSHCO and (5) the Capital Stock of any Unrestricted Subsidiary.
“Excluded Contributions” means cash and Cash Equivalents received by the Issuer after the Issue Date from;
(1)    contributions to its common equity capital; and
(2)    the sale of Qualified Equity Interests of the Issuer;
in each case, designated as Excluded Contributions pursuant to an Officer’s Certificate executed by an officer of the Issuer, the cash proceeds of which are excluded from the calculation set forth in Section 4.10(a)(3)(B).
“Excluded Deposit Accounts” means the following Deposit Accounts: (A) Deposit Accounts of any of the Issuer or any Guarantor exclusively used for payroll, payroll taxes or employee benefits and (B) cash accounts of any of the Issuer or any Guarantor the average daily balance in any month which does not exceed more than the U.S. Dollar Equivalent of $100,000 at any time for any single account, and not more than $500,000 for all accounts in the aggregate at any time, except in the case of this clause (B) to the extent proceeds of Fixed Asset Collateral are contained in any such account; provided that notwithstanding anything in the Notes Documents to the contrary, no perfection steps shall be required to be taken with respect to any Deposit Account that would otherwise be an Excluded Deposit Account but for the operation of the preceding exception.
“Excluded Equity” means (i) Disqualified Stock, (ii) any Equity Interests sold to a Restricted Subsidiary of the Issuer or any employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries (to the extent such employee stock ownership plan or trust has been funded by the Issuer or any Restricted Subsidiary) and (iii) any Equity Interest that has already been used or designated as (or the proceeds of which have been used or designated as) Excluded Contributions or otherwise used to increase the amounts available under Sections 4.10(b)(2) and 4.10(b)(3) or clause (13) of the definition of “Permitted Investment.”
“Excluded Subsidiary” means any Subsidiary that is (a) a Foreign Subsidiary that is a CFC or any Subsidiary of a CFC, (b) an Unrestricted Subsidiary, (c) not wholly owned directly by the Issuer or one or more of its wholly owned Restricted Subsidiaries, (d) an Immaterial Subsidiary, (e) a charitable Subsidiary, (f) any Subsidiary that is prohibited by applicable law, rule or regulation or by any Contractual Obligation existing on the Issue Date and not entered into in contemplation hereof from guaranteeing the Obligations under the Notes or which would require governmental and/or regulatory consent, approval, license or authorization to provide such guarantee, unless such consent, approval, license or authorization has been received, or with respect to which the guarantee of the Notes would result in adverse tax consequences to the Issuer and/or any of its Subsidiaries as reasonably determined by the Issuer, (g) any Receivables Subsidiary, (h) any Subsidiary that is created solely for the purpose of consummating a transaction pursuant to an acquisition permitted hereunder, if such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such transactions, provided that such Subsidiary shall only be an Excluded Subsidiary for the period immediately prior to such acquisition and (i) any Subsidiary that is a FSHCO or any Subsidiary of a FSHCO; provided that, notwithstanding the foregoing, clauses (a), (f) (as applicable to adverse tax consequences), and (i) shall not apply to result in any of the Foreign Guarantors becoming an Excluded Subsidiary.
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Issuer.
“First Lien and Third Lien Intercreditor Agreement” means that certain intercreditor agreement, to be dated as of the Issue Date, by and between the ABL Collateral Agent, the Collateral Agent, the Third Lien Collateral Agent, Holdings, the Issuer and the other grantors from time to time party thereto, as may be amended, restated, supplemented or replaced, in whole or in part, from time to time.

“First Lien Notes Security Documents” means the First Lien and Third Lien Intercreditor Agreement, each joinder or amendment to the First Lien and Third Lien Intercreditor Agreement, any other intercreditor agreements, the First Lien Security Agreement, the Mortgages, and all other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, security deeds, deeds to secure debt, hypothecs, hypothecations, collateral agency agreements, debentures or other instruments or other pledges, grants or transfers for security or agreements related thereto executed and delivered by the Issuer or any Guarantor creating or perfecting (or purporting to create or perfect) a Lien upon Collateral (including, without limitation, financing statements under the UCC) in favor of the Collateral Agent on behalf of itself, the Trustee and the holders of the Notes to secure the Notes and the Note Guarantees, in each case, as amended, modified, renewed, restated, supplemented or replaced, in whole or in part, from time to time, in accordance with its terms and the First Lien Indenture.
“First Lien Security Agreement” means, collectively, that certain pledge and security agreement dated as of the Issue Date and executed by the Issuer, the guarantors party thereto and the Collateral Agent, together with each other security agreement and security agreement supplement executed and delivered pursuant to the First Lien Security Agreement.
“Fiscal Year” means the fiscal year of the Issuer, which at the date hereof ends on December 31.
“Fixed Asset Collateral” means all equipment, real property, intellectual property, Capital Stock of subsidiaries, in each case, of the Issuer or a Guarantor who is a Domestic Subsidiary and all other Collateral other than ABL Collateral.
“Fixed Asset Debt” means:
(1)    Indebtedness represented by the Notes initially issued by the Issuer under this Indenture on the Issue Date (including any increases as a result of a PIK Principal Increase) and any PIK Notes issued from time to time in respect of any PIK Interest;
(2)    any other Indebtedness of the Issuer or any Guarantor (including Additional Notes but, for the avoidance of doubt, excluding ABL Debt) that is intended by the Issuer to be secured equally and ratably with the Fixed Asset Obligations by a Fixed Asset Lien that is permitted to be incurred and secured by a Fixed Asset Lien under this Indenture; provided that in the case of any Indebtedness referred to in this clause (2), the Fixed Asset Representative of such Indebtedness becomes a party to the First Lien and Third Lien Intercreditor Agreement in accordance with the terms thereof; and

(3)    guarantees by any Restricted Subsidiary in respect of any of the Obligations described in the foregoing clauses (1) through (2).
“Fixed Asset Documents” means, collectively, the First Lien Notes Security Documents and any indenture, credit agreement or other agreement governing any other series of Fixed Asset Debt.
“Fixed Asset Lien” means a Lien granted to the Fixed Asset Representative for the benefit of the holders of Fixed Asset Obligations, at any time, upon the Collateral to secure Fixed Asset Obligations.
“Fixed Asset Obligations” means Fixed Asset Debt and all other Obligations in respect thereof.
“Fixed Asset Representative” means (1) the Collateral Agent, in the case of the Notes and (2) in the case of any other series of Fixed Asset Debt, the trustee, agent or representative of the holders of such series of Fixed Asset Debt who is appointed as a representative of such series of Fixed Asset Debt (for purposes related to the administration of the applicable security documents related thereto) pursuant to the indenture, credit agreement or other agreement governing such series of Fixed Asset Debt.
“Fixed Asset Security Documents” means the First Lien Notes Security Documents and any security agreement or other similar agreement securing (or given with the intent to secure) obligations with respect to any other series of Fixed Asset Debt.
“Foreign Guarantor” means any Guarantor organized outside of the United States or any political subdivision of the United States.
“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America, any state thereof or the District of Columbia thereof and any direct or indirect Restricted Subsidiary of such Restricted Subsidiary.
“Four-Quarter Period” has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”
“FSHCO” shall mean any Domestic Subsidiary that has no material assets other than (i) Equity Interests (or Equity Interests and Indebtedness) in one or more Foreign Subsidiaries of the Issuer that are CFCs or (ii) Equity Interests (or Equity Interests and Indebtedness) in one or more Domestic Subsidiaries of the Issuer that hold no material assets other than the assets described in clause (i) of this definition.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of

Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.
If there occurs a change in generally accepted accounting principles occurring after the Issue Date and such change would cause a change with respect to any term or measure used in this Indenture (an “Accounting Change”), then the Issuer may elect, as evidenced by a written notice of the Issuer to the Trustee, that such term or measure shall be calculated as if such Accounting Change had not occurred.
“Global Note Legend” means the legend substantially in the form set forth in Exhibit C.
“Global Notes” has the meaning set forth in Section 2.16.
“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, through letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. “Guarantee” when used as a verb shall have a corresponding meaning.
“Guarantor” means:
(1)    Holdings;
(2)    each Subsidiary that executes and delivers a Note Guarantee pursuant to Section 4.15; and
(3)    each Subsidiary that otherwise executes and delivers a Note Guarantee (whether required to or opts to become a Guarantor);
in each case, until such time as such Person is released from its Note Guarantee in accordance with the provisions of this Indenture.
“Hedging Agreement” means, with respect to any Person, any:
(1)    currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and
(2)    other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Hedging Obligations” means, with respect to any Person, the Obligations of such Person under any Hedging Agreement.
“Holder” or “Noteholder” means any registered holder, from time to time, of any Notes.
“Holdings” means CS Intermediate HoldCo 1 LLC.
“Immaterial Subsidiary” means any Subsidiary of Holdings (other than the Issuer) that, as of the date of the most recent financial statements required to be delivered pursuant to Section 4.16, does not have assets (together with the assets of all other Immaterial Subsidiaries) in excess of 1.5% of Consolidated Total Assets or annual revenues of Holdings and its consolidated Subsidiaries.
“Incur” means issue, assume, Guarantee, incur, acquire or otherwise become liable (contingently or otherwise) for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.09:
(1)    amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;
(2)    the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and
(3)    the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness;
will not be deemed to be the Incurrence of Indebtedness.
“Indebtedness” of any Person at any date means, without duplication:
(1)    the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or reimbursement obligations in respect of letters of credit or bankers’ acceptances, (c) representing the deferred and unpaid purchase price of any property, except (i) any such balance that constitutes a trade payable, accrued expense or similar obligation to a trade creditor, in each case, Incurred in the ordinary course of business and (ii) any earn-out obligations until such obligations becomes a liability on the balance sheet of such Person in accordance with GAAP, (d) in respect of Capitalized Lease Obligations, (e) representing any Hedging Obligations or (f) under or in respect of Permitted Receivables Financings, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
(2)    to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and
(3)    to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;
provided that Contingent Obligations incurred in the ordinary course of business shall not be deemed to constitute Indebtedness and, for the avoidance of doubt, liabilities and obligations of the Issuer and/or Foreign Subsidiaries under Cash Pooling Arrangements shall not be deemed to constitute Indebtedness so long as they are incurred in the ordinary course of business and consistent with past practice and the proceeds thereof are not used to finance restructuring activities.
“Indenture” means this Indenture as amended, restated or supplemented from time to time.
“Interest Payment Date” means the stated maturity of an installment of interest on the Notes.
“Investment” means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments by a Person in another Person. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and Section 4.10:
(1)    “Investment” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Issuer’s “Investment” in such Subsidiary at the time of such designation less (B) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and
(2)    any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, in each case, with stable outlook, or an equivalent rating by any other Rating Agency.
“Issue Date” means January 27, 2023, the date on which Notes were first issued under this Indenture.
“Issuer Order” means a written request or order signed on behalf of the Issuer by an Officer of the Issuer and delivered to the Trustee.
“Junior Indebtedness” means Indebtedness that is either (i) unsecured or (ii) secured solely by Collateral with a Lien having Junior Lien Priority on the Collateral relative to the Fixed Asset Obligations. For the avoidance of doubt, ABL Debt shall not constitute Junior Indebtedness.
“Junior Lien Priority” means relative to specified Indebtedness, having a junior Lien priority on specified Collateral and either subject to the First Lien and Third Lien Intercreditor Agreement on a basis that is no more favorable than the provisions applicable to the holders of ABL Debt (in the case of Fixed Asset Collateral) or subject to intercreditor agreements providing holders of Indebtedness with Junior Lien Priority at least the same rights and obligations as the holders of ABL Debt (in the case of the Fixed Asset Collateral) have pursuant to the First Lien and Third Lien Intercreditor Agreement as to the specified Collateral.
“Legal Defeasance” has the meaning set forth in Section 9.02.

“Legal Holiday” has the meaning set forth in Section 12.07.
“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease, in and of itself, be deemed to constitute a Lien.
“Limited Guarantee” means a Guarantee by a Person the amount of which is limited in order to comply with applicable requirements of law in the jurisdiction of organization of the applicable Person with respect to the enforceability of such Guarantee.
“Limited Guarantors” means each Guarantor organized in France, or any political subdivision of the forgoing, and each Guarantor organized in any other jurisdiction (excluding the United States and any political subdivision thereof), the Guarantee of which has been limited pursuant to Section 4.15.
“Losses” has the meaning set forth in Section 7.07.
“Make-Whole Premium” means, with respect to a Note at any Make-Whole Redemption Date, an amount equal to the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess, if any, of (x) the present value at such Make-Whole Redemption Date of (A) the redemption price of such Note on January 31, 2025 (such redemption price being set forth in the table appearing in paragraph 5 of the Notes), plus (B) all required remaining interest payments due on such Note through January 31, 2025 (assuming payment of interest in cash and excluding accrued and unpaid interest to such Make-Whole Redemption Date), computed by the Issuer on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Applicable Treasury Rate on such Make-Whole Redemption Date plus 0.50%, over (y) the outstanding principal amount of such Note. The Trustee shall have no duty to calculate or verify any Make-Whole Premium.
“Make-Whole Redemption” has the meaning set forth in paragraph 5 of the Notes.
“Make-Whole Redemption Date” with respect to a redemption at the Make-Whole Premium, means the date such redemption is effectuated.
“Material Real Property” means any parcel of real property owned in fee by the Issuer or any Domestic Guarantor and for which there is a mortgage on such real property in favor of the Collateral Agent and any other parcel of real property (other than a parcel with a Fair Market Value of less than (a) in the case of any such real property located in any state that levies a mortgage recording or similar tax, $15 million and (b) in any other case, $7.5 million) owned in fee by the Issuer or any Domestic Guarantor.
“Maturity Date” when used with respect to any Note, means the date on which the principal amount of such Note becomes due and payable as therein or herein provided.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Mortgage” means, collectively, the deeds of trust, trust deeds and mortgages, in each case, as may be amended from time to time, made by the Issuer or any of the Guarantors in favor or for the benefit of the Collateral Agent on behalf of itself, the Trustee and the Holders (with such changes as may be customary to account for local law matters) in form and substance reasonably satisfactory to the Collateral Agent and the Issuer.
“Net Available Cash” from an Asset Disposition means cash proceeds received by the Issuer or a Restricted Subsidiary therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case, net of:
(1)    all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees (including financial and other advisory fees) and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, and any relocation expenses incurred, relating to or as a result of such Asset Disposition;
(2)    all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, or any costs associated with unwinding any related Hedging Obligations;
(3)    all distributions and other payments required to be made to non-controlling interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and
(4)    appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Issuer or any Restricted Subsidiary after such Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.
“Net Income” means, with respect to any Person, the net income (loss) attributable to such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.
“Non-Guarantor Subsidiary” means any Subsidiary of the Issuer that is not a Guarantor.
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes, pursuant to the provisions of this Indenture.
“Notes” means the 13.50% Cash Pay / PIK Toggle Senior Secured First Lien Notes due 2027 issued by the Issuer pursuant to this Indenture. The Notes issued on the Issue Date (including any increases as a result of a PIK Principal Increase), any PIK Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Notes issued on the Issue Date (including any increases as a result of a PIK Principal Increase), any PIK Notes and any Additional Notes.
“Notes Default” means an “Event of Default” or equivalent term under any Third Lien Notes Documents governing any obligations under the Third Lien Notes Documents.
“Notes Documents” means, collectively, this Indenture, the First Lien and Third Lien Intercreditor Agreement and the security documents related to the foregoing.
“Obligations” means all obligations of every nature from time to time owed to any claimholder or any of their Affiliates, whether for principal, interest, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing, including all post-petition interest accrued or accruing (or which would, absent commencement of an insolvency or liquidation proceeding, accrue) after commencement of an insolvency of liquidation proceeding in accordance with the rate specified in the relevant instrument evidencing Indebtedness whether or not the claim for such post-petition interest is allowed as a claim in such insolvency or liquidation proceeding.
“Offer” has the meaning set forth in Section 4.08.

“Offering Memorandum” means the Offering Memorandum of the Issuer, dated December 19, 2022, relating to the offering of the Notes issued on the Issue Date.
“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Secretary or the Assistant Secretary (or any person serving the equivalent function of any of the foregoing) of a Person (or of any direct or indirect parent, general partner, managing member or sole member of such Person) or any individual designated as an “Officer” for purposes of this Indenture by the Board of Directors of such Person (or the Board of Directors of any direct or indirect parent, general partner, managing member or sole member of such Person) and, with respect to the Foreign Guarantors, any managing board member or attorney authorized to represent such Foreign Guarantor.
“Officer’s Certificate” means a certificate that meets the requirements set forth in this Indenture signed on behalf of the Issuer or any Parent Entity by an Officer of the Issuer or such Parent Entity and delivered to the Trustee or the Collateral Agent, as applicable; provided that, for the avoidance of doubt, the Trustee and/or the Collateral Agent shall be entitled to rely upon any such certificate without liability.
“Original Issue Discount Legend” means the legend substantially in the form set forth in Exhibit D.
“Opinion of Counsel” means a written opinion from legal counsel, who may be an employee of or counsel to the Issuer or any of its Restricted Subsidiaries or Parent Entities, or other counsel who is reasonably acceptable to the Trustee (which opinion may be subject to customary assumptions and exclusions); provided that, for the avoidance of doubt, the Trustee and/or the Collateral Agent shall be entitled to rely upon any such opinion without liability.
“Parent” means Cooper-Standard Holdings Inc.
“Parent Entity” means any Person that, with respect to another Person, owns 50% or more of the total voting power of the Voting Stock of such other Person. Unless the context otherwise requires, any references to Parent Entity refer to a Parent Entity of the Issuer.
“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that ranks pari passu in right of payment with the Notes or the Note Guarantees, as applicable.
“Paying Agent” has the meaning set forth in Section 2.04.
“Payment Default” has the meaning set forth in Section 6.01.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange, including as a deposit for future purchases, of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 4.08.
“Permitted Investment” means an Investment by the Issuer or any Restricted Subsidiary in:
(1)    the Issuer, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided that in the case of any such Investment in a Restricted Subsidiary that is not a Guarantor, the aggregate amount of such Investments shall not exceed $75.0 million at any one time outstanding; provided further that the foregoing proviso shall not apply to any Investment in a Restricted Subsidiary that is not a Guarantor by any other Restricted Subsidiary that is not a Guarantor;
(2)    another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Issuer or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business;
(3)    cash and Cash Equivalents;
(4)    receivables owing to, and recorded as accounts receivable on the balance sheet of, the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;
(5)    payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(6)    loans or advances to employees, directors and officers of the Issuer or any of its Restricted Subsidiaries, in each case, in the ordinary course of business or to fund such Person’s purchase of Capital Stock of the Issuer or any direct or indirect parent company thereof, not in excess of $5.0 million outstanding at any one time in the aggregate;
(7)    Investments received in satisfaction of judgments or in settlements of debt or compromises of obligations incurred in the ordinary course of business;

(8)    the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;
(9)    any Person to the extent such Investment represents the non-cash portion of the consideration received for (A) an Asset Disposition as permitted pursuant to Section 4.08 or (B) a disposition of assets not constituting an Asset Disposition;
(10)    any Person where such Investment was acquired by the Issuer or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
(11)    any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Issuer or any Restricted Subsidiary;
(12)    any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under Section 4.09;
(13)    any Person to the extent such Investment exists on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay in kind securities);
(14)    Investments the payment for which consists of Capital Stock of the Issuer (other than Disqualified Stock) or any direct or indirect parent company of the Issuer, as applicable; provided, however, that such Capital Stock will not increase the amount available for Restricted Payments under the Restricted Payments Basket;
(15)    Investments in a Receivables Subsidiary or an Investment by an Receivables Subsidiary in any other Person as required by or in connection with Permitted Receivables Financing;
(16)    Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business;
(17)    additional Investments by the Issuer or any of its Restricted Subsidiaries (including, but not limited to, joint ventures) having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding, not to exceed $50.0 million (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that no Investments in an Unrestricted Subsidiary shall be made pursuant to this clause (17), other than Investments made in Unrestricted Subsidiaries consisting of the Liveline Technologies business in an amount not to exceed $20.0 million at any time outstanding;
(18)    repurchases of Notes;
(19)    [reserved];
(20)    deposits made, and intercompany current liabilities owed, by the Issuer and/or one or more Foreign Subsidiaries or joint ventures in the ordinary course of business, consistent with past practice, in connection with Cash Pooling Arrangements and Cash Management Obligations of the Issuer and/or such Foreign Subsidiaries; and
(21)    any Investment; provided that (x) no Default has occurred and is continuing or would result from such Investment and (y) on a pro forma basis after giving effect to such Investment, the Total Net Leverage Ratio would be equal to or less than 2.50:1.00.
Notwithstanding the foregoing, in no event shall any of the intellectual property of the Issuer or any of its Restricted Subsidiaries relating to the Fortrex platform be invested in or sold, conveyed, or otherwise transferred to any Unrestricted Subsidiary and no Subsidiary with any of the intellectual property relating to the Fortrex platform may be designated an Unrestricted Subsidiary.
“Permitted Joint Venture” means, with respect to any specified Person, a joint venture in any other Person engaged in a Similar Business in respect of which the Issuer or a Restricted Subsidiary beneficially owns at least 10% of the shares of Equity Interests of such Person.
“Permitted Receivables Financing” means any transaction or series of transactions that may be entered into by the Issuer or any Restricted Subsidiary pursuant to which it may sell, convey, contribute to capital or otherwise transfer (which sale, conveyance, contribution to capital or transfer may include or be supported by the grant of a security interest) accounts receivable or interests therein and all collateral securing such receivables, all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such receivables, any guarantees, indemnities, warranties or other obligations in respect of such receivables, any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to such receivables and any collections or proceeds of any of the foregoing (collectively, the “Receivables Assets”) (i) to a trust, partnership, corporation or other Person (other than any Parent Entity or any of its Restricted Subsidiaries, other than a Restricted Subsidiary formed solely for the purpose of, and that engages only in, Permitted Receivables Financing, a “Receivables Subsidiary”), which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Indebtedness, fractional undivided interests or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such receivables and Receivables Assets or interests in such receivables and Receivables Assets, or (ii) directly to one or more investors or other purchasers (other than any Parent Entity or any of its Restricted Subsidiaries), it being understood that a Permitted Receivables Financing may involve (A) one or more sequential transfers or pledges of the same receivables and Receivables Assets, or interests therein (such as a sale, conveyance or other transfer to an Receivables Subsidiary followed by a pledge of the transferred receivables and Receivables Assets to secure Indebtedness incurred by the Receivables Subsidiary), and all such transfers, pledges and Indebtedness incurrences shall be part of and constitute a single Permitted Receivables Financing, and (B) periodic transfers or pledges of receivables and/or revolving transactions in which new receivables and Receivables Assets, or interests therein, are transferred or pledged upon collection of previously transferred or pledged receivables and Receivables Assets, or interests therein; provided that any such transactions shall provide for recourse to such Restricted Subsidiary (other than any Receivables Subsidiary) or the Issuer only in respect of the cash flows in respect of such receivables and Receivables Assets and to the extent of other customary securitization undertakings (as determined in good faith by the Board of Directors of the appropriate Receivables Subsidiary) in the jurisdiction relevant to such transactions; provided that, for the avoidance of doubt, (1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of any Holdings or any of its Subsidiaries or Receivables Subsidiary is guaranteed by the Issuer or a Guarantor, is recourse to or obligates the Issuer or a Guarantor, or subjects any property or asset of the Issuer or a Guarantor, directly or indirectly (other than with respect to its equity ownership interest in any Subsidiary), contingently or otherwise, to the satisfaction of obligations incurred in such transactions; (2) neither the Issuer or any Guarantor has any obligation to maintain or preserve the financial condition of a Receivables Subsidiary or cause such entity to achieve certain levels of operating results and (3) (x) the aggregate “amount” or “principal amount” (as defined below) of all Permitted Receivables Financings (other than those of one or more Foreign Subsidiaries) shall not exceed $50.0 million at any time outstanding and (y) the aggregate “amount” or “principal amount” of all Permitted Receivables Financings of one or more Foreign Subsidiaries shall not exceed €120.0 million at any time outstanding.

The “amount” or “principal amount” of any Permitted Receivables Financing shall be deemed at any time to be (1) the aggregate principal or stated amount of the Indebtedness, fractional undivided interests (which stated amount may be described as a “net investment” or similar term reflecting the amount invested in such undivided interest) or other securities incurred or issued pursuant to such Permitted Receivables Financing, in each case outstanding at such time, or (2) in the case of any Permitted Receivables Financing in respect of which no such Indebtedness, fractional undivided interests or securities are incurred or issued, the cash purchase price paid by the buyer in connection with its purchase of receivables less the amount of collections received in respect of such receivables and paid to such buyer, excluding any amounts applied to purchase fees or discount or in the nature of interest.
“Permitted Lien” has the meaning set forth in Section 4.13.
“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.
“Physical Notes” means certificated Notes in registered form that are not Global Notes.
“PIK Election” has the meaning set forth in Section 2.20.
“PIK Interest” has the meaning set forth in Section 2.20.
“PIK Notes” has the meaning set forth in Section 2.20.
“PIK Notice” has the meaning set forth in Section 2.20.
“PIK Principal Increase” has the meaning set forth in Section 2.20.
“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other Equity Interests (however designated) of such Person having a preference or priority over other Equity Interests (however designated) of such Person, whether now outstanding or issued after the Issue Date.
“premium” has the meaning set forth in Section 6.02.
“principal” of a Note means the principal of such Note plus the premium, if any, payable on such Note which is due or overdue or is to become due at the relevant time.
“Premises” means owned real properties required to be subject to a mortgage lien that forms a portion of the Collateral (including all after-acquired real property that is not an Excluded Asset).

“Principal Facility” means the land, land improvements, buildings and fixtures (to the extent they constitute real property interests) (including any leasehold interest therein), constituting corporate office, any manufacturing plant or any manufacturing facility and the machinery and equipment located thereon, which are owned, on the Issue Date or thereafter, by the Issuer or a Restricted Subsidiary and which have a net book value at the date as of which the determination is being made of in excess of one percent of the Consolidated Total Assets (including, for purposes of such calculation, the land, land improvements, buildings and such fixtures comprising such office, plant or facilities, as the case may be), other than any such land, land improvements, buildings and fixtures which, in the opinion of the Board of Directors of the Issuer (evidenced by a board resolution), is not of material importance to the business conducted by the Issuer and its Restricted Subsidiaries taken as a whole.
“Private Placement Legend” means the legend substantially in the form set forth in Exhibit B.
“Pro Forma Cost Savings” means, without duplication of amounts added-back to calculate Consolidated EBITDA or otherwise being given pro forma effect, with respect to any period, the reductions in costs and other operating improvements or synergies that have been realized or are reasonably anticipated to be realized in good faith with respect to a pro forma event within twelve months of the date of such pro forma event and that are reasonably identifiable and factually supportable, as if all such reductions in costs and other operating improvements or synergies had been effected as of the beginning of such period, decreased by any recurring incremental expenses incurred or to be incurred during such Four-Quarter Period in order to achieve such reduction in costs; provided, that the aggregate amount of Pro Forma Cost Savings and the aggregate amount of cost savings, operating expense reductions and synergies added pursuant to clause (7) of the definition of “Consolidated EBITDA”, when taken together with clauses (4), (5), (6) and (11) of the definition of “Consolidated EBITDA,” shall not exceed 15.0% of Consolidated EBITDA for such period (for purposes of clause (7), giving pro forma effect to the relevant transaction, other than any cost savings, synergies, operating expense reductions or Pro Forma Cost Savings) determined prior to giving effect to any adjustments pursuant to this definition or clauses (4), (5), (6), (7) and (11) of the definition of “Consolidated EBITDA”.
“Proceeds” means “Proceeds” as defined in the UCC.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.
“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Stock. Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Issuer.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.
“Receivables Assets” has the meaning set forth in the definition of “Permitted Receivables Financing.”
“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Permitted Receivables Financing.
“Receivables Subsidiary” has the meaning set forth in the definition of “Permitted Receivables Financing.”
“Redemption Date” when used with respect to any Note to be redeemed pursuant to paragraph 5 of the Notes means the date fixed for such redemption by or pursuant to the terms of this Indenture and the Notes.
“Redemption Premium” has the meaning set forth in Section 6.02.
“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease, replace, discharge or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.
“Refinancing Indebtedness” has the meaning set forth in Section 4.09(b)(6).
“Registrar” has the meaning set forth in Section 2.04.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” has the meaning set forth in Section 2.16.
“Regulation S Legend” means the legend substantially in the form set forth in Exhibit E.
“Regulation S Notes” has the meaning set forth in Section 2.02.
“Related Business” means any business in which the Issuer or any of the Restricted Subsidiaries was engaged on the Issue Date and any business related, ancillary or complementary to such business.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.
“Required Currency” has the meaning set forth in Section 12.01.
“Responsible Officer” shall mean, when used with respect to the Trustee, any officer in the Corporate Trust Department of the Trustee including any vice president, assistant vice president or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, in each case, having direct responsibility for the administration of this Indenture, and any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Payment” means any of the following:
(1)    the declaration or payment of any dividend or the making of any distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests, including any dividend, payment or distribution payable in connection with any merger or consolidation involving the Issuer other than: (A) dividends, payments or distributions by the Issuer payable solely in Qualified Equity Interests of the Issuer or in options, warrants or other rights to purchase such Equity Interests or (B) dividends, payments or distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a wholly owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend, payment or distribution in accordance with its Equity Interests in such class or series of securities;
(2)    the purchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of the Issuer or Holdings or any other Parent Entity, including in connection with any merger or consolidation, in each case, held by a Person other than the Issuer or a Restricted Subsidiary;

(3)    the making of any voluntary or optional payment on or with respect to, or purchase, redemption, defeasance or other acquisition or retirement for value any Indebtedness of the Issuer or any Guarantor that is unsecured, secured by Liens on the ABL Collateral and the Fixed Asset Collateral that, in each case, are junior to the Liens securing the Notes or contractually subordinated in right of payment to the Notes or to any Note Guarantee, except any such payment on Indebtedness permitted under Section 4.09(b)(2) and any payment of interest when due or principal at the Stated Maturity thereof or the purchase, redemption, repurchase, defeasance, acquisition or retirement for value of any such Indebtedness within 365 days of the Stated Maturity thereof; or
(4)    the making of any Restricted Investment.
“Restricted Payments Basket” has the meaning set forth in Section 4.10.
“Restricted Period” has the meaning set forth in Section 2.17.
“Restricted Physical Note” means a Physical Note bearing the Private Placement Legend.
“Restricted Subsidiary” means any Subsidiary of the Issuer that is not an Unrestricted Subsidiary.
“Reversion Date” has the meaning set forth in Section 4.17.
“Romanian Civil Code” means the Romanian Civil Code as republished in the Official Gazette of Romania No. 505 of 15 July 2011, approved by Law No. 287 of 17 July 2009 regarding the Civil Code and Law No. 71 of 3 June 2011 regarding the application of the Civil Code, as such may be amended from time to time.
“Romanian Insolvency Law no. 85/2014” means the Romanian law no. 85/2014 on the procedures for the prevention of insolvency and for insolvency, as published in the Official Gazette of Romania no. 466 of 25 June 2014, as may be amended from time to time.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 144A Global Note” has the meaning set forth in Section 2.16.
“Rule 144A Notes” has the meaning set forth in Section 2.02.

“S&P” means Standard & Poor’s Ratings Group and any successor to its rating agency business.
“Sale and Leaseback Transaction” means any sale or transfer made by the Issuer or one or more Restricted Subsidiaries (except a sale or transfer made to the Issuer or one or more Restricted Subsidiaries) of any Principal Facility that (in the case of a Principal Facility which is a building or equipment) has been in operation, use or commercial production (exclusive of test and start-up periods) by the Issuer or any Restricted Subsidiary for more than 180 days prior to such sale or transfer, or that (in the case of a Principal Facility that is a parcel of real property not containing a building) has been owned by the Issuer or any Restricted Subsidiary for more than 180 days prior to such sale or transfer, if such sale or transfer is made with the intention of leasing, or as part of an arrangement involving the lease of such Principal Facility to the Issuer or a Restricted Subsidiary (except a lease for a period not exceeding 36 months made with the intention that the use of the leased Principal Facility by the Issuer or such Restricted Subsidiary will be discontinued on or before the expiration of such period); provided, however, that the creation of any Secured Debt permitted under Section 4.13 shall not be deemed to create or be considered a Sale and Leaseback Transaction.
“Secured Debt” means outstanding Indebtedness of the Issuer or a Restricted Subsidiary which is secured by (a) a Lien in any property or asset of the Issuer or any Restricted Subsidiary, or (b) a Lien in any shares of stock owned directly or indirectly by the Issuer in a Restricted Subsidiary. The securing in the foregoing manner of any previously unsecured Indebtedness shall be deemed to be the creation of Secured Debt at the time such security is given. The amount of Secured Debt at any time outstanding shall be the aggregate principal amount then owing thereon by the Issuer and the Restricted Subsidiaries.
“Securities Account” means “Securities Account” as defined in the UCC.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Senior Secured Net Leverage Ratio” means, as of the date of determination, the ratio of (a) the Total Debt of the Issuer and the Restricted Subsidiaries secured by a Lien to (b) Consolidated EBITDA of the Issuer and the Restricted Subsidiaries for the Four-Quarter Period ending immediately prior to such date. In the event that the Issuer or any Restricted Subsidiary incurs, redeems, retires, defeases or extinguishes any Total Debt (other than Indebtedness under a revolving credit facility unless such Indebtedness has been permanently paid and not replaced) subsequent to the commencement of the period for which the Senior Secured Net Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Senior Secured Net Leverage Ratio is made, then the Senior Secured Net Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement, defeasance or extinguishment of Total Debt as if the same had occurred at the beginning of the applicable Four-Quarter Period. Notwithstanding anything to the contrary set forth in the definition of “Consolidated EBITDA” (and all component definitions referenced in such definitions), whenever pro forma effect is to be given to acquisition, disposition or incurrence, redemption, retirement, defeasance or extinguishment of Total Debt, the pro forma calculations shall be determined in good faith by a responsible officer of the Issuer.
“Series” means, (a) with respect to the holders of Fixed Asset Debt, each of (1) the Collateral Agent and the Holders (in their capacities as such), in the case of the Notes and (2) the holders of any other series of Fixed Asset Debt that become party to a pari passu intercreditor agreement and the trustee, agent or representative of the holders of such series of Fixed Asset Debt who is appointed as a representative of such series of Fixed Asset Debt (for purposes related to the administration of the applicable security documents related thereto) pursuant to the indenture, credit agreement or other agreement governing such series of Fixed Asset Debt (in their capacities as such) and (b) with respect to any Fixed Asset Obligations, each of (1) the Obligations in respect of the Notes and (2) the Obligations in respect of other Fixed Asset Debt which are to be represented under a pari passu intercreditor agreement by a common collateral agent (in its capacity as such for such other Fixed Asset Debt).
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.
“Similar Business” means any business conducted or proposed to be conducted by the Issuer or any of its Restricted Subsidiaries on the Issue Date and any business or other activities that are reasonably similar, ancillary, complementary or related thereto, or a reasonable extension, development or expansion thereof.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Subject Property” means any contract, license, lease, agreement, instrument or other document to the extent that such grant of a security interest therein is (1) prohibited by, or constitutes a breach or default under, or results in the termination of, or requires any consent not obtained under, such contract, license, lease, agreement, instrument or other document, or, in the case of any Equity Interests or other securities, any applicable shareholder or similar agreement or (2) otherwise constitutes or results in the abandonment, invalidation or unenforceability of any right, title or interest of the Issuer or any Guarantor under such contract, license, lease, agreement, instrument or other document, except, in each case, to the extent that applicable law or the term in such contract, license, lease, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law or purports to prohibit the granting of a security interest over all or a material portion of assets of the Issuer or any Guarantor; provided, however, that the foregoing exclusions shall not apply to the extent that any such prohibition, default or other term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity; provided, further, that the security interest shall attach immediately to any portion of such Subject Property that does not result in any of the consequences specified above including, without limitation, any proceeds of such Subject Property.
“Subordinated Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary that is expressly subordinated in right of payment to the Notes or the Note Guarantees by the Issuer or such Restricted Subsidiary, as the case may be.
“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes, or a Subsidiary Guarantee of such Person, as the case may be, pursuant to a written agreement to that effect.
“Subsidiary” means a corporation, association, partnership, limited liability company or other entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by a Person or by one or more other Subsidiaries of such Person, or by a Person and one or more other Subsidiaries of such Person. Unless otherwise specified, a Subsidiary refers to a Subsidiary of the Issuer.
“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Issuer’s obligations with respect to the Notes and, to the extent permitted under Section 4.09, the related Additional Notes, if any.
“Subsidiary Guarantor” means, with respect to the Notes, a Guarantor that is a Restricted Subsidiary of the Issuer.
“Successor Company” has the meaning set forth in Section 5.01.
“Suspended Covenants” has the meaning set forth in Section 4.17.
“Suspension Date” has the meaning set forth in Section 4.17.
“Suspension Period” has the meaning set forth in Section 4.17.
“Taxes” has the meaning set forth in Section 2.19.
“Tax Group” has the meaning set forth in Section 4.10.

“Tax Jurisdiction” has the meaning set forth in Section 2.19.
“Third Lien Collateral Agent” means U.S. Bank Trust Company, National Association, as collateral agent under the Third Lien Notes Indenture.
“Third Lien Notes” means the Issuer’s 5.625% Cash Pay/10.625% PIK Toggle Third Lien Notes due 2027 to be issued pursuant to the Third Lien Notes Indenture.
“Third Lien Notes Documents” means, collectively, the Third Lien Notes Indenture, the First Lien and Third Lien Intercreditor Agreement and the security documents related to the foregoing.
“Third Lien Notes Indenture” means the indenture, dated as of the Issue Date, by and among the Issuer, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent.
“Third Lien Notes Security Documents” means the First Lien and Third Lien Intercreditor Agreement, each joinder or amendment to the First Lien and Third Lien Intercreditor Agreement, any other intercreditor agreements, the Third Lien Security Agreement, the Mortgages, and all other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, security deeds, deeds to secure debt, hypothecs, hypothecations, collateral agency agreements, debentures or other instruments or other pledges, grants or transfers for security or agreements related thereto executed and delivered by the Issuer or any Guarantor creating or perfecting (or purporting to create or perfect) a Lien upon Collateral (including, without limitation, financing statements under the UCC) in favor of the Third Lien Collateral Agent on behalf of itself, the trustee and the holders of the Third Lien Notes to secure the Third Lien Notes and the Note Guarantees, in each case, as amended, modified, renewed, restated, supplemented or replaced, in whole or in part, from time to time, in accordance with its terms and the Third Lien Notes Indenture.
“Third Lien Security Agreement” means, collectively, that certain pledge and security agreement dated as of the Issue Date and executed by the Issuer, the Guarantors and the Third Lien Collateral Agent, together with each other security agreement and security agreement supplement executed and delivered pursuant to the Third Lien Security Agreement.
“Third Party Claim” has the meaning set forth in Section 7.07.
“Total Debt” means, at any date of determination, the aggregate principal amount of all outstanding Indebtedness of the Issuer and the Restricted Subsidiaries determined on a consolidated basis, to the extent required to be recorded on a balance sheet in accordance with GAAP, consisting of Indebtedness for borrowed money, Capitalized Lease Obligations and debt obligations evidenced by promissory notes or similar instruments (other than letters of credit to the extent undrawn), minus the aggregate amount of unrestricted cash and Cash Equivalents held by the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal period in an amount not to exceed $150.0 million; provided that, without duplication, cash or Cash Equivalents subject to Cash Pooling Arrangements or in bank accounts of the Issuer and/or Foreign Subsidiaries maintained as part of the Cash Pooling Arrangements shall be calculated net of liabilities for Obligations of the Issuer and/or Foreign Subsidiaries participating in such Cash Pooling Arrangements.
“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.
“Total Net Leverage Ratio” means, as of the date of determination, the ratio of (a) the Total Debt of the Issuer and the Restricted Subsidiaries to (b) Consolidated EBITDA of the Issuer and the Restricted Subsidiaries for the Four-Quarter Period ending immediately prior to such date. In the event that the Issuer or any Restricted Subsidiary incurs, redeems, retires, defeases or extinguishes any Total Debt (other than Indebtedness under a revolving credit facility unless such Indebtedness has been permanently paid and not replaced) subsequent to the commencement of the period for which the Total Net Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Total Net Leverage Ratio is made, then the Total Net Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement, defeasance or extinguishment of Total Debt as if the same had occurred at the beginning of the applicable Four-Quarter Period. Notwithstanding anything to the contrary set forth in the definition of “Consolidated EBITDA” (and all component definitions referenced in such definitions), whenever pro forma effect is to be given to acquisition, disposition or incurrence, redemption, retirement, defeasance or extinguishment of Total Debt, the pro forma calculations shall be determined in good faith by a responsible officer of the Issuer.
“Transfer” means to sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by any Sale and Leaseback Transaction, consolidation, merger, liquidation, dissolution or otherwise, in one transaction or a series of transactions.
“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including Deposit Accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.
“U.S. Borrowing Base” means, on any date of determination, an amount equal to the “U.S. Borrowing Base” (as defined in the ABL Credit Facility, as in effect on the date hereof).

“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.
“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.
“U.S. Government Obligations” means marketable direct obligations issued by, or unconditionally guaranteed as to full and timely payment by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America that, in each case, mature within one year from the date of acquisition thereof and are not callable or redeemable at the option of the issuer thereof.
“U.S. Person” means a “U.S. person” as defined in Rule 902(k) under the Securities Act.
“UCC” means the Uniform Commercial Code (or any successor statute) as in effect from time to time in the relevant jurisdiction.
“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture, bearing the Global Note Legend and that has the “Schedule of Exchanges of Interests in Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depository, representing the Notes that do not bear the Private Placement Legend.
“Unrestricted Notes” means Unrestricted Global Notes and Unrestricted Physical Notes.
“Unrestricted Physical Note” means a Physical Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Subsidiary” means:
(1)    any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and
(2)    any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.10. Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.
Any designation of a Subsidiary as an Unrestricted Subsidiary will be deemed to be a designation of each of such entity’s Subsidiaries as Unrestricted Subsidiaries. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary shall be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.10 or under one or more of the clauses of the definition of “Permitted Investment,” as determined by the Issuer. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets this definition of an “Unrestricted Subsidiary.”
The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Issuer could Incur $1.00 of additional Indebtedness under Section 4.09(a) and (B) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.
“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have power to vote in the election of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.
Section 1.02    [Reserved].
Section 1.03    Rules of Construction.
Unless the context otherwise requires:
(1)    a term has the meaning assigned to it herein, whether defined expressly or by reference;
(2)    “or” is not exclusive;
(3)    words in the singular include the plural, and in the plural include the singular;
(4)    words used herein implying any gender shall apply to both genders;
(5)    “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;
(6)    unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;
(7)    “$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;
(8)    “will” shall be interpreted to express a command;
(9)    “including” means including without limitation; and
(10)    so long as a Parent Entity of the Issuer does not hold any material assets other than, directly or indirectly, the Equity Interests of the Issuer (as determined in good faith by the Board of Directors or senior management of such Parent Entity), any calculations or measure that is determined with reference to the Issuer’s financial statements including, without limitation, Consolidated EBITDA, Consolidated Interest Expense, Consolidated Net Income, Senior Secured Net

Leverage Ratio, Total Net Leverage Ratio, Consolidated Fixed Charge Coverage Ratio, Consolidated Fixed Charges, Permitted Receivables Financing, Consolidated Total Assets and the Restricted Payments Basket may be determined with reference to such Parent Entity’s financial statements instead.
ARTICLE II.

THE SECURITIES
Section 2.01    Amount of Notes.
The Trustee shall initially authenticate $580,000,000 aggregate principal amount of Notes for original issue on the Issue Date upon an Issuer Order, together with an Officer’s Certificate; provided that an Opinion of Counsel shall not be required in connection with such issuance, authentication and delivery of the Notes on the Issue Date. Subject to Sections 4.09, 4.13 and 8.02(c), the Trustee shall authenticate additional Notes (“Additional Notes”) thereafter for original issue upon an Issuer Order (an “Authentication Order”) in aggregate principal amount as specified in such Authentication Order, not to exceed $25,000,000 in the aggregate. The Trustee shall also authenticate (i) replacement Notes as provided in Section 2.08, (ii) temporary Notes as provided in Section 2.11, (iii) Notes issued in connection with certain transfers and exchanges as provided in Sections 2.07, 2.16 and 2.17, (iv) PIK Notes or PIK Principal Increases as provided in Section 2.20, (v) Notes issued in connection with a partial redemption of the Notes as provided in Section 3.06 or a partial repurchase of a Note as provided in Sections 4.07 and 4.08 and (vi) Notes exchanged as provided in Section 8.05, in each case, upon an Authentication Order in aggregate principal amount as specified in such order. Each such written order shall specify the principal amount of Notes to be authenticated and the date on which the Notes are to be authenticated. Unless the context requires otherwise, references to “Notes” for all purposes of this Indenture include any PIK Notes and any Additional Notes that are actually issued.
Section 2.02    Form and Dating; Legends.
The Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, each of which is incorporated in and forms a part of this Indenture. Each Note shall be dated the date of its authentication.
The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A (“Rule 144A Notes”), Notes offered and sold to Non-U.S. Persons in offshore transactions in reliance on Regulation S (“Regulation S Notes”) and all other Restricted Global Notes shall bear the Private Placement Legend. All Global Notes shall bear the Global Note Legend. Regulation S

Notes shall bear the Regulation S Legend. Notes issued with original issue discount shall bear the Original Issue Discount Legend.
The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby. If there is a conflict between the terms of the Notes and this Indenture, the terms of this Indenture shall govern.
The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.
Section 2.03    Execution and Authentication.
The Notes shall be executed on behalf of the Issuer by one Officer of the Issuer. The signature of such Officer on the Notes may be manual, facsimile or electronic (including “.pdf”).
If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual, facsimile or electronic (including “.pdf”) signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.
Notes shall be initially issuable only in registered form without coupons in denominations of $1,450 and any integral multiple of $1,450 in excess thereof. PIK Interest on the Notes, if elected to be paid in accordance with Section 2.20, will be made in registered form without coupons in denominations of $1.00 and integral multiples of $1.00 in excess thereof and thereafter, the Notes shall be issuable only in registered form without coupons in denominations of $1.00 and integral multiples of $1.00 in excess thereof.
Section 2.04    Registrar and Paying Agent.
The Issuer shall maintain (a) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), (b) an office or agency in the Borough of Manhattan, The City of New York, the State of New York or in the city in the United States in which the Trustee’s Corporate Trust Office is located, where Notes may be presented for payment (the “Paying Agent”) and (c) an office or agency where notices and demands to or upon the Issuer, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Registrar shall provide a copy of such register from time to time upon request of the Issuer. The Issuer may appoint one or more co-registrars and one or more additional Paying Agents. The term “Registrar” includes any co-registrars. The term “Paying Agents” means the Paying Agent and any additional Paying Agents. The Issuer may change any Paying Agent or Registrar without notice. The Issuer or any Restricted Subsidiaries may act as Registrar or a Paying Agent.
The Issuer shall enter into an appropriate agency agreement with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or any required co-registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.
The Issuer initially appoints the Trustee as Registrar, Paying Agent and Depository Custodian.
The Issuer initially appoints The Depository Trust Company to act as Depository with respect to the Global Notes. The Issuer may change the Depository at any time without notice to any Holder, but the Issuer will notify the Trustee of the name and address of any new Depository.
The Issuer shall be responsible for making calculations called for under the Notes, including but not limited to determination of redemption price, premium, if any, and any Additional Amounts or other amounts payable on the Notes. The Issuer will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Issuer will provide a schedule of its calculations to the Trustee when reasonably requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Issuer’s calculations without independent verification. The Trustee shall forward the Issuer’s calculations referred to above in this paragraph to any Holder upon the written request of such Holder.
Section 2.05    Paying Agent To Hold Money in Trust.
The Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Issuer, one or more of the Guarantors or any other obligor on the Notes), and the Issuer and the Paying Agent shall notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making any such payment. Money held in trust by a Paying Agent need not be segregated except as required by law and in no event shall a Paying Agent be liable for any interest on any money received by it hereunder. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to a Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, such Paying Agent shall have no further liability for the money delivered to the Trustee.
Section 2.06    Noteholder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders.
Section 2.07    Transfer and Exchange.
Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall issue and execute and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate new Notes (and the Guarantors shall execute the Guarantees thereon) evidencing such transfer or exchange at the Registrar’s request. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Issuer or the Trustee may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any transfer or exchange pursuant to Section 2.11, 3.06, 4.07, 4.08 or 8.05 (in which events the Issuer shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part.
Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.
Section 2.08    Replacement Notes.
If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate a replacement Note (and the Guarantors shall execute the Guarantees thereon) if the Holder of such Note furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Issuer, an indemnity bond shall be posted, sufficient in the judgment of all to protect the Issuer, the Guarantors, the Trustee, the Registrar and any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuer may charge such Holder for the Issuer’s reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Issuer for the Trustee’s reasonable out-of-pocket expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Note and may require the payment of a sum sufficient to cover any tax, assessment, fee or other charge that may be imposed in relation thereto and any other expenses (including the reasonable out-of-pocket fees and expenses of the Trustee) connected therewith. Every replacement Note shall constitute a contractual obligation of the Issuer. The provisions of this Section 2.08 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of lost, destroyed, mutilated or wrongfully taken Notes.

Section 2.09    Outstanding Notes.
The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by or on behalf of the Trustee, (b) those accepted by the Trustee for cancellation, (c) those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, (d) to the extent set forth in Sections 9.01, 9.02 and 9.03, on or after the date on which the conditions set forth in Section 9.01, 9.02 or 9.03 have been satisfied, those Notes theretofore authenticated by the Trustee hereunder and (e) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note.
If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to the Trustee and the Issuer that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.
If a Paying Agent holds, in its capacity as such, on any Maturity Date, Redemption Date or purchase date, U.S. Dollars sufficient to pay all accrued and unpaid interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall cease to be outstanding and interest on them shall cease to accrue.
Section 2.10    Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or any other Affiliate of the Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has actually received an Officer’s Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Issuer, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.
Section 2.11    Temporary Notes.
Until definitive Notes are prepared and ready for delivery, the Issuer may prepare and, upon receipt of an Authentication Order in accordance with Section 2.01, the

Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.
Section 2.12    Cancellation.
The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes in its customary manner. The Issuer may not reissue or resell or issue new Notes to replace Notes that the Issuer has redeemed or paid, or that have been delivered to the Trustee for cancellation.
Section 2.13    Defaulted Interest.
If the Issuer defaults on a payment of interest on the Notes, the Issuer shall pay the defaulted interest then borne by the Notes plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders thereof on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. If such default continues for thirty (30) days, the Issuer shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 10 days before such special record date, the Issuer (or upon the written request of the Issuer, the Trustee, in the name and at the expense of the Issuer) shall mail to each affected Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee. If the Issuer elects for the Trustee to send such notice to the Holders then the Issuer shall provide such notice to the Trustee at least five (5) days (or such shorter time as may be agreed by the Trustee in its discretion) before such notice is required to be mailed to the Holders.
Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(1) shall be paid to Holders as of the record date for the Interest Payment Date for which interest has not been paid.

Section 2.14    CUSIP and ISIN Numbers.
The Issuer in issuing the Notes may use “CUSIP” and “ISIN” numbers, and if so used, such CUSIP and ISIN numbers shall be included in notices as a convenience to Holders; provided that the Trustee shall have no liability for any defect in the CUSIP numbers as they appear on any Notes, notice or elsewhere and that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers printed in the notice or on the Notes, that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such CUSIP or ISIN numbers. The Issuer shall promptly notify the Trustee, in writing, of any such CUSIP or ISIN number used by the Issuer in connection with the issuance of the Notes and of any change in any such CUSIP or ISIN number. In the case of any Additional Notes that are not fungible with the Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP number and ISIN number from the Notes.
Section 2.15    Deposit of Moneys.
Prior to noon, New York City time, on each Interest Payment Date and Maturity Date, the Issuer shall have deposited with the Paying Agent in immediately available funds U.S. Dollars sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits such Paying Agents to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person, by wire transfer or by mail, at the office of the Paying Agent. Final payment of principal on the Maturity Date will only be made by the Trustee upon surrender of the related Note to the Trustee at its Corporate Trust Office.
Section 2.16    Book-Entry Provisions for Global Notes.
(a)    Rule 144A Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Rule 144A Global Note”). Regulation S Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Regulation S Global Note”). The term “Global Notes” means the Rule 144A Global Note and the Regulation S Global Note. The Global Notes shall bear the Global Note Legend. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case, for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Private Placement Legend.

Members of, or direct or indirect participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or under the Global Notes. The Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note. None of the Issuer, the Trustee, the Paying Agent nor the Registrar shall have any responsibility or liability for any acts or omissions of the Depository with respect to such Global Note, for the records of the Depository, including records in respect of the beneficial owners of any such Global Note, for any transactions between the Depository and any Agent Member or between or among the Depository, any such Agent Member and/or any Holder or beneficial owner of such Global Note, or for any transfers of beneficial interests in any such Global Note.
(b)    Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes (i) if requested by a holder of such interests upon receipt by the Trustee of written instructions from the Depository or its nominee on behalf of any beneficial owner and in accordance with the rules and procedures of the Depository and provisions of this Section 2.16 or (ii) if the Depository notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note and the Issuer thereupon fail to appoint a successor depository within 120 days or (iii) if the Depository has ceased to be a clearing agency registered under the Exchange Act or (iv) if there shall have occurred and be continuing an Event of Default with respect to such Global Note and the Depository has requested such exchange. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.
(c)    In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (b) of this Section 2.16, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

(d)    Any Restricted Physical Note delivered in exchange for an interest in a Global Note pursuant to Section 2.17 shall, except as otherwise provided in Section 2.17, bear the Private Placement Legend.
(e)    The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
Section 2.17    Transfer and Exchange of Notes.
(a)    Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.16(b). Global Notes will not be exchanged by the Issuer for Physical Notes except under the circumstances described in Section in Section 2.16(b). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.17(b) or 2.17(f).
(b)    Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(i)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the 40th day after the later of the commencement of the offering of the Notes represented by a Regulation S Global Note and the issue date of such Notes (such period through and including such 40th day, the “Restricted Period”), transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.17(b)(i).

(ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.17(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.17(f).
(iii)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in a Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.17(b)(ii) above and the Registrar receives the following:
(A)    if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit F, including the certifications in item (1) thereof; and
(B)    if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit F, including the certifications in item (2) thereof.
(iv)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in a Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.17(b)(ii) above and the Registrar receives the following:
(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit G, including the certifications in item (1)(a) thereof; or

(B)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit F, including the certifications in item (4) thereof, and, in each such case, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).
(v)    Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)    Transfer and Exchange of Beneficial Interests in Global Notes for Physical Notes. A beneficial interest in a Global Note may not be exchanged for a Physical Note except under the circumstances described in Section 2.16(b). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Physical Note except under the circumstances described in Section 2.16(b).
(d)    Transfer and Exchange of Physical Notes for Beneficial Interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii) or (ii) below, as applicable:
(i)    Restricted Physical Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)    if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit G, including the certifications in item (2)(a) thereof;

(B)    if such Restricted Physical Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit F, including the certifications in item (1) thereof;
(C)    if such Restricted Physical Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit F, including the certifications in item (2) thereof;
(D)    if such Restricted Physical Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit F, including the certifications in item (3)(a) thereof;
(E)    [Reserved]; or
(F)    if such Restricted Physical Note is being transferred to the Issuer or a Subsidiary thereof, a certificate to the effect set forth in Exhibit F, including the certifications in item (3)(b) thereof;
the Trustee shall cancel the Restricted Physical Note, and increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Note.
(ii)    Restricted Physical Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Physical Note may exchange such Restricted Physical Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
(A)    if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit G, including the certifications in item (1)(b) thereof; or
(B)    if the Holder of such Restricted Physical Notes proposes to transfer such Restricted Physical Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit F, including the certifications in item (4) thereof, and, in each such case, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the

Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Restricted Physical Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Restricted Physical Notes transferred or exchanged pursuant to this subparagraph (ii).
(iii)    Unrestricted Physical Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Physical Note may exchange such Unrestricted Physical Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Physical Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Physical Notes transferred or exchanged pursuant to this subparagraph (iii).
(iv)    Unrestricted Physical Notes to Beneficial Interests in Restricted Global Notes. An Unrestricted Physical Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(e)    Transfer and Exchange of Physical Notes for Physical Notes. Upon request by a Holder of Physical Notes and such Holder’s compliance with the provisions of this Section 2.17(e), the Registrar shall register the transfer or exchange of Physical Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Physical Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.17(e).

(i)    Restricted Physical Notes to Restricted Physical Notes. A Restricted Physical Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Restricted Physical Note if the Registrar receives the following:
(A)    if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit F, including the certifications in item (1) thereof;
(B)    if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit F, including the certifications in item (2) thereof;
(C)    if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit F, including the certifications in item (3)(a) thereof;
(D)    [Reserved]; and
(E)    if such transfer will be made to the Issuer or a Subsidiary thereof, a certificate to the effect set forth in Exhibit F, including the certifications in item (3)(b) thereof.
(ii)    Restricted Physical Notes to Unrestricted Physical Notes. Any Restricted Physical Note may be exchanged by the Holder thereof for an Unrestricted Physical Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Physical Note if the Registrar receives the following:
(1)    if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for an Unrestricted Physical Note, a certificate from such Holder in the form of Exhibit G, including the certifications in item (1)(c) thereof; or
(2)    if the Holder of such Restricted Physical Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Physical Note, a certificate from such Holder in the form of Exhibit F, including the certifications in item (4) thereof, and, in each such case, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)    Unrestricted Physical Notes to Unrestricted Physical Notes. A Holder of an Unrestricted Physical Note may transfer such Unrestricted Physical Notes to a Person who takes delivery thereof in the form of an Unrestricted Physical Note at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Physical Notes pursuant to the instructions from the Holder thereof.
(iv)    Unrestricted Physical Notes to Restricted Physical Notes. An Unrestricted Physical Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Restricted Physical Note.
(f)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Physical Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.
(g)    Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officer’s Certificate from the Issuer to such effect.
(h)    General. All Global Notes and Physical Notes issued upon any registration of transfer or exchange of Global Notes or Physical Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Physical Notes surrendered upon such registration of transfer or exchange.
The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The

Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.
None of the Issuer, the Trustee, Paying Agent nor any Agent of the Issuer shall have any responsibility or liability in any respect of the records relating to or payment made on account of beneficial interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Section 2.18    Computation of Interest.
Interest on the Notes shall be computed on the basis of a 360-day year, comprising twelve 30-day months and, in the case of an incomplete month, the number of actual days elapsed.
Section 2.19    Additional Amounts.
    All payments made by or on behalf of any of the Guarantors under or with respect to the Notes and the Note Guarantees will be made free and clear of and without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied (including any penalties and interest related thereto) (“Taxes”) unless the withholding or deduction of such Taxes is then required by law or by the official interpretation or administration thereof. If, with respect to a Guarantor, any withholding or deduction for, or on account of, any Taxes imposed or levied by or on behalf of (i) any jurisdiction (other than the United States) in which such Guarantor is then incorporated, organized, engaged in business or resident for tax purposes, or any political subdivision or governmental authority thereof or therein having power to tax or (ii) any jurisdiction (other than the United States) from or through which payment is made by or on behalf of such Guarantor (each, a “Tax Jurisdiction”), will at any time be required to be made from any payments made by or on behalf of such Guarantor with respect to the Notes or its Note Guarantee, including, without limitation, payments of principal, redemption price, purchase price, interest or premium, such Guarantor will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each Holder (including payments of

Additional Amounts) after such withholding or deduction will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:
(1)    any Taxes that would not have been imposed but for the Holder or beneficial owner of the Notes being a citizen, resident or national of, incorporated in or carrying on a business in the relevant Tax Jurisdiction in which such Taxes are imposed, or having any other present or former connection with the relevant Tax Jurisdiction in which such Taxes are imposed other than by the mere acquisition or holding of any Note or the enforcement or receipt of payment under or in respect of any Note or any Note Guarantee;
(2)    any Taxes imposed or withheld as a result of the failure of the Holder or beneficial owner of the Notes to comply with any written request, made to the Holder or beneficial owner in writing at least 90 days before any such withholding or deduction would be made, by the Issuer or any of the Guarantors to provide timely or accurate information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any valid or timely declaration or similar claim or satisfy any certification information or other reporting requirements (to the extent such Holder or beneficial owner is legally eligible to do so), which is required or imposed by a statute, treaty, regulation or administrative practice of the relevant Tax Jurisdiction as a precondition to exemption from all or part of such Taxes;
(3)    any Taxes that are imposed or withheld as a result of the presentation of any Note for payment (where Notes are in the form of definitive notes and presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period);
(4)    any estate, inheritance, gift, sales, use, transfer, personal property or similar Taxes;
(5)    any Taxes which are payable otherwise than by deduction or withholding from payments made under or with respect to any Note Guarantee;
(6)    any Taxes that were imposed with respect to any payment under or with respect to the Notes and the Note Guarantees to any Holder of a Note who is a fiduciary or partnership or Person other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary or a partner of such partnership or a beneficial owner would be required to include such payment in its income under the laws of the relevant Tax Jurisdiction and would not have been entitled to receive payment of the Additional Amounts had the beneficiary, settlor, partner or beneficial owner been the Holder of such Note;
(7)    any Taxes that are imposed or withheld pursuant to Sections 1471 through 1474 of the Code, as of the Issue Date (or any amended or successor version of such sections that is substantively comparable and not materially more onerous to comply with), any regulations promulgated thereunder, any official interpretations thereof, any intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any law or regulation adopted pursuant to any such intergovernmental agreement, or any agreements entered into pursuant to Section 1471(b)(1) of the Code; or
(8)     any combination of items (1) through (7) above.
In addition to the foregoing, the Foreign Guarantors will, jointly and severally, pay and indemnify the Holders for any present or future stamp, issue, registration, transfer, court or documentary taxes, or any other excise, property or similar taxes levied by any Tax Jurisdiction on or in connection with the execution, delivery, registration or enforcement of the Note Guarantees provided by the Foreign Guarantors or with respect to any payment to a Holder of Notes thereunder (limited, solely in the case of taxes attributable to the receipt of any payments with respect thereto, to any such taxes that are not excluded under clauses (1) through (4) and (6) through (7) or any combination thereof).
If the Issuer or any Guarantor becomes aware that any Guarantor will be obligated to pay Additional Amounts with respect to any payment under or with respect to any Note Guarantee, the Issuer or the relevant Guarantor, as the case may be, will deliver to the Trustee on a date at least 30 days prior to the date of payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer or the relevant Guarantor shall notify the Trustee promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificate must also set forth any other information reasonably necessary to enable the Paying Agent to pay Additional Amounts on the relevant payment date. The Trustee shall be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary. The Issuer or the relevant Guarantor will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts.
The relevant Guarantor will make all deductions and withholding of Taxes required by law and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The relevant Guarantor will use its reasonable efforts to obtain Tax receipts from each relevant Tax authority evidencing the payment of any Taxes so deducted or withheld. Upon written request, the relevant Guarantor will furnish to the Holders, within 60 days after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Guarantor, or if, notwithstanding such Guarantor’s efforts to obtain receipts, receipts are not obtained, other evidence of payments by such Guarantor.
Whenever this Indenture mentions the payment of amounts based on the principal amount, interest or any other amount payable under, or with respect to, any Note Guarantee, such mention shall be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
The above obligations will survive any termination, defeasance or discharge of this Indenture, any transfer by a Holder or beneficial owner of its Notes, and will apply, mutatis mutandis, to any jurisdiction in which any successor Person to any Guarantor is then incorporated, organized, engaged in business or resident for tax purposes, or any political subdivision or governmental authority thereof or therein having power to tax or any jurisdiction from or through which payment is made by or on behalf of any Guarantor.
Section 2.20    Issuance of PIK Interest
Interest on the Notes will be payable in cash (the “Cash Interest”); provided, however, that for the first four (4) interest periods after the Issue Date, the Issuer will have the option, in its sole discretion (a “PIK Election”), to pay such interest on the Notes, in an amount up to 4.50% per annum as specified by the Issuer for each interest period (the “PIK Interest”), by increasing the principal amount of the outstanding Notes in a principal amount equal to the PIK Interest (rounded up to the nearest $1.00) (the “PIK Principal Increase”) or if, and in the limited circumstances where, the Notes are no longer held in global form, by issuing additional Notes under this Indenture in a principal amount equal to the PIK Interest (rounded up to the nearest $1.00), having the same terms and conditions as the Notes (the “PIK Notes”). For any interest period for which the Issuer makes a PIK Election, the Issuer will pay a combination of (x) PIK Interest for such period and (y) Cash Interest at a rate equal to 13.50% per annum, minus the PIK Interest for such period. For all interest payment periods after the first four (4) interest payment periods after the Issue Date, interest will be payable solely in cash.
In the event that the Issuer determines to make a PIK Election for any applicable interest period, then, the Issuer shall deliver a written notice (a “PIK Notice”) to the Trustee (x) if for the first interest period after the Issue Date, prior to the fifth Business Day immediately prior to the Interest Payment Date for such interest period or (y) if for any subsequent interest period, prior to the first day of the respective interest payment period, which notice shall state the total amount of interest to be paid on the Interest Payment Date in respect of such interest period, the amount of such interest to be paid as PIK Interest and the amount of Cash Interest. The Trustee, on behalf of the Issuer, shall deliver a corresponding notice prepared by and provided by the Issuer to the Holders. For the avoidance of doubt, interest on the Notes in respect of any interest period for which a PIK Notice is not delivered in accordance with this Section 2.20 must be paid entirely in cash.
Any PIK Interest on the Notes, if elected to be paid, will be payable (x) with respect to the Notes represented by one or more Global Notes registered in the name of, or held by, DTC or its nominee on the relevant record date, by increasing the principal amount of the outstanding Global Notes by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar) and (y) with respect to Notes represented by Physical Notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar), and the Trustee will, at the request of the Issuer, authenticate and deliver such new PIK Notes in certificated form for original issuance to the Holders on the relevant record date, as shown by the records of the register of Holders. Following an increase in the principal amount of the outstanding Global Notes as a result of a PIK Principal Increase, the Global Notes will bear interest on such increased principal amount from and after the date of such payment. Any PIK Notes issued in certificated form will be distributed to Holders, will be dated as of the applicable Interest Payment Date and will bear interest from and after such date. All PIK Notes issued will mature on the Maturity Date and will be governed by, and subject to the terms, provisions and conditions of, this Indenture and shall have the same rights and benefits as the Notes issued on the Issue Date. Any certificated PIK Notes will be issued with the description “PIK” on the face of such PIK Notes and references to the “principal amount” of the Notes shall include any increase in the principal amount of the outstanding Notes as a result of any PIK Interest. If the Issuer pays a portion of the interest on the Notes as Cash Interest and a portion as PIK Interest as detailed in the PIK Notice, such Cash Interest and PIK Interest shall be paid to Holders pro rata in accordance with their interests.
ARTICLE III.

REDEMPTION
Section 3.01    Election To Redeem; Notices to Trustee.
If the Issuer elects to redeem Notes pursuant to paragraph 5 of the Notes, at least 2 Business Days (or such shorter time period as the Trustee may agree) before notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 3.03 but not more than 65 days before the Redemption Date (except as set forth in the last paragraph of Section 3.03), the Issuer shall furnish to the Trustee an Officer’s Certificate setting forth (a) the paragraph or subparagraph of such Note pursuant to which the redemption shall occur, (b) the principal amount of Notes to be redeemed, (c) the Redemption Date and (d) the redemption price(s) (or manner of calculation if not then known); provided that no Opinion of Counsel pursuant to Section 12.04 or otherwise shall be required in connection with the delivery of such notice of redemption or redemption.

Section 3.02    Selection by Trustee of Notes To Be Redeemed or Purchased.
If less than all of the Notes are to be redeemed or purchased at any time, selection of such Notes for redemption or purchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes to be redeemed or purchased are listed or, if the Notes are not so listed, on a pro rata basis (or, in the case of Global Notes, the Notes will be selected for redemption or purchase based on the Depository’s applicable procedures). Such Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the Redemption Date or the purchase date from the outstanding Notes not previously called for redemption or purchase.
The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. If no PIK Interest has been paid pursuant to Section 2.20, Notes and portions of Notes selected shall be in amounts of $1,450 or whole multiples of $1,450 in excess thereof; provided that no Notes with a principal amount of $1,450 or less shall be redeemed or purchased in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes of such series held by such Holder, even if not a multiple of $1,450, shall be redeemed or purchased. If PIK Interest has been paid pursuant to Section 2.20, Notes and portions of Notes selected shall be in amounts of $1.00 or whole multiples of $1.00 in excess thereof. For all purposes of this Indenture unless the context otherwise requires and except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
If any Note is to be redeemed or purchased in part only, the notice of redemption or offer to purchase that relates to such Note shall state the portion of the principal amount thereof to be redeemed or purchased. With respect to Physical Notes, a new Physical Note in principal amount equal to the unredeemed or unpurchased portion of the original Physical Note will be issued in the name of the Holder thereof upon cancellation of the original Note; provided that any new Notes will be only issued in denominations of $1,450 and any integral multiple of $1,450 in excess thereof or, if PIK Interest has been paid pursuant to Section 2.20, any new Notes will be only issued in denominations of $1.00 or an integral multiple of $1.00 in excess thereof. On and after the Redemption Date or purchase date, interest will cease to accrue on such Notes or portions thereof called for redemption or purchase. Redemption or purchase price shall only be paid upon presentation and surrender of any such Notes to be redeemed or purchased.
Section 3.03    Notice of Redemption.
At least 10 days but, except as set forth in the last paragraph of this Section 3.03, no more than 60 days, before a Redemption Date or purchase date, the Issuer shall send,

or cause to be sent, a notice of redemption electronically or by first-class mail to each Holder to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.06 or otherwise in accordance with the procedures of the Depository, except that redemption notices may be delivered or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article IX. Notices of redemption may be conditional.
The notice shall identify the Notes to be redeemed (including the CUSIP and/or ISIN numbers thereof) and shall state:
(1)    the Redemption Date;
(2)    the redemption price and the amount of premium (or manner of calculation if not then known), if any, and accrued and unpaid interest to be paid;
(3)    if any Note is being redeemed or purchased in part, the portion of the principal amount of such Note to be redeemed or purchased and that, with respect to Physical Notes, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed or unpurchased portion of the original Note representing the same indebtedness to the extent not redeemed or repurchased will be issued in the name of the Holder of such Notes upon cancellation of the original Note; provided that the new Notes will initially be only issued in denominations of $1,450 and any integral multiple of $1,450 in excess thereof or, if PIK Interest has been paid pursuant to Section 2.20, the new Notes will be only issued in denominations of $1.00 and any integral multiple of $1.00 in excess thereof;
(4)    the name and address of the Paying Agent;
(5)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(6)    that unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;
(7)    that paragraph or subparagraph of the Notes pursuant to which the Notes called for redemption are being redeemed;
(8)    the aggregate principal amount of Notes that are being redeemed;

(9)    any condition to such redemption; and
(10)    that no representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers printed in the notice or on the Notes.
A notice of redemption need not set forth the exact redemption price but only the manner of calculation thereof.
At the Issuer’s written request made at least 2 Business Days prior to the date on which notice is to be given (unless a shorter notice shall be agreed to by the Trustee), together with the notice of redemption to be given, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s sole expense.
Notice of any redemption of, or any offer to purchase, the Notes may, at the Issuer’s discretion, be given subject to one or more conditions precedent. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the Redemption Date or the purchase date may be delayed until such time (including more than 60 days after the date the notice of redemption or offer to purchase was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date or the purchase date or by the Redemption Date or the purchase date as so delayed, or such notice or offer may be rescinded at any time in the Issuer’s discretion if the Issuer reasonably believes that any or all of such conditions will not be satisfied. In addition, the Issuer may provide in such notice that payment of the redemption or purchase price and performance of the Issuer’s obligations with respect to such redemption or offer to purchase may be performed by another Person.
Section 3.04    Effect of Notice of Redemption or Purchase.
Once a notice of redemption described in Section 3.03 is sent (including electronically) and subject to the proviso to this sentence, Notes called for redemption or purchase become due and payable on the Redemption Date or purchase date, as applicable, and at the redemption price or purchase price, as applicable, including any premium, plus interest accrued and unpaid to, but excluding, the Redemption Date or purchase date; provided, however, that any redemption or purchase and notice or offer thereof pursuant to this Indenture may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent described in such notice and in which case if and/or to the extent such condition(s) precedent is/are not satisfied the Issuer shall have no obligation to redeem or purchase Notes on such Redemption Date or purchase date. The notice, if sent in a manner herein provided (including electronically), shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption or purchase in whole or in part shall not affect the validity of the proceedings for the redemption or purchase of any other Note or portions thereof. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price or the purchase price, as the case may be, including any premium, plus interest accrued and unpaid to, but excluding, the Redemption Date or purchase date and such Notes shall be cancelled by the Trustee; provided that if the Redemption Date or purchase date is after a regular record date and on or prior to the relevant Interest Payment Date, the accrued and unpaid interest shall be payable to the Holder registered on the relevant record date; and provided, further, that if a Redemption Date or purchase date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date or purchase date to such succeeding Business Day. Subject to Section 3.05, on and after the Redemption Date or purchase date, as the case may be, interest shall cease to accrue on Notes or portions thereof called for redemption or purchase.
Section 3.05    Deposit of Redemption or Purchase Price.
On or prior to 1:00 p.m., New York City time (or such later time as the Trustee may agree), on each Redemption Date or purchase date, the Issuer shall deposit with the Paying Agent U.S. Dollars sufficient to pay the redemption price or purchase price of, including premium, if any, and accrued and unpaid interest, if any, on any and all Notes to be redeemed or purchased on that date (other than Notes or portions thereof called for redemption or purchase on that date which have been delivered by the Issuer to the Trustee for cancellation). The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price or purchase price of, including premium, if any, and accrued and unpaid interest, if any, on any and all Notes to be redeemed or purchased.
On and after any Redemption Date or purchase date, as the case may be, if money sufficient to pay the redemption price or purchase price of, including premium, if any, and accrued and unpaid interest, if any, on all Notes called for redemption or purchase shall have been made available in accordance with the immediately preceding paragraph, the Notes called for redemption or purchase will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price or purchase price of and, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date falling on or after the Redemption Date or purchase date, as the case may be, accrued and unpaid interest on such Notes to the Redemption Date or purchase date. If any Note surrendered for redemption or purchase shall not be so paid, interest will be paid, from the Redemption Date or purchase date, as the case may be, until such redemption or purchase payment is made, on the unpaid principal of the Note and (to the extent permitted by applicable law) any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

Section 3.06    Notes Redeemed or Purchased in Part.
Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall execute and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided each new Note will initially be only issued in denominations of $1,450 and any integral multiple of $1,450 in excess thereof or, if PIK Interest has been paid pursuant to Section 2.20, the new Notes will be only issued in denominations of $1.00 and any integral multiple of $1.00 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Officer’s Certificate and not an Opinion of Counsel is required for the Trustee to authenticate such new Note.
Section 3.07    Mandatory Redemption; Open Market Purchases.
Subject to Sections 4.07 and 4.08, the Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. The Issuer and its Affiliates may acquire Notes at any time and from time to time by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Indenture.
ARTICLE IV.

COVENANTS
Section 4.01    Payment of Notes.
The Issuer shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture; provided that all payments of principal and interest with respect to the Notes represented by one or more Global Notes registered in the name of or held by the Depository or its nominee will be made in accordance with the Depository’s applicable procedures. An installment of principal or Cash Interest shall be considered paid on the date it is due if the Trustee or the Paying Agents hold by noon, New York City time, on that date U.S. Dollars designated for and sufficient to pay such installment. Any PIK Interest shall be considered paid on the date it is due if the Trustee or the Paying Agent has received (i) an Issuer Order to increase the principal amount of any Global Note to reflect the applicable PIK Principal Increase or (ii) a PIK Note duly executed by the Issuer, together with an Issuer Order requesting the authentication of such PIK Note by the Trustee. If an Interest Payment Date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay.

The Issuer shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.
Section 4.02    Maintenance of Office or Agency.
(a)    The Issuer shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The designated office of the Trustee shall be such office or agency of the Issuer in the City of New York, unless the Issuer shall designate and maintain some other office or agency for one or more purposes. The Issuer shall give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands; provided, however, that the Trustee shall not be deemed an agent of the Issuer for service of legal process.
(b)    The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
(c)    The Issuer hereby designates the Corporate Trust Office of the Trustee, or its Agent, in the Borough of Manhattan, The City of New York, as such office or agency of the Issuer in accordance with Section 2.04.
Section 4.03    Legal Existence.
Except as permitted by Article V, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its legal existence, and the corporate, partnership or other existence of each Wholly Owned Subsidiary that is a Domestic Subsidiary and the Foreign Guarantors, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer and each such Subsidiary and (ii) the material rights (charter and statutory) and franchises of the Issuer and such Subsidiaries; provided that the Issuer shall not be required to preserve any such right, franchise, or the corporate, partnership or other existence of any of its Subsidiaries if the

Board of Directors of the Issuer or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole. For the avoidance of doubt, the Issuer and its Subsidiaries shall be permitted to change their organizational form.
Section 4.04    Waiver of Stay, Extension or Usury Laws.
The Issuer and each of the Guarantors covenant (to the extent that it may lawfully do so) that they shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law which would prohibit or forgive the Issuer and the Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Issuer and the Guarantors hereby expressly waive all benefit or advantage of any such law, and covenants that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
Section 4.05    Compliance Certificate.
(a)    The Issuer shall deliver to the Trustee, within 120 days after the end of each Fiscal Year, an Officer’s Certificate stating that such Officer has conducted or supervised a review of the activities of the Issuer and its Subsidiaries and the Issuer’s and its Subsidiaries’ performance under this Indenture during such Fiscal Year, and further stating, as to such Officer signing such certificate, that, to the best of such Officer’s knowledge, based upon such review, the Issuer has fulfilled all obligations under this Indenture or, if there has been a Default under this Indenture that is continuing, a description of such Default of which such Officer has knowledge and what action the Issuer and its Subsidiaries are taking or propose to take with respect thereto.
(b)    The Issuer shall deliver to the Trustee, within 30 Business Days after an executive officer of the Issuer becomes aware of any Default or Event of Default, a statement specifying such Default or Event of Default.
Section 4.06    Taxes.
The Issuer shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all material Taxes which, if unpaid, might by law become a lien upon the property of the Issuer or any of its Subsidiaries; provided, however, that, neither the Issuer nor any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such Taxes whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto are maintained in accordance with GAAP or where failure to effect such payment is not adverse in any material respect to the Holders.
Section 4.07    Repurchase at the Option of Holders upon Change of Control.
(a)    Upon the occurrence of a Change of Control, each Holder shall have the right to require the Issuer to repurchase all or any part (equal to $1,450 or an integral multiple of $1.00 in excess thereof or, if PIK Interest has been paid pursuant to Section 2.20, equal to $1.00 or an integral multiple of $1.00 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to but excluding the purchase date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date falling on or prior to the Change of Control Payment Date.
(b)    Within 30 days following any Change of Control or, at the Issuer’s option, prior to the consummation of such Change of Control, the Issuer will mail (or to the extent permitted or required by applicable Depository procedures or regulations with respect to global Notes, send electronically) a notice to each Holder and the Trustee. The notice shall describe the transaction or transactions that constitute the Change of Control and offer to repurchase Notes on the purchase date specified in such notice (which must be no earlier than 20 Business Days and (unless delivered in advance of the occurrence of such Change of Control) not later than 60 days from the date such notice is sent, other than as required by law) (the “Change of Control Payment Date”) pursuant to the procedures required by this Indenture and described in such notice. Such notice shall state:
(1)    that the Change of Control Offer is being made pursuant to this Section 4.07 and that all Notes validly tendered and not validly withdrawn pursuant to such Change of Control Offer will be accepted for payment;
(2)    the Change of Control Payment and the Change of Control Payment Date (which shall be no earlier than 20 Business Days and (unless delivered in advance of the occurrence of such Change of Control) not later than 60 days from the date such notice is sent, other than as may be required by law); provided that the Change of Control Payment Date may be delayed, in the Issuer’s discretion, until such time (including more than 60 days after the date such notice is sent) as any or all such conditions referred to in clause (8) below shall be satisfied;
(3)    that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4)    that, unless the Issuer defaults in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;
(5)    that Holders electing to have a Note purchased pursuant to the Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent and Registrar for the Note at the address specified in the notice prior to the close of business on the third (3rd) Business Day prior to the Change of Control Payment Date;
(6)    that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes if the Paying Agent receives, not later than the expiration time of the Change of Control Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder tendered for purchase and a statement that such Holder is withdrawing its tendered Notes and its election to have such Note purchased;
(7)    that if the Issuer is redeeming less than all of the Notes, Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, each new Note issued shall be in a principal amount of $1,450 or an integral multiple of $1.00 in excess thereof or, if PIK Interest has been paid pursuant to Section 2.20, each new Note issued shall be a principal amount of $1.00 or an integral multiple of $1.00 in excess thereof;
(8)    if such notice is sent prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control or such other conditions specified therein and shall describe each such condition, and, if applicable, shall state that, in the Issuer’s discretion, the Change of Control Payment Date may be delayed until such time as any or all such conditions shall be satisfied, or that such purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed; and
(9)    the other instructions, as determined by the Issuer, consistent with this Section 4.07 that a Holder must follow.
(c)    On the Change of Control Payment Date, the Issuer shall, to the extent permitted by law:

(1)    accept for payment all Notes or portions thereof (in minimum amounts of $1,450 or an integral multiple of $1.00 in excess thereof and, in the case of any PIK Note, in minimum amounts of $1.00 and any integral multiple of $1.00 in excess thereof) properly tendered pursuant to the Change of Control Offer;
(2)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and
(3)    deliver or cause to be delivered to the Trustee for cancellation all Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes (or portions thereof) being purchased by the Issuer.
The Paying Agent will promptly remit to each Holder so tendered the Change of Control Payment for such Notes, and the Issuer shall execute and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,450 or an integral multiple of $1.00 in excess thereof or, if PIK Interest has been paid pursuant to Section 2.20, each such new Note shall be a principal amount of $1.00 or an integral multiple of $1.00 in excess thereof. The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
(d)    If Holders of not less than 90% in aggregate principal amount of the then outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any other Person making a Change of Control Offer in lieu of the Issuer as described below, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such other Person will have the right, upon not less than 10 nor more than 30 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest to but excluding the date of redemption.
(e)    Upon the payment of the Change of Control Payment, the Trustee shall, subject to the provisions of Section 2.16, return the Notes purchased to the Issuer for cancellation. The Trustee may act as the Paying Agent for purposes of any Change of Control Offer.
(f)    The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party approved in writing by the Issuer makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.07 with respect to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given or will be given pursuant to this Indenture as described in paragraph 5 of the Notes or as set forth in Section 9.01 prior to the date the Issuer is required to send notice of the Change of Control Offer to the Holders, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, or such other conditions specified therein, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made and such Change of Control Offer is otherwise made in compliance with the provisions of this Section 4.07. The Issuer’s obligation to make a Change of Control Offer shall not continue after a discharge of the Issuer, satisfaction and discharge of this Indenture or defeasance from the Issuer’s obligations with respect to the Notes.
(g)    The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.07, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.07 by virtue thereof.
(h)    Other than as specifically provided in this Section 4.07, any purchase pursuant to this Section 4.07 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06.
(i)    The provisions of this Section 4.07 relating to the Issuer’s obligation to make a Change of Control Offer with respect to the Notes upon a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.
Section 4.08    Limitation on Asset Disposition.
(a)    The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:
(1)    the Issuer or such Restricted Subsidiary receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined in good faith by the Issuer on the date of contractually agreeing to such Asset Disposition) of the equity and assets subject to such Asset Disposition;
(2)    except in the case of a Permitted Asset Swap, at least 75% of the consideration for such Asset Disposition received by the Issuer or such Restricted

Subsidiary is in the form of cash or Cash Equivalents, Additional Assets or any combination thereof (collectively, the “Cash Consideration”); and
(3)    within 365 days from the later of the date of such Asset Disposition or the receipt of the Net Available Cash from such Asset Disposition, an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Issuer, at its option (or such Restricted Subsidiary, as the case may be):
(A)    (i) to the extent the property that is subject to such Asset Disposition (x) constitutes ABL Collateral, to repay or prepay ABL Debt or (y) does not constitute Collateral, to repay any Indebtedness of a Non-Guarantor Subsidiary (other than Indebtedness owed to Holdings, the Issuer or another Restricted Subsidiary of the Issuer) or (ii) repay Notes;
(B)    to the extent the Issuer elects (or is required by the terms of any applicable Indebtedness), to prepay, repay, redeem or purchase any Fixed Asset Debt of the Issuer or any Guarantor, and, if the assets or property disposed of in the Asset Disposition were not Collateral, Pari Passu Indebtedness of the Issuer or any Guarantor (other than Indebtedness referred to in clause (A) above or owed to the Issuer or another Restricted Subsidiary); provided such prepayment, repayment, redemption or purchase permanently retires, or reduces the related loan commitment (if any) (other than commitments in respect of any asset-based Credit Facility to the extent the assets sold or otherwise disposed of in connection with such Asset Disposition constituted “borrowing base assets” thereunder) for, such Fixed Asset Debt in an amount equal to the principal amount so prepaid, repaid, redeemed or purchased; provided, further, that the Issuer or such Restricted Subsidiary will either (i) reduce the aggregate principal amount of the Notes on an equal or ratable basis with any Fixed Asset Debt or Pari Passu Indebtedness repaid pursuant to this clause (B) by, at its option, (x) redeeming Notes as provided under paragraph 5 of the Notes and/or (y) purchasing Notes through open-market purchases or in privately negotiated transactions and/or (ii) make an offer (in accordance with the provisions set forth below for an Offer) to all Holders to purchase the Notes on an equal or ratable basis with any Fixed Asset Debt or Pari Passu Indebtedness repaid pursuant to this clause (B) (which offer shall be deemed to be an Offer for purposes hereof);
(C)    to the extent the Issuer elects, so long as no Default or Event of Default shall have occurred and be continuing or occur as a consequence thereof, to invest in the business of the Issuer and its Restricted Subsidiaries, including acquiring Additional Assets or making any other capital expenditures, and engaging in restructuring or reorganization activities and initiatives with respect to the Issuer and its Restricted Subsidiaries’ business

(provided such amount for restructuring or reorganizing activities and initiatives shall not exceed, in the aggregate, $50.0 million); provided that (x) if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition is the acquisition of Capital Stock of a Restricted Subsidiary or such acquisition results in such Person becoming a Restricted Subsidiary and (y) to the extent the investment, assets or property are of the type that would constitute Collateral, such investment, assets or property are added as Collateral pursuant to the terms of this Indenture; provided further that this requirement shall be deemed satisfied if the Issuer by the end of such 365-day period has entered into a binding agreement under which it is contractually committed to acquire Additional Assets, make any other capital expenditures or investments and such acquisition, capital expenditure or investment is consummated within the later of the end of such 365-day period and within 180 days from the date on which such binding agreement is entered into; or
(D)    any combination of the foregoing.
(b)    For the purposes of this Section 4.08, the following are deemed to be Cash Consideration:
(1)    the greater of the principal amount and the carrying value of any liabilities (as shown on the Issuer’s or any Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto, or if incurred, accrued or increased subsequent to the date of such balance sheet, such liabilities that would have been reflected on the balance sheet of the Issuer or such Restricted Subsidiary or in the footnotes thereto if such incurrence, accrual or increase had taken place on or prior to the date of such balance sheet, as determined in good faith by the Issuer) (other than contingent liabilities) that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Disposition) pursuant to a written agreement which releases or indemnifies the Issuer or such Restricted Subsidiary from such liabilities;
(2)    any securities, notes or other obligations or assets received by the Issuer or any Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents, in each case, within 180 days after such Asset Disposition, to the extent of the cash and Cash Equivalents received in that conversion; and
(3)    any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause that has at that time not been converted into cash or Cash Equivalents, not to exceed 5.0% of Consolidated Total Assets at the time of contractually agreeing to such Asset Disposition (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time of contractually agreeing to the related Asset Disposition and without giving effect to subsequent changes in value).
(c)    The amount of Net Available Cash not applied or invested as provided above will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Issuer shall make an offer to purchase Notes (an “Offer”), and, if required or permitted by the terms of such Indebtedness, other Fixed Asset Debt and/or other Pari Passu Indebtedness within 20 Business Days thereof, and shall purchase the aggregate principal amount (or accreted value, as applicable) of Notes tendered pursuant to an Offer, Fixed Asset Debt and/or other Pari Passu Indebtedness that requires the purchase, prepayment or redemption of such Indebtedness that is, in the case of the Notes only, equal to $1.00 or an integral multiple thereof, that may be purchased out of the Excess Proceeds at a purchase price, in the case of the Notes only, of 100% of their principal amount without premium, plus accrued but unpaid interest to but excluding, the purchase date (or, in respect of such Fixed Asset Debt or other Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Fixed Asset Debt or Pari Passu Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture and the terms of such other Fixed Asset Debt or Pari Passu Indebtedness. The Issuer may satisfy the foregoing obligation with respect to such Excess Proceeds from an Asset Disposition by making an Offer in advance of being required to do so by this Indenture (an “Advance Offer”) with respect to all or part of the available Excess Proceeds (the “Advance Portion”).
(d)    If any Excess Proceeds remain after consummation of an Offer and the contemporaneous offer with respect to any other Fixed Asset Debt or Pari Passu Indebtedness contemplated above, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount (or accreted value, as applicable) of Notes, Fixed Asset Debt and/or Pari Passu Indebtedness tendered pursuant to an Offer exceeds the amount of Excess Proceeds (or in the case of an Advance Offer, the Advance Portion), the Issuer shall allocate the Excess Proceeds between the Notes, such Fixed Asset Debt and/or such Pari Passu Indebtedness on a pro rata basis of amount tendered but with such adjustments as necessary so that no Notes, Fixed Asset Debt or Pari Passu Indebtedness, as the case may be, will be repurchased in an unauthorized denomination and will select the Notes to be purchased on a pro rata basis of amount tendered but in denominations of $1.00 principal amount or integral multiples thereof. The remainder of the Excess Proceeds allocable to the other Fixed Asset Debt or Pari Passu Indebtedness will be repurchased as provided pursuant to the terms of such Indebtedness. Upon completion of such an Offer to purchase, Excess Proceeds will be deemed to be reset to zero (regardless of whether there are any remaining Excess Proceeds upon such completion) and in the case of an Advance Offer, the Advance Portion shall be excluded in subsequent calculations of Excess Proceeds.
(e)    Pending application of an amount equal to the Net Available Cash pursuant to this Section 4.08, such Net Available Cash may be applied to temporarily reduce revolving credit Indebtedness (including under the ABL Credit Facility) or in any manner not prohibited by this Indenture.
(f)    The Issuer shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.08, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue of its compliance with such securities laws or regulations.
(g)    Other than as specifically provided in this Section 4.08, any purchase pursuant to this Section 4.08 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06.
(h)    The provision of this Section 4.08 relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of an Asset Disposition may be waived or modified with the written consent of the Holders of a majority in principal amount of Notes.
Section 4.09    Limitation on Indebtedness, Disqualified Stock and Preferred Stock.
(a)    The Issuer will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness or issue any shares of Disqualified Stock and the Issuer will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Issuer and its Restricted Subsidiaries will be entitled to Incur Indebtedness or issue shares of Disqualified Stock and any Restricted Subsidiary may issue shares of Preferred Stock if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio equals or exceeds 2.00 to 1.00; provided, further, that the aggregate amount of Indebtedness that may be Incurred and Disqualified Stock or Preferred Stock that may be issued pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors shall not exceed the greater of (x) $50.0 million and (y) 2.35% of Consolidated Total Assets at the time of Incurrence, at any one time outstanding.
(b)    Notwithstanding Section 4.09(a), the Issuer and the Restricted Subsidiaries will be entitled to Incur any or all of the following Indebtedness:

(1)    Indebtedness incurred by the Issuer or its Restricted Subsidiaries pursuant to Credit Facilities, the Guarantees thereof and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount hereof) consisting of ABL Obligations or any other Indebtedness that is secured by Liens on the Fixed Asset Collateral with a priority that is junior to the Liens on the Fixed Asset Collateral securing the Notes (including any Indebtedness that is secured by Liens on the ABL Collateral with a priority that is senior to the Liens on the ABL Collateral securing the Notes), up to an aggregate principal amount or liquidation preference, if applicable, at any one time outstanding, not to exceed the greater of (i) $230.0 million; (provided, that any Indebtedness outstanding and incurred under clause (11)(y) of this Section 4.09(b) will reduce capacity under this clause (b)(1)(i) on a dollar for dollar basis, provided, however, that the capacity under this clause (b)(1)(i) shall not be reduced to less than $180.0 million in any event) and (ii) the sum of the U.S. Borrowing Base and the Canadian Borrowing Base as of the date of such incurrence or issuance (any Indebtedness under the ABL Credit Facility outstanding on the Issue Date (after the application of the net proceeds from the sale of the Notes) and any Indebtedness Incurred under the ABL Credit Facility after the Issue Date will be treated as Incurred under this clause (b)(1) and cannot be reclassified pursuant to clause (1) or (2) of Section 4.09(d));
(2)    Indebtedness owed to and held by the Issuer or a Restricted Subsidiary or shares of Preferred Stock or Disqualified Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness or Preferred Stock (other than to the Issuer or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon not permitted pursuant to this clause (2), (B) if the Issuer is the obligor on such Indebtedness and a Subsidiary Guarantor is not the obligee thereon, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes and (C) if a Subsidiary Guarantor is the obligor on such Indebtedness and the Issuer or a Subsidiary Guarantor is not the obligee thereon, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such Subsidiary Guarantor with respect to its Subsidiary Guarantee related to the Notes;
(3)    (x) the Notes issued on the Issue Date (including any increases as a result of a PIK Principal Increase in respect thereof) and any Subsidiary Guarantee or any PIK Notes issued from time to time in respect of any PIK Interest in respect thereof (including any Guarantee thereof) (but excluding any Additional Notes) and (y) the Third Lien Notes issued on the Issue Date (including guarantees thereof) and any Indebtedness issued as a result of a payment-in-kind payment permitted under the Third Lien Notes Indenture as in effect on the date hereof (but excluding any Additional Third Lien Notes (as defined in the Third Lien Notes Indenture));
(4)    Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this Section 4.09(b));
(5)    Indebtedness, Disqualified Stock or Preferred Stock of (i) the Issuer or any of its Restricted Subsidiaries Incurred or issued to finance an acquisition or (ii) Persons that are acquired by the Issuer or any of its Restricted Subsidiaries or merged into, amalgamated with or consolidated with the Issuer or a Restricted Subsidiary in accordance with the terms hereof (including designating an Unrestricted Subsidiary as a Restricted Subsidiary); provided, however, that after giving effect to such acquisition, merger, amalgamation or consolidation and the Incurrence of such Indebtedness, Disqualified Stock or Preferred Stock:
(A)    the Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.09(a); or
(B)    the Consolidated Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition, merger, amalgamation or consolidation;
(6)    the Incurrence or issuance by the Issuer or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary of the Issuer that serves to Refinance any Indebtedness, Disqualified Stock or Preferred Stock Incurred pursuant to Section 4.09(a) or clauses (3), (4), (5), this clause (6) or (12) of this Section 4.09(b), or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so Refinance such Indebtedness, Disqualified Stock or Preferred Stock, including any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay accrued and unpaid interest and dividends and premiums (including tender premiums), defeasance costs and fees and expenses in connection with such Refinancing (subject to the following proviso, “Refinancing Indebtedness”) on or prior to its respective maturity; provided, however, that such Refinancing Indebtedness:
(A)    has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is (x) not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being Refinanced or (y) at least 91 days after the Weighted Average Life to Maturity of the principal of the Notes;

(B)    has a Stated Maturity which is (x) no earlier than the Stated Maturity of the Indebtedness being Refinanced or (y) at least 91 days after the Stated Maturity of the principal of the Notes;
(C)    to the extent such Refinancing Indebtedness is secured, the Liens securing such Refinancing Indebtedness have a Lien priority equal to or junior to the Liens securing the Indebtedness being refinanced;
(D)    to the extent such Refinancing Indebtedness refinances Subordinated Indebtedness, such Refinancing Indebtedness is Subordinated Indebtedness, and is subordinated to the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced; and
(E)    shall not include (x) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor that Refinances Indebtedness of a Restricted Subsidiary of the Issuer that is not a Guarantor or (y) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary;
(7)    (x) Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes) and (y) Cash Management Obligations that are Incurred in the ordinary course of business;
(8)    Indebtedness Incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit, bankers’ acceptances, bank guarantees, warehouse receipts or similar facilities entered into, or relating to obligations or liabilities incurred, in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, performance, completion or surety bonds, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, performance, completion or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;
(9)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(10)    any Guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of the Issuer or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness or other obligations by the Issuer or such Restricted Subsidiary is permitted by this Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to any Fixed Asset Obligations, any such Guarantee of such Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Guarantor’s Guarantee of the Notes substantially to the same extent as such Indebtedness is subordinated to the Fixed Asset Obligations;
(11)    Indebtedness (including, without limitation, Capitalized Lease Obligations and mortgage financings as purchase money obligations), Incurred by the Issuer or any of its Restricted Subsidiaries, Disqualified Stock issued by the Issuer or any of its Restricted Subsidiaries and Preferred Stock issued by any Restricted Subsidiaries of the Issuer to finance all or any part of the purchase, lease or cost of design, construction, installation, replacement, repair or improvement of property (real or personal), plant or equipment or other fixed or capital assets used or useful in the business of the Issuer or its Restricted Subsidiaries or in a Similar Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount or liquidation preference, including all Indebtedness Incurred and Disqualified Stock or Preferred Stock issued to renew, refund, refinance, replace, defease or discharge any Indebtedness Incurred and Disqualified Stock or Preferred Stock issued pursuant to this clause (11), not to exceed at any one time outstanding (x) $35.0 million, plus (y) an additional $90.0 million solely for Capitalized Lease Obligations in respect of Sale and Leaseback Transactions;
(12)    Indebtedness Incurred by Foreign Subsidiaries of the Issuer in an aggregate principal amount (or accreted value, as applicable), at any time outstanding, and together with any Indebtedness of a Foreign Subsidiary outstanding as of the Issue Date, not to exceed $75.0 million, provided, however, that any outstanding Indebtedness of Foreign Subsidiaries of the Issuer as of the Issue Date shall be treated as Incurred under this clause (b)(12) and cannot be reclassified pursuant to clause (1) or (2) of Section 4.09(d) (except any such outstanding Indebtedness (x) under the ABL Credit Facility (including if such Indebtedness is Refinanced), which will be treated as Incurred under clause (b)(1) of this Section 4.09 and not this clause (b)(12) and (y) under any Permitted Receivables Financings (including if such Indebtedness is Refinanced), which will be treated as Incurred under clause (b)(13) of this Section 4.09 and not this clause (b)(12));
(13)    Indebtedness Incurred in a Permitted Receivables Financing;

(14)    Indebtedness of the Issuer or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business, not to exceed $5.0 million at any one time outstanding;
(15)    obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds, bankers’ acceptance facilities and completion guarantees, customs, VAT or other tax guarantees and similar obligations provided by the Issuer or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business;
(16)    [reserved];
(17)    the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness consisting of the Guarantees of Indebtedness incurred by Permitted Joint Ventures; provided, that the aggregate principal amount of Indebtedness guaranteed pursuant to this clause (17) does not at any one time outstanding exceed $25.0 million;
(18)    Guarantees incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors and licensees that, in each case, are non-Affiliates;
(19)    Indebtedness consisting of Indebtedness issued by the Issuer or any Restricted Subsidiary to future, current or former officers, directors, employees, managers, service providers or consultants thereof or any direct or indirect parent thereof, their respective estates, spouses or former spouses, in each case, to finance the purchase, redemption, acquisition or retirement for value of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent permitted under Section 4.10(b)(3);
(20)    Indebtedness representing deferred compensation to employees of the Issuer (or any direct or indirect parent thereof) and of Restricted Subsidiaries incurred in the ordinary course of business; and
(21)    Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer and Preferred Stock of any Restricted Subsidiary of the Issuer in an aggregate principal amount or liquidation preference that, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (21), does not exceed at any one time outstanding $50.0 million.

(c)    Notwithstanding the foregoing, neither the Issuer nor any Subsidiary Guarantor will Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Issuer or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Notes or the Subsidiary Guarantee to at least the same extent as such Subordinated Obligations.
(d)    For purposes of determining compliance with this Section 4.09:
(1)    other than as set forth in Section 4.09(b)(1) or Section 4.09(b)(12), in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the types of Indebtedness, Disqualified Stock or Preferred Stock described in Section 4.09(a) and Section 4.09(b) above, the Issuer, in its sole discretion, will classify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in one of the above paragraphs; and
(2)    other than as set forth in Section 4.09(b)(1) or Section 4.09(b)(12), the Issuer will be entitled at the time of Incurrence of Indebtedness, Disqualified Stock or Preferred Stock to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above, and with respect to any Indebtedness, Disqualified Stock or Preferred Stock Incurred pursuant to any specific clause under Section 4.09(b) above, the Issuer may, after such Indebtedness, Disqualified Stock or Preferred Stock is Incurred, reclassify all or a portion of such Indebtedness, Disqualified Stock or Preferred Stock under a different clause of Section 4.09(b) or under Section 4.09(a) but only to the extent such Indebtedness could be so Incurred under such clause of Section 4.09(b) or Section 4.09(a).
(e)    For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar-equivalent), in the case of revolving credit debt; provided that if such Indebtedness is Incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being Refinanced plus (ii) the aggregate amount of fees, defeasance costs, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection with such Refinancing.

(f)    Accrual of interest, the accretion of accreted value and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.09.
(g)    This Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Debt merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.
Section 4.10    Limitation on Restricted Payments.
(a)    The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:
(1)    a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;
(2)    after giving effect to such Restricted Payment (including, without limitation, the incurrence of any Indebtedness to finance such Restricted Payment), (A) the Consolidated Fixed Charge Coverage Ratio would be less than 2.00 to 1.00 or (B) the Total Net Leverage Ratio would be greater than 3.50 to 1.00; or
(3)    the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made since the Issue Date (including Restricted Payments made pursuant to clauses (1) and (13) of Section 4.10(b) but excluding all other Restricted Payments permitted by Section 4.10(b)), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):
(A)    50.0% of Consolidated Net Income of the Issuer and its Subsidiaries determined in accordance with GAAP for the period (taken as one accounting period) commencing on the Issue Date to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100.0% of such aggregate deficit), plus
(B)    100.0% of the aggregate net cash proceeds and the Fair Market Value, as determined in good faith by the Issuer, of property and marketable securities received by the Issuer from the issuance and sale of Qualified Equity Interests of the Issuer or any Parent Entity (to the extent such net cash proceeds and Fair Market Value of property and marketable securities are actually contributed to the Issuer) since the Issue Date or from the issue or sale of convertible or exchangeable

Disqualified Stock of the Issuer or any Parent Entity (to the extent such net cash proceeds and Fair Market Value of property and marketable securities are actually contributed to the Issuer) or convertible or exchangeable debt securities of the Issuer or any Parent Entity (to the extent such net cash proceeds and Fair Market Value of property and marketable securities are actually contributed to the Issuer), in each case, that have been converted into or exchanged for Qualified Equity Interests of the Issuer or any Parent Entity, other than (A) any such proceeds which are used to redeem Notes in accordance with the first paragraph under paragraph 5 of the Notes or (B) any such proceeds received from the sale of Excluded Equity, plus
(C)    100.0% of the aggregate amount of cash and the Fair Market Value, as determined in good faith by the Issuer, of property and marketable securities contributed to the capital of the Issuer, or that becomes part of the capital of the Issuer through consolidation or merger following the Issue Date, plus
(D)    100% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash and the Fair Market Value of marketable securities or other property received by the Issuer or any Restricted Subsidiary in each case after the Issue Date from:
(i)    the sale or other disposition (other than to the Parent, Holdings, the Issuer or a Restricted Subsidiary of the Issuer) of Restricted Investments made by the Issuer and its Restricted Subsidiaries and from repurchases and redemptions of, or cash distributions or cash interest received in respect thereof, such Restricted Investments from the Issuer and its Restricted Subsidiaries by any Person (other than the Parent, Holdings, the Issuer or any of its Subsidiaries) and from repayments of loans or advances, and releases of Guarantees, which constituted Restricted Investments made by the Issuer or its Restricted Subsidiaries,
(ii)    the sale (other than to the Parent, Holdings, the Issuer or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any Restricted Subsidiary (other than to the extent such employee stock ownership plan or trust has been funded by the Issuer or any Restricted Subsidiary or to the extent that such Investment constituted a Permitted Investment)) of the Capital Stock of an Unrestricted Subsidiary, or
(iii)    any distribution or dividend from an Unrestricted Subsidiary (to the extent such distribution or dividend is not included in the calculation of Consolidated Net Income), plus
(E)    in the event any Unrestricted Subsidiary of the Issuer has been redesignated as a Restricted Subsidiary or has been merged or consolidated with or into, or transfers or conveys its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer, in each case, after the Issue Date, the Fair Market Value of the Investment of the Issuer in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) (other than, in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary constituted a Permitted Investment), plus
(F)    the aggregate amount by which Indebtedness (other than any Subordinated Indebtedness) incurred by the Issuer or any Restricted Subsidiary since the Issue Date is reduced on the Issuer’s balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of the Issuer) into Qualified Equity Interests of the Issuer or any Parent Entity (less the amount of any cash, or the fair value of assets, distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange), plus
(G)    in the event the Issuer or Restricted Subsidiary makes an Investment (other than a Permitted Investment) in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount equal to the Fair Market Value of the existing Investment (other than a Permitted Investment) in such Person that was previously treated as a Restricted Payment made in reliance on Section 4.10(a)(3) or Section 4.10(b)(8).
(b)    The foregoing provisions will not prohibit:
(1)    the payment by the Issuer of any dividend or distribution or the consummation of any redemption within 60 days after the date of declaration thereof or the giving of the redemption notice, as the case may be, if on the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Indenture;
(2)    the redemption of any Equity Interests of the Issuer in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;
(3)    payments by the Issuer to repurchase, redeem, retire or otherwise acquire Equity Interests of the Issuer or any Parent Entity held by future, present or former officers, directors, employees, managers or consultants (or their transferees, estates or beneficiaries under their estates) of the Issuer or its Subsidiaries or any Parent Entity, upon their death, disability, retirement, severance or termination of employment or service or other repurchase event pursuant to any management, director and/or employee equity plan or stock option plan, stock appreciation rights plan or any other management, director or employee benefit plan or agreement or arrangement or equity subscription or equityholder agreement (including, for the avoidance of doubt, any principal and interest payable on any Indebtedness issued by the Issuer or any Parent Entity in connection with such repurchase, retirement or other acquisition); provided that the aggregate cash consideration paid for all such redemptions shall not exceed (A) $7.5 million during any calendar year (with unused amounts being available to be used in the following calendar years up to a maximum of $10.0 million in the aggregate in any calendar year) plus (B) the amount of any net cash proceeds received by the Issuer from the issuance and sale after the Issue Date of Qualified Equity Interests of the Issuer or any Parent Entity to future, present or former officers, directors, employees, managers or consultants (or their transferees, estates or beneficiaries under their estates) of the Issuer or the Subsidiaries or any Parent Entity that have not been applied to the payment of Restricted Payments pursuant to this clause (c), plus (C) the net cash proceeds of any “key-man” life insurance policies received after the Issue Date that have not been applied to the payment of Restricted Payments pursuant to this clause (c); provided, that cancellation of Indebtedness owing to the Issuer or its Subsidiaries or any Parent Entity from any future, current or former officer, director, employee, manager or consultant (or any permitted transferees thereof) of the Issuer or any of its Subsidiaries or any Parent Entity, in connection with a repurchase of Equity Interests of the Issuer or any Parent Entity from such Persons will be deemed to constitute a Restricted Payment for purposes of this Section 4.10 or any other provisions of this Indenture;
(4)    repurchases, acquisitions or retirements for value of Equity Interests deemed to occur upon the exercise of stock options, warrants, rights to acquire Equity Interests or other convertible securities if the Equity Interests represents a portion of the exercise price thereof, or in connection with the withholding of a portion of the Equity Interests granted or awarded to a director, employee, manager or consultant (or their transferees, estates or beneficiaries under their estates) to pay for the taxes payable by such director, employee, manager or consultant upon such grant or award;
(5)    Restricted Payments to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Equity Interests of any Person (including in connection with a dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or similar transaction) and payments of cash to dissenting shareholders in connection with a merger, consolidation, amalgamation, transfer of assets;
(6)    [Reserved];
(7)    purchases, redemptions, defeasance or other acquisitions or retirements for value of the 2026 Senior Notes so long as the Total Net Leverage Ratio, on a pro forma basis after giving effect thereto, would not exceed 3.00 to 1.00;

(8)    Restricted Payments in an amount not to exceed $10.0 million since the Issue Date;
(9)    Restricted Payments that are made in an amount equal to the amount of Excluded Contributions;
(10)    the payment or distribution of Receivables Fees;
(11)    the declaration and payment of dividends or distributions by the Issuer to, or the making of loans to, any Parent Entity in amounts required for any Parent Entity to pay or cause to be paid, in each case, without duplication,
(A)    franchise, excise and similar taxes and other fees, taxes and expenses, in each case, required to maintain their corporate or other legal existence;
(B)    for any taxable period for which the Issuer and/or any of its Restricted Subsidiaries are members of a consolidated, combined or unitary tax group for U.S. federal and/or applicable state, local, provincial, territorial or foreign income or similar tax purposes of which a Parent Entity is the common parent (a “Tax Group”), the portion of any U.S. federal, state, local, provincial, territorial or foreign income or similar taxes (as applicable) of such Tax Group for such taxable period that are attributable to the taxable income of the Issuer and/or its Subsidiaries; provided that for each taxable period, (A) payments made pursuant to this subclause (2) shall not exceed the amount of liability that the Issuer and/or its Subsidiaries (as applicable) would have incurred were such taxes determined as if such entity(ies) were a stand-alone taxpayer or a stand-alone group, which amount shall be reduced by any such tax directly paid by the Issuer or any of its Subsidiaries and (B) the amount of such payments made in respect of an Unrestricted Subsidiary will be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to the Issuer or any Restricted Subsidiary for such purpose;
(C)    customary salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, future, current or former officers, employees, directors, managers and consultants of any Parent Entity to the extent such salaries, bonuses, severance and other benefits and indemnities are attributable to the ownership or operation of the Issuer and its Subsidiaries, including the Issuer’s or its Subsidiaries’ proportionate share of such amount relating to such Parent Entity being a public company;
(D)    general corporate, operating and other costs and expenses (including, without limitation, expenses related to the maintenance of corporate or other existence and auditing or other accounting or tax reporting matters) and listing fees and other costs and expenses attributable to being a public company, of any Parent Entity;
(E)    amounts required for any Parent Entity to pay interest and/or principal on Indebtedness, the proceeds of which have been contributed to the Issuer (other than as Disqualified Stock) and that has been guaranteed by, and is otherwise considered Indebtedness of, the Issuer or any Restricted Subsidiary;
(F)    fees and expenses related to any equity or debt offering, financing transaction, acquisitions, divestitures, investments or other non-ordinary course transaction (whether or not successful) of such Parent Entity; provided that any such acquisition or investment was intended to be for the benefit of the Issuer and its Subsidiaries; and
(G)    any Restricted Payment permitted by Section 4.10(b)(3);
(12)    other Restricted Payments if, at the time of the making of such payments, and after giving effect thereto (including, without limitation, the incurrence of any Indebtedness to finance such payment), the Total Net Leverage Ratio would not exceed 2.00 to 1.00; or
(13)    the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock and the declaration and payment of dividends to Holdings or any other Parent Entity, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock of Holdings or any other Parent Entity issued after the Issue Date; provided, however, that (A) for the Four-Quarter Period immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries would have been at least 2.00 to 1.00 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (m) does not exceed the lesser of (x) the net cash proceeds actually received by the Issuer from the sale (or the contribution of the net cash proceeds from the sale) of Designated Preferred Stock and (y) $7.5 million during any calendar year;
provided that (x) in the case of any Restricted Payment pursuant to clauses (7), (8) and (12) of this Section 4.10(b), no Default or Event of Default shall have occurred and be continuing or occur as a consequence thereof, (y) no issuance and sale of Qualified Equity Interests that are used to make a payment pursuant to clauses (2) or (3)(B) of this Section 4.10(b) shall increase the Restricted Payments Basket and (z) in the case of any Restricted Payment pursuant to clause (12) of this Section 4.10(b), such Restricted Payment shall not be made pursuant to clause (12) of this Section 4.10(b) prior to the utilization of any amounts available for such Restricted Payment under the Restricted Payments Basket or under clauses (1) through (11) or clause (13) of this Section 4.10(b); provided further that with respect to this Section 4.10 and the definition of “Permitted Investment,” for purposes of determining the permissibility of any Investment or Restricted Payment consisting of a sale, assignment, transfer, lease, conveyance or other disposition of any material Fixed Asset Collateral (but excluding, for the avoidance of doubt, cash or Cash Equivalents), each Foreign Guarantor shall be deemed to be a Restricted Subsidiary that is not a Guarantor (and, for the avoidance of doubt, shall not be deemed to be a Guarantor).
(c)    For purposes of determining compliance with this Section 4.10, in the event that a proposed Restricted Payment (or a portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) through (13) of Section 4.10(b) and/or is entitled to be made pursuant to Section 4.10(a), the Issuer will be entitled to divide or classify (or later divide, classify or reclassify in whole or in part in their sole discretion) such Restricted Payment (or a portion thereof) among such clauses (1) through (13) of Section 4.10(b) and/or Section 4.10(a), in a manner that otherwise complies with this Section 4.10.
(d)    The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Issuer or any Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.
Section 4.11    Limitation on Restrictions on Distributions from Restricted Subsidiaries.
(a)    The Issuer will not, and will not permit any Restricted Subsidiary that is not a Guarantor to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary that is not a Guarantor (directly or indirectly) to (A) pay dividends or make any other distributions on its Capital Stock to the Issuer or a Restricted Subsidiary or pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock), (B) make any loans or advances to the Issuer (it being understood that the subordination of loans or advances made to the Issuer or any Restricted Subsidiary to other Indebtedness Incurred by the Issuer or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances) or (C) sell, lease or transfer any of its property or assets to the Issuer or any of its Restricted Subsidiaries, except:

(1)    with respect to clauses (a)(A), (a)(B) and (a)(C):
(A)    (x) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including pursuant to the ABL Credit Facility and the related documentation and related Hedging Obligations and Cash Management Obligations and the related documentation, the 2026 Senior Notes Indenture, the 2026 Senior Notes and the related guarantees and the related documentation, the Third Lien Notes Indenture, the Third Lien Notes and the related guarantees, the Third Lien Notes Security Documents and the related documentation and (y) this Indenture, the Notes, the Guarantees and the First Lien Notes Security Documents;
(B)    any encumbrance or restriction with respect to a Restricted Subsidiary or the property or assets acquired by the Issuer or any of its Restricted Subsidiaries existing on or prior to the date on which such Restricted Subsidiary was acquired by the Issuer (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Issuer) and outstanding on such date and any amendments, modification, restatements, renewals, extensions, increases, supplements, refunding, replacements or refinancing thereof; provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, increases, supplements, refunding, replacements or refinancing are entered into in the ordinary course of business or not materially more restrictive, taken as a whole, than those contained in the ABL Credit Facility, this Indenture, the 2026 Senior Notes Indenture, the Third Lien Notes Indenture, existing Indebtedness or such other agreements as in effect on the date of the acquisition;
(C)    any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of clause (1) of this Section 4.11 or this clause (C) or contained in any amendment, modification, restatement, renewal, extension, increase, supplement, refunding, or replacement of an agreement referred to in clause (A) or (B) of clause (1) of this Section 4.11 or this clause (C); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment, modification, restatement, renewal, extension, increase, supplement, refunding, or replacement are not materially more restrictive on the whole to the Holders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements on the Issue Date;
(D)    existing under, by reason of or with respect to Refinancing Indebtedness; provided, that the encumbrances and restrictions contained in the agreements governing such Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
(E)    provisions restricting cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(F)    existing under, by reason of or with respect to customary provisions contained in leases or licenses of intellectual property and other agreements, in each case, entered into in the ordinary course of business;
(G)    agreements entered into between a Foreign Restricted Subsidiary and another Foreign Restricted Subsidiary which second Foreign Restricted Subsidiary is not a Subsidiary of the first Foreign Restricted Subsidiary to the extent such agreements relate solely to such Foreign Subsidiaries and do not affect in any material respect the Issuer’s or any Subsidiary Guarantor’s ability to make principal and interest payments on the Notes, as determined in good faith by the Issuer;
(H)    any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of some or all of the Capital Stock or any property and assets of such Restricted Subsidiary pending the closing of such sale or disposition;
(I)    with respect to any Foreign Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness permitted to be Incurred under this Indenture, or any agreement pursuant to which such Indebtedness was issued;
(J)    restrictions or conditions governing any Indebtedness Incurred in connection with Permitted Receivables Financing if such restrictions or conditions apply only to the Receivables Assets that are the subject of the Permitted Receivables Financing, and restrictions or conditions imposed on any Receivables Subsidiary in connection with any Permitted Receivables Financing;
(K)    provisions limiting the disposition or distribution of assets or property or transfer of Capital Stock in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, limited liability company organizational documents, and other similar agreements entered into in the ordinary course of business, consistent with past practice or with the approval of the Board of Directors of the Issuer (or the Board of Directors of any Parent Entity), which limitation is applicable only to the assets, property or Capital Stock that are the subject of such agreements;

(L)    restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business;
(M)    customary provisions in joint venture agreements, operating or similar agreements, asset sale agreements and stock sale agreements arising in connection with the entering into of such transactions;
(N)    any restriction arising under applicable law, rule, regulation or administrative or court order;
(O)    any encumbrance or restriction existing under or by reason of the ABL Credit Facility;
(P)    any encumbrance or restriction existing under any other Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary that is incurred subsequent to the Issue Date pursuant to the provisions of Section 4.09; provided that either (x) the provisions relating to such encumbrance or restriction contained in such Indebtedness are no less favorable to the Issuer, taken as a whole, as determined by the Issuer in good faith, than the provisions contained in the ABL Credit Facility, the 2026 Senior Notes Indenture or the Third Lien Notes Indenture, in each case, as in effect on the Issue Date or (y) any encumbrance or restriction contained in such indebtedness that does not (except upon a default or event of default thereunder) materially impair the Issuer’s or any Subsidiary Guarantor’s ability, as determined by the Issuer in good faith, to make payments of interest and principal on the Notes when due;
(Q)    any encumbrance or restriction with respect to a Subsidiary which was previously an Unrestricted Subsidiary pursuant to or by reason of an agreement that such Subsidiary is a party to or entered into before the date on which such Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of an Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Issuer or any other Restricted Subsidiary other than the assets and property of such Subsidiary; and
(R)    any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages;
(2)    with respect to clause (a)(C) above:

(A)    any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;
(B)    any encumbrance or restriction existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Issuer or any Restricted Subsidiary thereof not otherwise prohibited by this Indenture;
(C)    any encumbrance or restriction existing under, by reason of or with respect to (i) purchase money obligations for property acquired in the ordinary course of business or (ii) capital leases or operating leases that impose encumbrances or restrictions on the property so acquired or covered thereby;
(D)    any encumbrance or restriction arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary thereof in any manner material to the Issuer or any Restricted Subsidiary thereof;
(E)    non-assignment provisions or subletting restrictions in contracts, leases and licenses entered into in the ordinary course of business;
(F)    encumbrances on property that exist at the time the property was acquired by the Issuer or a Restricted Subsidiary, provided such encumbrances were not put in place in anticipation of such acquisition;
(G)    customary provisions in asset sale agreements and stock sale agreements arising in connection with the entering into of such transactions; and
(3)    any encumbrances or restrictions of the type referred to in clauses (a)(A), (a)(B) and (a)(C) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in Sections 4.11(a)(1) and 4.11(a)(2); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings (other than with respect to the ABL Credit Facility) are, in the good faith judgment of the Issuer, no more restrictive on the whole with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 4.12    Limitation on Affiliate Transactions.
(a)    The Issuer will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Parent (an “Affiliate Transaction”) involving aggregate consideration in excess of $10.0 million, either directly or indirectly, unless:
(1)    the terms of the Affiliate Transaction are no less favorable to the Issuer or such Restricted Subsidiary, taken as a whole, than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate; and
(2)    if such Affiliate Transaction involves an amount in excess of $25.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Issuer disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) of this Section 4.12 are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors of the Issuer.
(b)    The provisions of Section 4.12(a) will not prohibit:
(1)    any Permitted Investment or Restricted Payment permitted to be made pursuant to the covenant described under Section 4.10;
(2)    any payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, employee benefit plans, stock options and stock ownership plans in the ordinary course of business or consistent with past practice;
(3)    loans or advances to employees in the ordinary course of business in accordance with the past practices of the Issuer or its Restricted Subsidiaries;
(4)    the payment of reasonable fees to, and indemnity provided on behalf of, directors, officers, employees and consultants of the Issuer and its Restricted Subsidiaries who are not employees of the Issuer or its Restricted Subsidiaries in the ordinary course of business;
(5)    any transaction with the Issuer, a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns an Equity Interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

(6)    the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Issuer and the granting and performance of registration rights;
(7)    pledges of Capital Stock of Unrestricted Subsidiaries for the benefit of lenders of Unrestricted Subsidiaries;
(8)    any agreement as in effect on the Issue Date and described in the Offering Memorandum or any renewals or extensions of any such agreement (so long as such renewals or extensions, taken as a whole, are not less favorable to the Issuer or the Restricted Subsidiaries) and the transactions evidenced thereby; and
(9)    any transaction for which the Issuer has received a written opinion from an Advisory Firm the effect that such transaction is fair, from a financial standpoint, to the Issuer and its Restricted Subsidiaries or is not less favorable to the Issuer and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s length transaction with a Person who was not an Affiliate.
Section 4.13    Limitation on Liens.
(a)    The Issuer will not at any time create, incur, assume or guarantee, and will not cause or permit a Restricted Subsidiary that is a Guarantor to, directly or indirectly Incur any Lien securing Indebtedness of the Issuer or such Guarantor upon any of its property, assets or revenue, whether owned on the Issue Date or thereafter acquired (except Permitted Liens). If the Issuer or a Guarantor creates any Lien upon any property or assets that are not at such time Collateral in order to secure any ABL Obligations or Fixed Asset Obligations (other than customary Liens on cash collateral in connection with the ABL Credit Facility and other revolving facilities), it must concurrently grant a first-priority Lien upon such property or assets that would constitute Fixed Asset Collateral or a second-priority Lien upon such property or assets that would constitute ABL Collateral, respectively, in each case, as security for the Notes or the Note Guarantee, such that the property or assets subject to such Lien will constitute Collateral under this Indenture and the First Lien Notes Security Documents, subject, in each case, to local law limitations and Permitted Liens.
(b)    The following shall constitute “Permitted Liens”:
(1)    Liens on property or assets acquired, constructed, developed or improved after the Issue Date by the Issuer or a Restricted Subsidiary and created prior to or contemporaneously with, or within 180 days after, the acquisition of property which is a parcel of real property, a building, machinery or equipment, and extensions, renewals and replacements of any such Liens so long as such Liens are not extended to any other property of the Issuer or any of its Restricted Subsidiaries;

(2)    Liens on property or assets at the time of acquisition which secure obligations assumed by the Issuer or a Restricted Subsidiary, or on the property, assets or on the Equity Interests or indebtedness of a Person at the time it becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or a Restricted Subsidiary, or on properties of a Person acquired by the Issuer or a Restricted Subsidiary as an entirety or substantially as an entirety; provided that the Liens may not extend to any other property of the Issuer or Restricted Subsidiary other than proceeds and products of such property, shares or indebtedness and accessions thereto, and extensions, renewals and replacements of any such Liens so long as such Liens are not extended to any other property of the Issuer or any of its Restricted Subsidiaries;
(3)    Liens arising from conditional sale, title retention, consignment or similar agreements or arrangements for the sale of goods entered into in the ordinary course of business;
(4)    Liens in favor of the Issuer or any Guarantor;
(5)    Liens Incurred to secure obligations in respect of Indebtedness permitted to be Incurred pursuant to Section 4.09(b)(1), Section 4.09(b)(11) and Section 4.09(b)(12); provided that, (x) in the case of Section 4.09(b)(11), such Lien extends only to the assets and/or Capital Stock, the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any income or profits thereof; and (y) in the case of Section 4.09(b)(12), such Lien does not extend to the property or assets (or income or profits therefrom) of any Restricted Subsidiary other than a Foreign Subsidiary;
(6)    Liens existing on the Issue Date (other than Liens to secure obligations in respect of the ABL Credit Facility) and extensions, renewals and replacements of any such Liens so long as such Liens are not extended to any other property of the Issuer or any of its Restricted Subsidiaries;
(7)    any Lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;
(8)    Liens of carriers’, warehousemen’s, mechanics, suppliers’ materialmen, repairmen and other Liens imposed by law arising in the ordinary course of business (including construction of facilities) in respect of obligations that are not due, that are not yet delinquent for a period of more than 60 days or that are being contested in good faith;

(9)    Liens for taxes, assessments or governmental charges or claims (a) that are not yet delinquent for a period of more than 30 days, (b) not yet payable or subject to penalties for non-payment or (c) that are being contested in good faith;
(10)    Liens (including judgment Liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith or, in the case of judgment Liens, execution thereon is stayed or not giving rise to an Event of Default;
(11)    landlords’ Liens on fixtures on premises leased in the ordinary course of business;
(12)    Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, performance bonds, or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);
(13)    Liens on assets of the Issuer or any of its Restricted Subsidiaries securing Indebtedness consisting of Hedging Obligations or Treasury Management Arrangements;
(14)    minor survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, minor defects or irregularities in title, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of, charges or encumbrances in respect of, real property that do not materially impair the use of said properties in the operation of the business of the Issuer and its Restricted Subsidiaries;
(15)    Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;
(16)    filing of UCC financing statements as a precautionary measure in connection with operating leases or consignments;
(17)    bankers’ Liens and rights of setoff or Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;
(18)    Liens in cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;
(19)    Liens on specific items of inventory or other goods (and the proceeds thereof) of the Issuer or a Restricted Subsidiary securing such Person’s obligations in respect of bankers’ acceptances or trade-related letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(20)    grants of intellectual property licenses (including software and other technology licenses) in the ordinary course of business;
(21)    Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment and other insurance and other types of social security and employee health and disability benefits or similar obligations (including Liens to secure letters of credit issued to assure payment of such obligations and also including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements) or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations;
(22)    deposits made in the ordinary course of business to secure liability to insurance carriers;
(23)    Liens to secure partial, progress, advance or other payments or any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction, development, or substantial repair, alteration or improvement of the property subject to such Liens if the commitment for the financing is obtained not later than 180 days after the later of the completion of or the placing into operation (exclusive of test and start-up periods) of such property;
(24)    Liens in cash proceeds (or securities purchased therewith) from Indebtedness which are set aside at the time of such incurrence in order to secure an escrow arrangement pursuant to which such cash proceeds (or securities purchased therewith) are contemplated to ultimately be released to the Issuer or a Restricted Subsidiary or returned to the lenders of such Indebtedness; provided that such Liens are automatically released concurrently with the release of such cash proceeds (or securities purchased therewith) from such escrow arrangement;
(25)    any interest or title of a lessor under any lease, whether or not characterized as capital or operating; provided that such Liens do not extend to any property or assets which is not leased property subject to such lease;
(26)    Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or a Restricted Subsidiary, including rights of offset and set-off;

(27)    leases or subleases granted to others not interfering in any material respect with the business of the Issuer or a Restricted Subsidiary;
(28)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with importation of goods;
(29)    Liens encumbering initial deposits and margin deposits, and other Liens incurred in the ordinary course of business and that are within the general parameters customary in the industry;
(30)    any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement;
(31)    Liens solely on any cash earnest money deposits made by the Issuer or a Restricted Subsidiary in connection with any letter of intent or purchase agreement;
(32)    Liens in respect of cash-pooling arrangement outside of the United States covering assets of Restricted Subsidiaries;
(33)    Liens on account receivables and Receivables Assets incurred in connection with a Permitted Receivables Financing;
(34)    Liens on equipment of the Issuer or any Restricted Subsidiary of the Issuer granted in the ordinary course of business to Issuer’s or such Restricted Subsidiary’s client at which such equipment is located;
(35)    Liens (a) of a collection bank arising under Section 4-210 of the UCC or any comparable or successor provision on items in the course of collection, (b) attaching to pooling, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business or consistent with past practice and (c) in favor of a banking or other financial institution or electronic payment service providers arising as a matter of law or under general terms and conditions encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking or finance industry;
(36)    (a) Liens in favor of the Trustee or Collateral Agent; (b) Liens securing the Notes (including any increases as a result of a PIK Principal Increase) issued on the Issue Date (including any Guarantee thereof) and any PIK Notes issued from time to time in respect of any PIK Interest (including any Guarantee thereof); or (c) Liens on the Collateral securing the Third Lien Notes issued on the Issue Date (and the guarantees thereof) and any Indebtedness issued as a result of a payment-in-kind payment permitted under the Third Lien Notes Indenture;

(37)     Liens to secure any refinancing, refunding, extension, renewal, replacement, repaying, prepaying, purchasing, redeeming, defeasing or retiring (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien (other than clause (5)); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under Section 4.09(b)(5) and Section 4.09(b)(13) at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;
(38)    Liens on property or assets of a Non-Guarantor Subsidiary in existence at the time it becomes a Guarantor; provided such Liens were not incurred in contemplation of Guaranteeing the Obligations under the Notes;
(39)    Liens (if any) on cash deposits of the Issuer and/or Foreign Subsidiaries subject to Cash Pooling Arrangements or otherwise over bank accounts of the Issuer and/or Foreign Subsidiaries maintained as part of any Cash Pooling Arrangements, in each case securing liabilities for Cash Management Obligations and/or obligations under agreements relating to Cash Pooling Arrangements of the Issuer and/or Foreign Subsidiaries participating in such Cash Pooling Arrangements, incurred in the ordinary course of business, consistent with past practice; provided proceeds of such Cash Management Obligations or other obligations under agreements relating to Cash Pooling Arrangements may not be used to finance restructuring activities;
(40)    other Liens securing Indebtedness Incurred, in an aggregate principal amount for the Issuer and its Restricted Subsidiaries not exceeding at the time such Lien is created or assumed $25.0 million; or
(41)    Liens in respect of Indebtedness specified in clause (ii) of the definition of “Junior Indebtedness” of the Issuer or any Guarantor; provided that the Senior Secured Net Leverage Ratio, on a pro forma basis after giving effect thereto, does not exceed 3.50 to 1.00;
provided that (i) any Liens on the Collateral incurred pursuant to clause (40) of this Section 4.13(b) shall be (w) pari passu or junior to the Liens on the Fixed Asset Collateral securing the Notes, (x) if such Liens are pari passu with the Liens on the Collateral securing the Notes, the representative of the obligations secured thereby executes the First Lien and Third Lien Intercreditor Agreement, as Fixed Asset Debt, and a customary first lien intercreditor agreement that is substantially similar to the First Lien and Third Lien Intercreditor Agreement (except for the priority of Liens), (y) if such Liens are secured on the Collateral on a junior basis to the Liens on the Collateral securing the Notes, the representative of the obligations secured thereby enters into a customary junior lien intercreditor agreement that is substantially similar to the First Lien and Third Lien Intercreditor Agreement (except for the priority of Liens), and (z) in the case of any Liens on Collateral incurred pursuant to clause (40) of this Section 4.13(b) that is secured on a senior basis to the Liens on the ABL Collateral securing the Notes, such Liens shall be junior to the Liens on the Fixed Asset Collateral securing the Notes and shall be subject to the First Lien and Third Lien Intercreditor Agreement or another intercreditor agreement that is substantially similar thereto, (ii) in the case of any Liens described in clause (5) of this Section 4.13(b) that secure Indebtedness incurred pursuant to Section 4.09(b)(1), such Liens shall be junior to the Liens on the Fixed Asset Collateral securing the Notes and shall be subject to the First Lien and Third Lien Intercreditor Agreement, with the same priority as the ABL Debt, or another intercreditor agreement that is substantially similar thereto, (iii) any Liens on Collateral incurred pursuant to clause (36)(c) of this Section 4.13(b) shall be junior to the Liens on Collateral securing the Notes and the ABL Debt and the representative of the obligations secured thereby shall enter into the First Lien and Third Lien Intercreditor Agreement or another intercreditor agreement that is substantially similar thereto and (iv) any Liens on the Collateral incurred pursuant to clause (41) of this Section 4.13(b) shall be junior to the Liens on the Collateral securing the Notes and the representative of the obligations secured thereby shall enter into a customary junior lien intercreditor agreement that is substantially similar to the First Lien and Third Lien Intercreditor Agreement (except for the priority of Liens).
(c)    Additionally, such permitted Secured Debt includes any extension, renewal or refunding, in whole or in part, of any Secured Debt permitted at the time of the original incurrence thereof; provided that the Lien securing the extended, renewed or refunded Secured Debt is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements, additions and accessions to such property or proceeds, distributions or products thereof).
(d)    Any Lien created for the benefit of the Holders pursuant to this Section 4.13 shall provide by its terms that such Lien shall be unconditionally and automatically released and discharged upon (i) the release and discharge of the initial Lien that gave rise to the obligation to secure the Notes, (ii) in the case of any such Lien in favor of any Note Guarantee, the termination and discharge of such Note Guarantee in accordance with the terms of this Indenture or (iii) any sale, exchange or transfer (other than a transfer constituting a transfer of all or substantially all of the assets of the Issuer that is governed by the provisions of Article V) to any Person not an Affiliate of the Issuer of the property or assets secured by such Lien, or of all of the Capital Stock held by the Issuer or any of its Restricted Subsidiaries in, or all or substantially all of the assets of, any Restricted Subsidiary creating such Lien.

(e)    For purposes of determining compliance with this Section 4.13, a Lien securing an item of Indebtedness need not be permitted solely by one category of Permitted Lien but may be permitted in part under any combination thereof and of any other available exemption, and if a Permitted Lien meets the criteria or more than one of the exceptions described in clauses (1) through (41) of Section 4.13(b), the Issuer may, in its sole discretion, classify or reclassify the Permitted Lien (or any portion thereof) in any manner that complies with this Section 4.13. In addition, in the event that a portion of Indebtedness secured by a Lien that is incurred after the Issue Date could be classified as secured in part pursuant to clause (41) of Section 4.13(b) (after giving effect to the Incurrence of such portion of Indebtedness), the Issuer, in its sole discretion, may classify such portion of such Indebtedness (and any Obligations in respect thereof) as having been secured pursuant to clause (41) of Section 4.13(b) above and thereafter the remainder of the Indebtedness as having been secured pursuant to one or more of the other clauses of Section 4.13(b) above; provided, however, that any Liens Incurred to secure obligations in respect of the ABL Credit Facility Incurred pursuant to Section 4.09(b)(1) shall be deemed secured under clause (5) of Section 4.13(b) and cannot be reclassified.
Section 4.14    Limitation on Activities of Parent and Holdings.
(a)    Each of Parent and Holdings shall not conduct, transact or otherwise engage in any material business or operations; provided that the following shall be permitted in any event:
(1)    its ownership of the Capital Stock of Holdings, the Issuer and the Restricted Subsidiaries, as applicable;
(2)    the performance of its obligations with respect to this Indenture, the Notes, the First Lien Notes Security Documents, the 2026 Senior Notes Indenture, the 2026 Senior Notes, the Third Lien Notes Indenture, the Third Lien Notes, the Third Lien Notes Security Documents, the ABL Credit Facility, any documentation relating to any permitted Refinancing of the foregoing or documentation relating to the Indebtedness otherwise permitted by this Section 4.14 and the Guarantees permitted by clause (5) of this Section 4.14(a);
(3)    the consummation of the Refinancing Transactions;
(4)    the performing of activities (including, without limitation, cash management activities) and the entry into documentation with respect thereto, in each case, permitted by this Indenture for Parent or Holdings, as applicable, to enter into and perform;
(5)    the payment of dividends and distributions (and other activities in lieu thereof permitted by this Indenture), the making of contributions to the capital of its

Subsidiaries and Guarantees of Indebtedness permitted to be incurred hereunder by Parent, the Issuer or any of the Restricted Subsidiaries and the Guarantees of other obligations not constituting Indebtedness;
(6)    the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance and performance of activities relating to its officers, directors, managers and employees and those of its Subsidiaries);
(7)    the performing of activities in preparation for and consummating any public offering of its common stock or any other issuance or sale of its Capital Stock (other than Disqualified Stock);
(8)    the participation in tax, accounting and other administrative matters, including compliance with applicable laws and legal, tax and accounting matters related thereto and activities relating to its officers, directors, managers and employees;
(9)    the holding of any cash and Cash Equivalents (but not operating any property);
(10)    the entry into and performance of its obligations with respect to contracts and other arrangements, including the providing of indemnification to officers, managers, directors and employees; and
(11)    any activities incidental to the foregoing.
(b)    Parent and Holdings shall not create, incur, assume or suffer to exist any Lien on any Capital Stock of Holdings, the Issuer or any Restricted Subsidiary, as applicable, (other than Liens pursuant to any Notes Document, Third Lien Notes Document or ABL Document, non-consensual Liens arising solely by operation of law and Liens pursuant to documentation relating to other secured Indebtedness permitted to be incurred and secured hereunder and any Permitted Liens) and shall not incur any Indebtedness (other than Guarantees permitted above and liabilities imposed by law, including tax liabilities).
Section 4.15    Additional Note Guarantees.
(a)    If, on or after the Issue Date:
(1)    any of the Issuer’s Wholly Owned Subsidiaries that is a Domestic Subsidiary Incurs or guarantees (x) any ABL Debt, (y) any Third Lien Notes (or any Refinancing Indebtedness thereof) or (z) any loans or capital markets Indebtedness in excess of $50.0 million (collectively, clauses (x), (y) and (z), “Certain Other Indebtedness”); or

(2)    any of the Issuer’s Wholly Owned Subsidiaries that is a Foreign Subsidiary guarantees any Certain Other Indebtedness of the Issuer or any Domestic Subsidiary,
then such Subsidiary (other than a Subsidiary Guarantor) shall become a Guarantor and execute a supplemental indenture substantially in the form of Exhibit H to hereto within 20 Business Days of such Incurrence or guarantee; provided that Excluded Subsidiaries shall not be Guarantors that provide Note Guarantees.
(b)    Each Person that is a Domestic Subsidiary that becomes a Guarantor after the Issue Date shall also become party to the applicable First Lien Notes Security Documents pursuant to the terms of this Indenture and shall as promptly as practicable, but in any event, within 90 days of the acquisition or formation of such entity, execute and deliver such security instruments, financing statements, mortgages, deeds of trust (in substantially the same form as those executed and delivered with respect to the Collateral on the Issue Date as may be necessary to vest in the Collateral Agent a perfected first-priority security interest (subject to Permitted Liens and priority Liens with respect to the ABL Collateral in favor of the ABL Collateral Agent)) in properties and assets that constitute Collateral, as security for such Guarantor’s Note Guarantee and as may be necessary to have such property or asset added to the Collateral as required under the First Lien Notes Security Documents and this Indenture, and thereupon all provision of this Indenture relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect.
(c)    Future Guarantees provided by Subsidiaries of the Issuer organized in jurisdictions other than the United States, or any political subdivision thereof, may be Limited Guarantees if the Board of Directors or the senior management thereof, in consultation with local counsel, makes a reasonable determination that such limitations are required due to legal requirements within such jurisdiction.
Section 4.16    Reports to Holders.
(a)    Whether or not the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding hereunder, the Issuer shall furnish to the Trustee and Holders thereof the following:
(1)    all quarterly and annual financial statements of the Issuer that would be required to be filed with the Commission on Forms 10-Q and 10-K, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Issuer and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Issuer’s certified independent accountants; and

(2)    all current reports required to be filed with the Commission on Form 8-K under Items 1.01, 1.02, 1.03, 2.01, 2.02, 2.05, 2.06, 4.01, 4.02, 5.01 and 5.02 (other than with respect to information otherwise required or contemplated by Item 402 of Regulation S-K) as in effect on the Issue Date if the Issuer were required to file such reports; provided, however, that no such current report will be required to include as an exhibit, or to include a summary of the terms of, any employment or compensatory arrangement agreement, plan or understanding between the Issuer (or any of its Subsidiaries) and any director, manager or executive officer, of the Issuer (or any of its Subsidiaries);
in each case, within the time periods specified in the Commission’s rules and regulations (and, during any period in which the Issuer is not required to file reports with the Commission, within the time periods specified in the Commission’s rules and regulations applicable to a “non-accelerated filer”); provided, however, that (i) in no event shall such reports be required to comply with Rule 3-10 of Regulation S-X promulgated by the Commission or contain separate financial statements for the Issuer, the Guarantors or other Subsidiaries the shares of which are pledged to secure the Notes or any Guarantee that would be required under(a) Section 3-09 of Regulation S-X, (b) Section 3-10 of Regulation S-X or (c) Section 3-16 of Regulation S-X, respectively, promulgated by the Commission.
(b)    The Issuer shall make all such information available to the Trustee and the Holders, in each case, by posting such information on its website, on Intralinks or any comparable password-protected online data system which will require a confidentiality acknowledgment. In addition, the Issuer shall, for so long as any Notes remain outstanding, furnish to the Holders of such Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.
(c)    Notwithstanding the foregoing, Issuer may satisfy its obligations in this Section 4.16 with respect to financial information relating to the Issuer by furnishing financial information relating to any Parent Entity; provided that if such Parent Entity has any material assets other than its direct or indirect Equity Interests of the Issuer, the same is accompanied by selected financial metrics, which may be unaudited, that show the differences (in the Issuer’s sole discretion) between the information relating to such Parent Entity, on the one hand, and the information relating to the Issuer and its Subsidiaries on a stand-alone basis, on the other hand.
(d)    The Issuer will be deemed to have furnished the reports referred to in clauses (1) and (2) of Section 4.16(a) if the Issuer or any Parent Entity has filed reports containing such information (or any such information of a Parent Entity in accordance with the immediately preceding paragraph) with the Commission. The terms of this Indenture shall not impose any duty on the Issuer under the Sarbanes-Oxley Act of 2002 and the related Commission rules that would not otherwise be applicable to it.

(e)    At any time that any of the Issuer’s Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by clauses (1) and (2) of Section 4.16(a) will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, or in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer.
(f)    Delivery of such reports and information to the Trustee shall be for informational purposes only, and the Trustee’s receipt of them shall not constitute constructive notice of any information contained therein or determinable from information contained therein (including the Issuer’s compliance with any of its covenants under this Indenture as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).
(g)    Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its obligations under this Section 4.16 for purposes of Section 6.01(4) until 180 days after the date any report hereunder is due.
Section 4.17    Suspension of Covenants.
(a)    If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), then beginning on such date, the Issuer and its Restricted Subsidiaries will not be subject to Sections 4.08 (but only to the extent related to properties or assets of the Issuer, its Restricted Subsidiaries and Holdings that do not constitute Collateral), 4.09, 4.10, 4.11, 4.12, 4.15 and 5.01(a)(3) hereof (collectively, the “Suspended Covenants”).
(b)    Upon the occurrence of a Covenant Suspension Event (the date of such occurrence, the “Suspension Date”), the amount of Excess Proceeds from any Asset Disposition shall be reset at zero. In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events. The period of time between (and including) the Suspension Date and the Reversion Date (but excluding the Reversion Date) is referred to in this description as the “Suspension Period.”
(c)    In the event of any such reinstatement, no action taken or omitted to be taken by the Issuer or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default with respect to Notes. On the Reversion Date, all

Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to Section 4.09(b)(4). With respect to Restricted Payments made on or after the Reversion Date, the amount of Restricted Payments made will be calculated as though Section 4.10 had been in effect prior to, but not during, the Suspension Period. In addition, for purposes of Section 4.12, all agreements and arrangements entered into by the Issuer or any Restricted Subsidiary with an Affiliate of Holdings during the Suspension Period prior to such Reversion Date will be deemed to have been entered pursuant to Section 4.12(b)(8), and for purposes of Section 4.11, all contracts entered into during the Suspension Period prior to such Reversion Date that contain any of the restrictions contemplated by such covenant will be deemed to have been entered pursuant to clause (1)(A) of the first paragraph of Section 4.11. During any Suspension Period, the Board of Directors may not designate any of the Issuer’s Subsidiaries as Unrestricted Subsidiaries pursuant to this Indenture.
(d)    In addition, notwithstanding the foregoing, the continued existence after any reinstitution of the foregoing covenants of facts and circumstances or obligations arising from transactions that occurred during the Suspension Period shall not constitute a breach of any covenant set forth in this Indenture or cause a Default or an Event of Default thereunder. Following a Reversion Date, the Issuer and its Subsidiaries will be permitted, without causing a Default or Event of Default, to honor, comply with or otherwise perform any contractual commitments or obligations arising during the Suspension Period and to consummate the transactions thereby; provided that such contractual commitments or obligations were entered into during the Suspension Period and not in contemplation of a reversion of the Suspended Covenants; provided further that, to the extent any such commitment or obligation results in the making of a Restricted Payment, such Restricted Payment shall be made under the Restricted Payments Basket or under Section 4.10(b) and, if not permitted by any such provisions, such Restricted Payment shall be deemed permitted under the Restricted Payments Basket and shall be deducted for purposes of calculating the amount pursuant to the Restricted Payments Basket (which may not be less than zero).
(e)    Upon the Reversion Date, the obligations to grant Note Guarantees pursuant to Section 4.15 will be reinstated (and the Reversion Date will be deemed to be the date on which any Subsidiary was acquired or created during the Suspension Period).
(f)    The Issuer, in an Officer’s Certificate, shall provide the Trustee notice of any Suspension Date or Reversion Date. The Trustee will have no obligation to (i) independently determine or verify if such events have occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on the Issuer’s future compliance with their covenants or (iii) notify the Holders of a Suspension Date or Reversion Date. The Trustee may deliver a copy of any such Officer’s Certificate to the Holders upon request.

ARTICLE V.

SUCCESSOR COMPANY
Section 5.01    Merger, Consolidation or Sale of Assets.
(a)    (i) The Issuer shall not consolidate or merge with or into any other Person or Transfer all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, and (ii) the Issuer shall not permit any of its Restricted Subsidiaries to, in a single transaction or a series of related transactions, Transfer all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, in each case, to, another Person unless:
(1)    the Issuer shall be the continuing corporation, or the successor shall be a corporation, limited liability company or partnership organized and existing under the laws of the United States or a state thereof, the District of Columbia, or any territory thereof (the “Successor Company”), and the Successor Company expressly assumes by a supplemental indenture or amendment of the relevant documents the Issuer’s obligations under the Notes and this Indenture;
(2)    after giving effect to the transaction, no Default or Event of Default shall have occurred or be continuing;
(3)    immediately after giving pro forma effect to such transaction, (a) Issuer or the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to the first proviso in Section 4.09(a), or (b) the Consolidated Fixed Charge Coverage Ratio for the Issuer or the Successor Company would not be less than immediately prior to such transaction;
(4)    each Subsidiary Guarantor, if any, shall have by supplemental indenture confirmed that its Guarantee shall apply to each such Person’s Obligation under this Indenture and the Notes;
(5)    to the extent any property or assets of the Successor Company are property or assets of the type that would constitute Collateral under the First Lien Notes Security Documents, the Successor Company will take such action as may be reasonably necessary or required to cause such property and assets to be made subject to a Lien securing the Notes pursuant to this Indenture and the First Lien Notes Security Documents in the manner and to the extent required by this Indenture or any of the First Lien Notes Security Documents and shall take all reasonably necessary action so that such Lien is perfected, preserved and protected to the extent required by this Indenture and the First Lien Notes Security Documents;

(6)    the Collateral owned by or sold, assigned, conveyed, leased, transferred or otherwise disposed of to the Successor Company shall (a) continue to constitute Collateral under this Indenture and the First Lien Notes Security Documents, (b) be subject to the Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders and (c) not be subject to any Lien other than Permitted Liens or other Liens as permitted under Section 4.13;
(7)    the Successor Company shall become a party to the First Lien Notes Security Documents; and
(8)    the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.
(b)    This Section 5.01 shall not apply to any Transfer of assets (i) between or among the Issuer and any one or more of its Restricted Subsidiaries that are Guarantors, (ii) between or among any one or more of the Issuer’s Restricted Subsidiaries that are Guarantors or (iii) between or among any one or more of the Issuer’s Restricted Subsidiaries that are not Guarantors. Clause (2) of Section 5.01(a) (and the requirement to deliver an Officer’s Certificate and an Opinion of Counsel) shall not apply to (1) any merger or consolidation of the Issuer with or into, or Transfer of all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to one of its Restricted Subsidiaries that is a Guarantor for any purpose or (2) any merger or consolidation of the Issuer or a Restricted Subsidiary solely for the purpose of reincorporating the Issuer or a Restricted Subsidiary into another state of the United States, the District of Columbia or any territory of the United States.
Section 5.02    Successor Person Substituted.
Upon any consolidation, combination or merger of the Issuer, or any Transfer of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, in accordance with the foregoing provisions of Section 5.01, in which the Issuer is not the continuing obligor under the Notes, the surviving entity formed by such consolidation or into which the Issuer is merged or to which such Transfer of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, is made will succeed to, and be substituted for, and may exercise every right and power of the Issuer under this Indenture, the Notes and the First Lien Notes Security Documents with the same effect as if such surviving entity had been named therein as the Issuer and, the Issuer and all of the Guarantors will be released from the obligation to pay the principal of and interest on such Notes or in respect of its related Note Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under such Notes, this Indenture and its related Note Guarantee, if applicable.

ARTICLE VI.

DEFAULTS AND REMEDIES
Section 6.01    Events of Default.
Each of the following constitutes an “Event of Default” with respect to the Notes:
(1)    default for 30 consecutive days in the payment when due of interest with respect to the Notes;
(2)    default in payment when due of principal or premium, if any, on the Notes on the Maturity Date, upon redemption or otherwise;
(3)    failure by the Issuer or any Restricted Subsidiary after receipt of notice from the Trustee or Holders of at least 25% in aggregate principal amount of the Notes then outstanding under this Indenture (with a copy to the Trustee) to comply with any of the provisions under Section 4.07 or Section 5.01;
(4)    failure by the Issuer or any Restricted Subsidiary of the Issuer for 60 consecutive days after receipt of notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding under this Indenture (with a copy to the Trustee) to comply with any covenant or agreement contained in this Indenture (other than the covenants and agreements specified in clauses (1) through (3) of this Section 6.01);
(5)    default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed of the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries (other than Indebtedness owed to the Issuer or a Restricted Subsidiary), whether such Indebtedness or Guarantee now exists or is created after the Issue Date, which default (a) is caused by a failure to pay when due at final Stated Maturity (giving effect to any grace period related thereto) principal of such Indebtedness (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $35.0 million or more;
(6)    failure by the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or group of Subsidiaries of the Issuer that, together, would constitute a Significant Subsidiary to pay final and non-appealable judgments (net of any amounts covered by insurance and as to which such insurer has not denied responsibility or coverage in writing) aggregating $35.0 million or more, which judgments are not paid, discharged, bonded, stayed or waived within 60 days after such judgment becomes final, and in the event such judgment is covered in full by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;
(7)    (A) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Issuer, a Guarantor that is a Significant Subsidiary or any Restricted Subsidiary that is a Significant Subsidiary or group of Guarantors and Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding in which the Issuer, a Guarantor that is a Significant Subsidiary or any Restricted Subsidiary that is a Significant Subsidiary or group of Guarantors and Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary is to be adjudicated bankrupt or insolvent, (ii) appoints a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer, a Guarantor that is a Significant Subsidiary or any Restricted Subsidiary that is a Significant Subsidiary or group of Guarantors and Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Issuer, a Guarantor that is a Significant Subsidiary or any Restricted Subsidiary that is a Significant Subsidiary or group of Guarantors and Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary, or (iii) orders the winding up or liquidation of the Issuer, a Guarantor that is a Significant Subsidiary or any Restricted Subsidiary that is a Significant Subsidiary or group of Guarantors and Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary, and in each of clauses (A)(i), (A)(ii) and (A)(iii), such order or decree remains unstayed and in effect for a period of 60 consecutive days; or (B) the Issuer, a Guarantor that is a Significant Subsidiary or any Restricted Subsidiary that is a Significant Subsidiary or group of Guarantors and Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case to be adjudicated bankrupt or insolvent or consents to the entry of an order for relief against it in an involuntary case, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer, such Guarantor or any such Restricted Subsidiary or such group of Guarantors and Restricted Subsidiaries or for all or substantially all of its property, (iii) effects any general assignment for the benefit of its creditors or (iv) generally is not paying its debts as they become due;

(8)    any Note Guarantee of any Guarantor that is a Significant Subsidiary (or any group of Guarantors that together would constitute a Significant Subsidiary) ceases to be in full force and effect in all material respects (other than in accordance with the terms of such Note Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any such Guarantor denies its liability under its Note Guarantee (other than by reason of the satisfaction and discharge of this Indenture or the release of such Guarantor from its Note Guarantee in accordance with the terms of this Indenture and such Note Guarantee); and
(9)    other than by reason of the satisfaction in full of all obligations under this Indenture and discharge of this Indenture with respect to the Notes or the release of such Collateral with respect to the Notes in accordance with the terms of this Indenture and the First Lien Notes Security Documents,
(a)    in the case of any security interest with respect to a material portion of the Collateral, such security interest under the First Lien Notes Security Documents shall, at any time, cease to be a valid and perfected security interest or shall be declared invalid or unenforceable, default by the Issuer or any Guarantor in the performance of the First Lien Notes Security Documents that adversely affects in any material respect the enforceability, validity, perfection or priority of such Liens on a material portion of the Collateral, or the determination in a judicial proceeding that the First Lien Notes Security Documents are unenforceable or invalid against the Issuer or any Guarantor party thereto for any reason with respect to a material portion of the Collateral, and any such default continues for 30 days after notice of such default shall have been given to the Issuer by the Trustee or the Holders of at least 25% of the principal amount of the then outstanding Notes issued under this Indenture, except to the extent that any such default (A) results from the failure of the Collateral Agent to maintain possession of certificates, promissory notes or other instruments actually delivered to it representing securities pledged under the First Lien Notes Security Documents or (B) to the extent relating to Collateral consisting of real property, is covered by a title insurance policy with respect to such real property and such insurer has not denied or failed to acknowledge coverage; or
(b)    the Issuer or any Guarantor shall assert in writing that any security interest under any First Lien Notes Security Document is invalid or unenforceable.
Section 6.02    Acceleration of Maturity; Rescission.
If any Event of Default under this Indenture occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, may declare the principal of, premium, if any, and accrued but unpaid interest, on all of the outstanding Notes to be due and payable by notice in writing to the Issuer and the Trustee, in the case of notice by Holders, specifying the respective Event of Default and that it is a “notice of acceleration” and the same shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising under Section 6.01(7) with respect to the Issuer, the principal of, premium, if any, and accrued but unpaid interest, on all of the outstanding Notes shall become due and payable without further action or notice.
If the Notes are accelerated or otherwise become due prior to the Maturity Date, in each case, as a result of an Event of Default (including, but not limited to, an Event of Default specified in Section 6.01(7) (including the acceleration of any claims by operation of law)), the amount that shall then be due and payable in respect of the Notes shall equal the amount which would be due on an optional redemption of the Notes, in each case, determined as of the date of such acceleration, as if the Notes had been optionally redeemed as of the date of such acceleration (i.e., principal plus the Make-Whole Premium if prior to January 31, 2025, and thereafter principal at the redemption price specified under paragraph 5 of the Notes as of such date) and, in each case, accrued and unpaid interest to, but excluding, the date of redemption of such Notes (or payment in the case of a bankruptcy or insolvency event). The amount in excess of par represented by such redemption price, the “Redemption Premium” and, together with any Make-Whole Premium, the “premium”.
Without limiting the generality of the foregoing, it is understood and agreed that if the Notes are accelerated or otherwise become due prior to the Maturity Date, in each case, as a result of an Event of Default (including, but not limited to, an Event of Default specified in Section 6.01(7) (including the acceleration of any claims by operation of law)), the Make-Whole Premium or the Redemption Premium, as applicable, shall also be due and payable as though the Notes had been optionally redeemed on the date of such acceleration and shall constitute part of the Obligations with respect to the Notes in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s lost profits as a result thereof. If the Make-Whole Premium or the Redemption Premium, as applicable, becomes due and payable, it shall be deemed to be principal of the Notes and interest shall accrue on the full principal amount of the Notes (including the Make-Whole Premium or the Redemption Premium, as applicable) from and after the applicable triggering event, including in connection with an Event of Default specified in Section 6.01(7). Any premium payable pursuant to this paragraph and the immediately preceding paragraph shall be presumed to be equal to the liquidated damages sustained by each Holder as the result of the early acceleration or redemption of the Notes and the Issuer and each Guarantor agrees that it is a reasonable estimate under the circumstances currently existing of such Holder’s actual damages. The premium shall also be payable in the event the Notes and/or this Indenture are satisfied, released or discharged through foreclosure, whether by power of judicial proceeding, deed in lieu of foreclosure or by any other means and/or upon the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement or compromise of the Notes in any insolvency or liquidation proceeding. THE ISSUER AND EACH GUARANTOR EXPRESSLY WAIVES (TO THE FULLEST EXTENT THEY MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW, RULE OR REGULATION THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Issuer and each Guarantor expressly agrees (to the fullest extent they may lawfully do so) that: (A) the premium is reasonable and is the product of an arm’s length transaction between sophisticated business entities ably represented by counsel; (B) the premium shall be payable notwithstanding the then prevailing market rates at the time of any acceleration or such payment is made; (C) there has been a course of conduct between the Holders, on the one hand, and the Issuer and the Guarantors, on the other hand, giving specific consideration in this transaction for such agreement to pay the premium; and (D) the Issuer and each Guarantor shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Issuer and each Guarantor expressly acknowledges that its agreement to pay the premium to the Holders as herein described is a material inducement to the Holders to purchase the Notes.
In the event of any Event of Default specified in Section 6.01(5), such Event of Default and all consequences thereof (excluding any resulting Payment Default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose:
(1)    the Indebtedness or Guarantee that is the basis for such Event of Default has been discharged; or
(2)    Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or
(3)    the Payment Default that is the basis for such Event of Default has been cured.
In the event of a declaration of acceleration with respect to the Notes, the Holders of a majority in aggregate principal amount of the then outstanding Notes may, by written notice to the Issuer and the Trustee, on behalf of all of the Holders, rescind and annul such acceleration and its consequences, so long as such rescission and annulment would not conflict with any judgment of a court of competent jurisdiction if:
(1)    all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived;

(2)    to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and
(3)     the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements, indemnities and advances.
No such rescission shall affect any subsequent Default or impair any right consequent thereto.
Section 6.03    Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested by the Holders of a majority of the principal amount outstanding of the Notes to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.08, no remedy herein conferred upon or reserved to the Trustee or to the Holders is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.
Section 6.04    Waiver of Existing Defaults and Events of Default.
(a)    Subject to Sections 2.10 and 6.08 and the terms of the First Lien Notes Security Documents, the Holders of a majority in principal amount of the Notes then outstanding shall have the right to waive any past and existing Default or Event of Default and its consequences under this Indenture, except a Default in the payment of the principal of, or interest or premium, if any, on any Note held by a non-consenting Holder as specified in clauses (1) and (2) of Section 6.01 or in respect of a covenant or a provision which cannot be modified or amended without the consent of each Holder as provided for in Section 8.02 (which shall require the consent of all Holders); provided that, subject to Section 6.02, the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. In case of any such waiver, the Issuer, the Trustee and the

Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively.
(b)    Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.
Section 6.05    Control by Majority.
Subject to Sections 2.10, 6.06 and 7.01 of this Indenture and the First Lien and Third Lien Intercreditor Agreement, the Holders of a majority in aggregate principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Collateral Agent or exercising any trust or power conferred on the Trustee or the Collateral Agent by this Indenture or the First Lien Notes Security Documents. The Trustee or the Collateral Agent, however, may refuse to follow any direction that conflicts with law or this Indenture or the First Lien Notes Security Documents or that the Trustee or the Collateral Agent determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee or the Collateral Agent shall have the right to decline to follow any such direction (it being understood that the Trustee or the Collateral Agent does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) if the Trustee or the Collateral Agent, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee or the Collateral Agent in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee or the Collateral Agent may take any other action deemed proper by the Trustee or the Collateral Agent which is not inconsistent with such direction. In the event the Trustee or the Collateral Agent takes any action or follows any direction pursuant to this Indenture or the First Lien Notes Security Documents, the Trustee or the Collateral Agent shall be entitled to indemnification reasonably satisfactory to it against any cost, liability or expense that might be caused by taking such action or following such direction.
Without such direction and indemnification as described above, neither the Trustee nor the Collateral Agent will be obligated to act upon directions purported to be delivered to it such Holders of a majority in aggregate principal amount of the outstanding Notes, to foreclose upon or otherwise enforce any Lien or to take any other action whatsoever with regard to any or all of the First Lien Notes Security Documents, the Liens created thereby or the Collateral.

Section 6.06    Limitation on Suits.
Subject to Section 6.08, no Holder shall have any right to institute any proceeding with respect to this Indenture, the First Lien Notes Security Documents or the Notes or for any remedy hereunder or thereunder, unless:
(1)    such Holder has previously given the Trustee or the Collateral Agent written notice of a continuing Event of Default;
(2)    the Holders of at least 25% in principal amount of the Notes then outstanding have made a written request to the Trustee or the Collateral Agent to pursue the remedy;
(3)    such Holder or Holders have offered the Trustee or Collateral Agent security or indemnity satisfactory to the Trustee or the Collateral Agent against any costs, liability or expense;
(4)    the Trustee or the Collateral Agent has not complied with the request within 60 days after receipt of the request and the offer of security or indemnity against any cost, liability or expense that might be caused by complying with such request; and
(5)    during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee or the Collateral Agent a direction that is inconsistent with the request.
A Noteholder may not use any provision of this Indenture to disturb or prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.
Section 6.07    No Personal Liability of Directors, Officers, Employees and Stockholders.
No past, present or future director, officer, employee, manager, member, partner, incorporator or stockholder of the Issuer or of any Restricted Subsidiary of the Issuer or any Parent Entity of the Issuer (other than the Issuer in respect of the Notes and each Guarantor in respect of its Guarantee), as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Note Guarantees, the First Lien Notes Security Documents, the First Lien and Third Lien Intercreditor Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 6.08    Rights of Holders To Receive Payment.
Notwithstanding any other provision of this Indenture, the contractual right of any Holder to bring suit to enforce the payment, of principal, premium, if any, and interest, if any, on its Note on or after the respective due dates expressed or provided for in such Note shall not be amended without the consent of such Holder.
Section 6.09    Collection Suit by Trustee.
If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case, at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.10    Trustee May File Proofs of Claim.
The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Noteholders allowed in any judicial proceedings relative to the Issuer or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

Section 6.11    Priorities.
If the Trustee collects any money or property pursuant to this Article VI, subject to the terms of the First Lien and Third Lien Intercreditor Agreement, such money or property shall be paid out or distributed in the following order:
FIRST: to the Trustee, the Collateral Agent and any predecessor Trustee or Collateral Agent for amounts due under Section 7.07;
SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and
THIRD: to the Issuer or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor or as a court of competent jurisdiction may direct in writing.
The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.11.
Section 6.12    Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 6.08 or a suit by Noteholders of more than 10% in principal amount of the Notes then outstanding.
ARTICLE VII.

TRUSTEE AND COLLATERAL AGENT
Section 7.01    Duties of Trustee and Collateral Agent.
(a)    Subject to the terms and protections of this Indenture and the First Lien Notes Security Documents for the benefit of the Trustee and the Collateral Agent, (including but not limited as to the provision of indemnity or security) if a Default or Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, subject to the protections of this Article VII (including, but not limited to, the provision of reasonable indemnity) the Trustee or the Collateral Agent shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person under the circumstances would exercise or use under the same circumstances in the conduct of his or her own affairs.
Except for an Event of Default pursuant to Section 6.01(1) or 6.01(2) (upon the occurrence of which the Trustee if then acting as Paying Agent will be deemed to have knowledge thereof), neither the Trustee nor the Collateral Agent shall be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee or the Collateral Agent, as applicable, has received written notice of any event which is in fact such a Default or Event of Default by the Issuer or by the Holders of at least 25% of the aggregate principal amount of the Notes by written notice of such event sent to the Trustee or the Collateral Agent in accordance with Section 12.02 at the Corporate Trust Office of the Trustee or the Collateral Agent, and such notice references the Notes and this Indenture and states that it is a notice of Default or Event of Default.
(b)    The Trustee, except during the continuance of a Default or Event of Default of which a Responsible Officer of the Trustee has actual knowledge and subject to clause (a) above, and, at all times, the Collateral Agent:
(1)    need perform only those duties that are specifically set forth in this Indenture and the First Lien Notes Security Documents and no others, and no implied covenants or obligations shall be read into this Indenture or the First Lien Notes Security Documents against the Trustee and the Collateral Agent; and
(2)    in the absence of gross negligence or bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and the Collateral Agent under this Indenture and/or the First Lien Notes Security Documents and conforming to the requirements of this Indenture and the First Lien Notes Security Documents but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee or the Collateral Agent, as applicable, the Trustee or the Collateral Agent, as applicable, shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture and the First Lien Notes Security Documents as the case may be (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). Whenever in the administration of this Indenture the Trustee or the Collateral Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee or the Collateral Agent, as applicable (unless other evidence be herein specifically prescribed), may require and, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate and/or an Opinion of Counsel (if this

Indenture permits or provides for such Opinion of Counsel), subject to the requirement in the preceding sentence, if applicable.
(c)    Neither the Trustee nor the Collateral Agent may be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(1)    This paragraph does not limit the effect of subsection (b) of this Section 7.01.
(2)    Neither the Trustee nor the Collateral Agent shall be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee or the Collateral Agent was negligent in ascertaining the pertinent facts.
(3)    Neither the Trustee nor the Collateral Agent shall be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from a majority in aggregate principal amount of the Notes outstanding pursuant to the terms of this Indenture.
(d)    Whether or not therein expressly so provided, Section 7.01 and Section 7.02 shall govern every provision of this Indenture that in any way relates to the Trustee or the Collateral Agent, as applicable.
(e)    The Trustee and the Collateral Agent will be under no obligation to exercise any of its rights and powers under this Indenture or the First Lien Notes Security Documents unless the Trustee has been offered security or indemnity reasonably satisfactory to it against any expenses, loss, liability or exposure. The Trustee’s and the Collateral Agent’s fees, expenses and indemnities (including, but in no way limited to, the fees and disbursements of agents and attorneys) are included in the amounts guaranteed by the Note Guarantees.
(f)    Neither the Trustee nor the Collateral Agent shall be liable for interest on any money received by it except as the Trustee or the Collateral Agent, as applicable, may agree in writing with the Issuer or any Guarantor. Money held in trust by the Trustee or the Collateral Agent need not be segregated from other funds except to the extent required by the law.
(g)    No provision of this Indenture or the First Lien Notes Security Documents shall require the Trustee or the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties. Neither the Trustee nor the Collateral Agent shall be required to give any bond or surety in respect of the performance of its powers or duties hereunder.

(h)    The Collateral Agent and the Trustee shall have no duty or obligation to (x) give, execute, deliver, record, authorize, obtain or make any filings, including but not limited to any UCC-1 or UCC continuation filings, notices, instruments, documents, agreements consents or other papers (y) create, grant, preserve, perfect, validate or ensure a perfected lien with the requisite priority is granted over the applicable Collateral, including any after acquired Collateral, or (z) ensure that any documentation delivered from time to time to create, grant, preserve, protect and perfect the validity and priority of the security interests and Liens (including but not limited to any real estate documentation) is in customary and/or legally satisfactory form to accomplish the applicable documents’ intended purpose and shall have no responsibility or liability in connection with the acts or omissions of the Company or the Guarantors in respect of the foregoing or for or with respect to the legality, validity and enforceability of any security interest created in the Collateral or the perfection or priority of such security interest.
(i)    For the avoidance of doubt, the Collateral Agent and the Trustee shall have no obligation to enter into any such documentation to the extent the Collateral Agent or the Trustee shall determine, in its sole discretion, among other matters, such documentation (i) is prohibited by applicable law, (ii) will violate the terms of any intercreditor agreement to which the Collateral Agent or the Trustee is party, (iii) to the extent relating to any foreign Collateral will have the result of requiring the Collateral Agent or the Trustee to register with, make filings and/or disclosures to any foreign governmental authority or otherwise result in additional burdens to the Collateral Agent vis a vis such foreign jurisdiction or (iv) such documentation imposes additional fees, costs, expenses or potential liabilities on the Collateral Agent or the Trustee without appropriate indemnification therefor being provided by the applicable Holders.
Section 7.02    Rights of Trustee and Collateral Agent.
Subject to Section 7.01:
(1)    The Trustee and the Collateral Agent may conclusively rely on any document (whether in its original, facsimile or electronic (including .pdf) form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee and the Collateral Agent need not investigate any fact or matter stated in the document.
(2)    Before the Trustee or the Collateral Agent acts or refrains from acting, it may require and shall be entitled to receive an Officer’s Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 12.05. The Trustee and the Collateral Agent shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(3)    Each of the Trustee and the Collateral Agent may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed by it with due care.
(4)    Neither the Trustee nor the Collateral Agent shall be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee’s or the Collateral Agent’s conduct does not constitute negligence or willful misconduct.
(5)    Each of the Trustee and the Collateral Agent may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(6)    Notwithstanding any of the other provisions of this Indenture, the rights, privileges, protections, immunities and benefits given to the Trustee and/or the Collateral Agent, including, without limitation, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee and the Collateral Agent in each of its capacities hereunder (including but not limited to as Registrar, Paying Agent and Depository Custodian), and each agent, custodian and other person employed to act hereunder.
(7)    The right of the Trustee or the Collateral Agent to perform any discretionary act enumerated in this Indenture or the First Lien Notes Security Documents shall not be construed as a duty, and the Trustee and the Collateral Agent shall not be answerable for other than its own negligence or willful misconduct in the performance of such act.
(8)    The Trustee and the Collateral Agent may from time to time request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture and the First Lien Notes Security Documents, which Officer’s Certificate may be signed by any persons authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
(9)    In no event shall the Trustee or the Collateral Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee or the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(10)    The Trustee and the Collateral Agent will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, or other paper or document, or inquire as to the performance by the Issuer or the Guarantors of any of their covenants in this Indenture or any of the First Lien Notes Security Documents but the Trustee or the Collateral Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.
(11)    Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Order or an Officer’s Certificate, as applicable.
Section 7.03    Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with either the Issuer or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest within the meaning of Section 310(b) of the TIA, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights. The Trustee shall also be subject to Sections 7.10 and 7.11.
Section 7.04    Disclaimer.
The recitals contained herein and in the Notes, except for the Trustee’s certificate of authentication, shall be taken as the statements of the Issuer or the Guarantors, as the case may be, and neither the Trustee nor the Collateral Agent assumes responsibility for their correctness. The Trustee and the Collateral Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, any Note Guarantee or the First Lien Notes Security Documents, they shall not be accountable for the Issuer’s or any Guarantor’s use of the proceeds from the sale of Notes, they will not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent) or any money paid to the Issuer or any Guarantor pursuant to the terms of this Indenture and they shall not be responsible for any statement in the Notes, the Note Guarantees, this Indenture or the First Lien Notes Security Documents other than the Trustee’s certificate of authentication. Neither the Trustee nor the Collateral Agent shall be responsible for any statement in the Offering Memorandum or any other document utilized by the Issuer in connection with the sale of the Notes, and shall not be responsible for any rating on the Notes or any action or omission of any Rating Agency.

Section 7.05    Notice of Defaults.
If a Default or Event of Default occurs and is continuing (which shall not be cured or waived) and if it is known to the Trustee (pursuant to Section 7.01(a) hereof), the Trustee shall give to each Holder a notice of the Default or Event of Default within 90 days of having received such notice as provided in this Indenture. Except in the case of a Default or Event of Default relating to the payment of the principal, premium, if any, or interest on any Note (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of this Indenture), the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interests of Holders.
Section 7.06    [Reserved].
Section 7.07    Compensation and Indemnity.
The Issuer and the Guarantors shall pay to the Trustee and the Collateral Agent from time to time compensation as agreed upon for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Issuer and the Guarantors shall reimburse the Trustee and the Collateral Agent upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with the Trustee’s and the Collateral Agent’s duties under this Indenture, the Notes Guarantees, the First Lien Notes Security Documents and/or any other related documents including the reasonable compensation, disbursements and expenses of the Trustee’s and the Collateral Agent’s agents and counsel.
The Issuer and the Guarantors, jointly and severally, shall indemnify each of the Trustee and the Collateral Agent and its respective agents, employees, stockholders, attorneys, directors and officers and any predecessor Trustee or Collateral Agent for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of any such Person) and reasonable attorneys’ fees and expenses (collectively, “Losses”) incurred by each of them in connection with the acceptance or administration of this Indenture, the Notes Guarantees, the First Lien Notes Security Documents and/or any other related documents or the performance of their respective duties under this Indenture, the Notes, the Notes Guarantees, the First Lien Notes Security Documents and/or any other related documents or the exercise of the respective rights and powers under this Indenture, the Notes, the Note Guarantees, the First Lien Notes Security Documents and/or any other related documents, including the reasonable costs and expenses of enforcing this Indenture (including this Section 7.07), the Notes, the Note Guarantees, the First Lien Notes Security Documents, or any related documents or otherwise arising under such documents and including the reasonable costs and expenses of defending itself against any claim (whether asserted by any Holder, the Issuer, any Guarantor or otherwise) or liability in connection with the exercise or performance of any of its rights, powers or duties hereunder (including, without limitation, settlement costs). The Trustee or the Collateral Agent, as applicable, shall notify the Issuer and the Guarantors in writing promptly of any third party claim of which a Responsible Officer of the Trustee or the Collateral Agent, as applicable has actual knowledge asserted against the Trustee or the Collateral Agent, as applicable, for which it may seek indemnity (each, a “Third Party Claim”); provided that the failure by the Trustee or the Collateral Agent, as applicable to so notify the Issuer and the Guarantors shall not relieve the Issuer and Guarantors of their obligations hereunder except to the extent the Issuer and the Guarantors are actually prejudiced thereby. Neither the Issuer nor any Guarantor need pay for any settlement or provide any indemnification for any other Losses associated therewith to the extent such settlement is made in connection with any Third Party Claim without its consent, which consent shall not be unreasonably withheld or delayed. The Trustee and the Collateral Agent shall have the right to its own counsel and the Issuer shall pay the reasonable fees and expenses of such counsel in connection with any Third Party Claim to the extent the Trustee or the Collateral Agent, as applicable, reasonably determines that a conflict of interest exists or is required in connection with the performance of its duties under this Indenture.
Notwithstanding the foregoing, the Issuer and the Guarantors need not reimburse the Trustee or the Collateral Agent for any expense or indemnify it against any loss or liability to have been incurred by the Trustee or the Collateral Agent through its own negligence, bad faith or willful misconduct.
To secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except for such money or property held in trust to pay principal of and interest on particular Notes. Such lien shall survive the satisfaction and discharge of this Indenture.
The obligations of the Issuer and the Guarantors under this Section 7.07 to compensate and indemnify the Trustee, the Collateral Agent, each predecessor Trustee and predecessor Collateral Agent and to pay or reimburse the Trustee, the Collateral Agent, each predecessor Trustee and each predecessor Collateral Agent for expenses, disbursements and advances shall be joint and several liabilities of the Issuer and each of the Guarantors and shall survive the resignation or removal of the Trustee or the Collateral Agent and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.
When the Trustee or the Collateral Agent incurs expenses or renders services after an Event of Default specified in Section 6.01 (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable Bankruptcy Law.

For purposes of this Section 7.07, the term “Trustee” shall include any trustee appointed pursuant to this Article VII; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder. The provisions of this Section 7.07 shall apply to the Collateral Agent and the Trustee in its capacity as Paying Agent, Registrar and any other Agent under this Indenture and/or the Notes Security Documents and shall survive the termination of this Indenture and the resignation or removal of the Trustee and/or the Collateral Agent in any capacity.
Section 7.08    Replacement of Trustee or Collateral Agent.
The Trustee or the Collateral Agent may resign at any time by so notifying the Issuer and the Guarantors in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee or the Collateral Agent by notifying the Issuer and the removed Trustee or Collateral Agent, as applicable, in writing and may appoint a successor Trustee or successor Collateral Agent, as applicable, with the Issuer’s written consent, which consent shall not be unreasonably withheld. The Issuer may remove the Trustee or the Collateral Agent at its election if:
(1)    in the case of the Trustee, the Trustee fails to comply with Section 7.10;
(2)    the Trustee or the Collateral Agent, as applicable, is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(3)    a receiver or other public officer takes charge of the Trustee or its property or the Collateral Agent or its property, as applicable; or
(4)    the Trustee or the Collateral Agent, as applicable, otherwise becomes incapable of acting.
If the Trustee or the Collateral Agent resigns or is removed or if a vacancy exists in the office of Trustee or the Collateral Agent for any reason, the Issuer shall promptly appoint a successor Trustee or a successor Collateral Agent, as applicable.
If a successor Trustee or successor Collateral Agent does not take office within 30 days after the retiring Trustee or retiring Collateral Agent, as applicable, resigns or is removed, the retiring Trustee or retiring Collateral Agent, as applicable, the Issuer or the Holders of a majority in principal amount of the outstanding Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee or successor Collateral Agent, as applicable.

If the Trustee fails to comply with Section 7.10, Noteholders holding at least 10% in principal amount of the Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
A successor Trustee or successor Collateral Agent shall deliver a written acceptance of its appointment to the retiring Trustee or retiring Collateral Agent, as applicable, and to the Issuer. Immediately following such delivery, the retiring Trustee or retiring Collateral Agent, as applicable, shall, subject to its rights under Section 7.07, transfer all property held by it as Trustee or Collateral Agent to the successor Trustee or successor Collateral Agent, as applicable, the resignation or removal of the retiring Trustee or the retiring Collateral Agent, as applicable, shall become effective, and the successor Trustee or the successor Collateral Agent, as applicable, shall have all the rights, powers and duties of the Trustee or the Collateral Agent, as applicable, under this Indenture. A successor Trustee or successor Collateral Agent, as applicable, shall mail notice of its succession to each Noteholder. Notwithstanding replacement of the Trustee or the Collateral Agent pursuant to this Section 7.08, the Issuer’s and the Guarantors’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee or retiring Collateral Agent.
Section 7.09    Successor by Consolidation, Merger, etc.
If the Trustee or the Collateral Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10, the successor corporation without any further act shall be the successor Trustee or successor Collateral Agent, as applicable; provided that such entity shall be otherwise qualified and eligible under this Article VII.
Section 7.10    Eligibility; Disqualification.
There will at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.
Section 7.11    [Reserved.]
Section 7.12    Paying Agents.
The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

(A)    that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Issuer or by any obligor on the Notes) in trust for the benefit of Holders or the Trustee;
(B)    that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and
(C)    that it will give the Trustee written notice within three Business Days of any failure of the Issuer (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.
ARTICLE VIII.

AMENDMENT, SUPPLEMENT AND WAIVER
Section 8.01    Without Consent of Noteholders.
Notwithstanding Section 8.02, the Issuer, the Guarantors and the Trustee and the Collateral Agent may modify and amend or supplement this Indenture, the Notes, the Note Guarantees or the First Lien Notes Security Documents without the consent of any Holder for any of the following purposes:
(1)    to cure any ambiguity, omission, defect or inconsistency;
(2)    to provide for uncertificated Notes in addition to or in place of Physical Notes (provided that such Notes are in registered form for purposes of Section 163(f) of the Code);
(3)    to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets;
(4)    to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the First Lien Notes Security Documents or provide for any release of Collateral pursuant to the terms of this Indenture or any of the First Lien Notes Security Documents;
(5)    to add any Guarantor or release any Guarantor from its Note Guarantee if such release is permitted by the terms of this Indenture;

(6)    to conform the text of this Indenture, the Notes, the Note Guarantees or the First Lien Notes Security Documents to any provision of the “Description of New First Lien Notes” section of the Offering Memorandum;
(7)    to provide for the issuance of Additional Notes or PIK Notes in accordance with the terms of this Indenture;
(8)    to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights under this Indenture of any Holder in any material respect;
(9)    to comply with the rules of any applicable securities depositary;
(10)    to evidence and provide for the acceptance of appointment by a successor or separate Trustee or Collateral Agent with respect to the Notes;
(11)    to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not adversely affect the rights of Holders to transfer Notes;
(12)    to enter into any intercreditor agreement pursuant to this Indenture having substantially similar terms with respect to the Holders as those set forth in the First Lien and Third Lien Intercreditor Agreement, take as a whole, or any joinder thereto;
(13)    in the case of any First Lien Notes Security Document, to include therein any legend required to be set forth therein pursuant to the First Lien and Third Lien Intercreditor Agreement or to modify any such legend as required by the First Lien and Third Lien Intercreditor Agreement;
(14)    to provide for the succession of any parties to the First Lien Notes Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of the ABL Credit Facility or any other agreement that is not prohibited by this Indenture;
(15)    secure additional extensions of credit and add additional secured creditors holding other Fixed Asset Debt so long as such Fixed Asset Debt is not prohibited by the provisions of this Indenture; or

(16)    to add Additional Assets as Collateral.
After an amendment or supplement under this Section 8.01 becomes effective, the Issuer shall send to the Holders a notice briefly describing the amendment or supplement. Any failure of the Issuer to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or supplement.
Section 8.02    With Consent of Noteholders.
(a)    Except to the extent provided in Section 8.01 and subsections (b) and (c) of this Section 8.02, this Indenture, the Notes, any Note Guarantee or the First Lien Notes Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes, any Note Guarantee or the First Lien Notes Security Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for, Notes).
(b)    Notwithstanding subsection (a) of this Section 8.02, without the consent of each Holder affected thereby, an amendment or waiver may not (with respect to any Note held by a non-consenting Holder):
(1)    reduce the principal amount of Notes issued under this Indenture whose Holders must consent to an amendment, supplement or waiver;
(2)    reduce the principal amount of or change the Maturity Date of any Notes, or alter the provisions with respect to the redemption of any such Notes other than the provisions of Sections 4.07 and 4.08 of this Indenture;
(3)    reduce the rate of or change the time for payment of interest on any such Notes (or extend the grace period for the payment of interest under Section 6.01(1));
(4)    waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on any such Notes (except a rescission of acceleration of Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the Payment Default that resulted from such acceleration);

(5)    make any such Note payable in currency other than that stated in such Note;
(6)    modify any of the provisions in this Indenture regarding the waiver of past Defaults;
(7)    amend the contractual right expressly set forth in this Indenture or any Note of any Holder to institute suit for the enforcement of any payment of principal of, premium, if any, or interest on such Note on or after the Stated Maturity or Redemption Date of any such Note;
(8)    release the Issuer or any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or
(9)    modify or change any provision of this Indenture affecting the ranking of the Notes or Note Guarantees in a manner adverse to the Holders.
(c)    In addition, without the consent of the Holders of at least 80% in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), no amendment, supplement or waiver may (1) have the effect of releasing all or substantially all of the Collateral from the Liens created pursuant to the First Lien Notes Security Documents (except as permitted by the terms of this Indenture or the First Lien Notes Security Documents) or changing or altering the priority of the security interests of the Holders in the Collateral under the First Lien and Third Lien Intercreditor Agreement, (2) make any change in the First Lien Notes Security Documents or the provisions in this Indenture dealing with the application of proceeds of the Collateral that would adversely affect the Holders in any material respect (3) modify the First Lien Notes Security Documents or the provisions of this Indenture dealing with Collateral in any manner adverse to the Holders in any material respect other than in accordance with the terms of this Indenture or the First Lien Notes Security Documents or (4) permit the incurrence of more than $25.0 million of Additional Notes (including by amending the covenants under Sections 4.09 and 4.13); provided that (x) if any such amendment, supplement or waiver will only affect one series of Notes (or less than all series of the Notes) then outstanding under this Indenture, then only the consent of the Holders of at least 80% in aggregate principal amount of the Notes of such series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series of the Notes) shall be required.
(d)    Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement. Notwithstanding the foregoing, with respect to any payment of consideration for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes in connection with an exchange offer, the Issuer and any Affiliate of the Issuer may exclude (i) any Holder or Beneficial Owner that is a U.S. Person, but is not a QIB and (ii) any Holder or Beneficial Owner of Notes in any jurisdiction (other than the United States) where the inclusion of such Holders or Beneficial Owners would require the Issuer or any such Affiliate of the Issuer to comply with the registration requirements or other similar requirements under any securities laws of such jurisdiction or the solicitation of such consent, waiver or amendment from, or the granting of such consent or waiver, or the approval of such amendment by, Holders or Beneficial Owners in such jurisdiction would be unlawful, in each case as determined by the Issuer in its sole discretion.
(e)    It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
(f)    No amendment of, or supplement or waiver to, this Indenture, the Notes, any Note Guarantee or the First Lien Notes Security Documents shall be permitted to be effected if such amendment, supplement or waiver is in violation of or inconsistent with the terms of the First and Third Lien Intercreditor Agreement. No amendment of, or supplement or waiver to the First Lien and Third Lien Intercreditor Agreement shall be permitted to be effected without the consent of the Collateral Agent, the ABL Collateral Agent and any other Fixed Asset Representative then party thereto, other than pursuant to the terms thereof.
(g)    After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Issuer shall send to the Holders a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
Section 8.03    [Reserved].
Section 8.04    Revocation and Effect of Consents.
(a)    Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder is a continuing consent, conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note.

(b)    The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Noteholders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Noteholders has been obtained.
(c)    After an amendment, supplement, waiver or other action under Section 8.01 or Section 8.02 becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (9) of Section 8.02(b). In that case the amendment, supplement, waiver or other action shall bind each Noteholder who has consented to it and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note.
Section 8.05    Notation on or Exchange of Notes.
If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Issuer) shall request the Holder of the Note to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Noteholder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue, the Guarantors shall endorse and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 8.06    Trustee and Collateral Agent to Sign Amendments, etc.
The Trustee and, as applicable, the Collateral Agent, shall sign any amendment, supplement or waiver authorized pursuant to this Article VIII if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee and, as applicable, the Collateral Agent. If it does adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Agent, if applicable, the Trustee or the Collateral Agent, as applicable, may, but need not, sign such amendment, supplement or waiver. The Issuer or the Guarantors may not sign an amendment, supplement or waiver until its Board of Directors approve it. Notwithstanding anything herein to the contrary, in signing an amendment, supplement or waiver, the Trustee and, as applicable, the Collateral Agent shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon an Officer’s Certificate and (other than in the case of an amendment or supplement for the purpose of adding a Guarantor under this Indenture in accordance with Section 8.01(5)) an Opinion of Counsel stating, in addition to the matters required by Section 12.04, that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is a legal, valid and binding obligation of the Issuer and the Guarantors party thereto, enforceable against the Issuer and the Guarantors party thereto in accordance with its terms (subject to customary exceptions). Guarantors may, but shall not be required to, execute supplemental indentures that do not modify such Guarantor’s Note Guarantee.
ARTICLE IX.

DISCHARGE OF INDENTURE; DEFEASANCE
Section 9.01    Discharge of Indenture.
This Indenture and the First Lien Notes Security Documents will be discharged and will cease to be of further effect as to the Notes and Note Guarantees, and the Trustee and the Collateral Agent, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, the First Lien Notes Security Documents, the Notes and the Note Guarantees, when either:
(1)    the Issuer delivers to the Trustee all outstanding Notes issued under this Indenture (other than (i) Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) for cancellation; or
(2)    (a) all Notes outstanding under this Indenture not theretofore delivered to the Trustee for cancellation (I) have become due and payable, whether on the Maturity Date or as a result of the sending of a notice of redemption, or otherwise (II) will become due and payable within one year, or (III) are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor irrevocably deposits or cause to be deposited with the Trustee as funds in trust solely for the benefit of the Holders, cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in an amount sufficient to pay the principal of, premium, if any, and accrued and unpaid interest on the Notes outstanding under this Indenture not theretofore delivered to the Trustee for cancellation on the Maturity Date or on the applicable Redemption Date, as the case may be; (b) no Default or Event of Default (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any material instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from the borrowing of funds to be applied to such deposit and the granting of Liens in connection therewith); (c) the Issuer or any Guarantor has paid or caused to be paid all sums payable by the Issuer or any Guarantor under this Indenture; and (d) the Issuer have delivered (I) irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes on the Maturity Date or the applicable Redemption Date, as the case may be, and (II) an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Indenture have been complied with.
The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of and at the expense of the Issuer.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer and the Guarantors, as applicable, under Sections 4.01, 4.02, 7.07 and, if money shall have been deposited with the Trustee pursuant to Section 9.01(2), 9.05 and the obligations of the Trustee under Sections 9.05, 9.07 and 9.08 shall survive such satisfaction and discharge.
Section 9.02    Legal Defeasance.
The Issuer may, at its option and at any time, elect to have all of its obligations and the obligations of the Guarantors discharged with respect to all outstanding Notes on the date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), to have cured all then existing Events of Default and to have satisfied all of its other obligations under such Notes, the Note Guarantees, this Indenture and the First Lien Notes Security Documents, and to have Liens on the Collateral securing the Notes released (and the Trustee, on demand of and at the expense of the Issuer, shall, subject to Section 9.06, execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
(1)    the rights of the Holders of the outstanding Notes to receive solely from the trust described in Section 9.04 and as more fully set forth in Section 9.04, payments in respect of the principal amount of, premium, if any, and interest on such Notes when such payments are due;

(2)    the Issuer’s obligations with respect to such Notes under Sections 2.07, 2.08, 2.11, 4.02 and 9.05;
(3)    the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07) and the Issuer’s and the Guarantors’ obligations in connection therewith; and
(4)    this Section 9.02.
Concurrently with any Legal Defeasance, the Issuer may, at its further option, cause to be terminated, as of the date on which such Legal Defeasance occurs, all of the obligations under any or all of the Note Guarantees, if any, then existing and obtain the release of the Note Guarantees of any or all Guarantors.
Subject to compliance with this Article IX (other than Section 9.01), the Issuer may exercise its option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 with respect to the Notes.
Section 9.03    Covenant Defeasance.
The Issuer may, at its option and at any time, elect to have all of its obligations and the obligations of the Guarantors under Sections 4.03, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 11.03, 11.04, 11.05 and 11.06 and clauses (2) through (7) of Section 5.01(a), released with respect to the Notes on the date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not to be “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Notes, the Issuer and its Restricted Subsidiaries may omit or fail to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture, the Notes and the Note Guarantees shall be unaffected thereby. In addition, upon the Issuer’s exercise of the option in this Section 9.03, subject to the satisfaction of the conditions set forth in Section 9.04, Sections 6.01(3), (4), (5), (6), (7) (solely with respect to a Restricted Subsidiary that is a Significant Subsidiary and any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), (8) and (9) shall not constitute Events of Default.

Notwithstanding any discharge or release of any obligations under this Indenture pursuant to Section 9.02 or this Section 9.03, the obligations of the Issuer and the Guarantors, as applicable, under Sections 7.07, 9.05 and 9.06 and, the obligations of the Trustee under Sections 9.05, 9.07 and 9.08 shall survive such discharge or release.
Section 9.04    Conditions to Defeasance or Covenant Defeasance.
The following shall be the conditions to application of Section 9.02 or Section 9.03 to the outstanding Notes:
(1)    the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders issued under this Indenture, cash in U.S. Dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of an Advisory Firm (such opinion shall be delivered to the Trustee, and upon which the Trustee shall have no liability in relying), to pay the principal, premium, if any, and interest on the Notes outstanding under this Indenture on the Maturity Date or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular Redemption Date;
(2)    in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States (upon which the Trustee shall have no liability in relying) confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the Notes outstanding under this Indenture will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)    in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States (upon which the Trustee shall have no liability in relying) confirming that the beneficial owners of the Notes outstanding under this Indenture will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)    no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens in connection therewith) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;
(5)    such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuer or any of the Guarantors is a party or by which the Issuer or any of the Guarantors is bound (other than that resulting from the borrowing of funds to be applied to such deposit and the granting of Liens in connection therewith);
(6)    the Issuer must deliver to the Trustee an Officer’s Certificate (upon which the Trustee shall have no liability in relying) stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes issued under this Indenture over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and
(7)    the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel upon which the Trustee shall have the right to rely, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Section 9.05    Deposited Money and U.S. Government Obligations To Be Held in Trust.
Subject to Section 9.08, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.01 or Section 9.04, as the case may be, in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agents (including the Issuer or a Guarantor acting as Paying Agent), to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.
The Issuer and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.01 or Section 9.04, as the case may be, or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Anything in this Article IX to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon a request of the Issuer any money or U.S.

Government Obligations held by it as provided in Section 9.01 or Section 9.04, as the case may be, which, in the opinion of an Advisory Firm expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance or satisfaction and discharge of this Indenture.
Section 9.06    Reinstatement.
If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and each Guarantor’s obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article IX until such time as the Trustee or such Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03, as the case may be; provided that if the Issuer or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuer or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.
Section 9.07    Moneys Held by Paying Agent.
In connection with the satisfaction and discharge of this Indenture, all moneys and U.S. Government Obligations then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuer, be paid or delivered to the Trustee, or if sufficient moneys and U.S. Government Obligations have been deposited pursuant to Section 9.04, to the Issuer upon a request of the Issuer (or, if such moneys and U.S. Government Obligations had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.
Section 9.08    Moneys Held by Trustee.
Subject to applicable escheat laws, any moneys and U.S. Government Obligations deposited with the Trustee or any Paying Agent or then held by the Issuer or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid or returned to the Issuer (or, if appropriate, the Guarantors) upon a request of the Issuer, or if such moneys and U.S. Government Obligations are then held by the Issuer or the Guarantors in trust, such moneys and U.S. Government Obligations shall be released from such trust; and the Holder of such

Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust moneys and U.S. Government Obligations shall thereupon cease.
ARTICLE X.

GUARANTEE OF SECURITIES
Section 10.01    Guarantee.
Subject to this Article X, the Guarantors, by execution of this Indenture, jointly and severally, guarantee to each Holder, the Collateral Agent and to the Trustee (i) the due and punctual payment of the principal of, premium, if any, and interest on each Note, when and as the same shall become due and payable, whether on the Maturity Date, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment of all other obligations and due and punctual performance of all obligations of the Issuer to the Holders, the Collateral Agent or the Trustee all in accordance with the terms of such Note and this Indenture and the First Lien Notes Security Documents together with all other Obligations and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise, in each case, to the limitations set forth in Section 10.06. Each Guarantor, by execution of this Indenture, agrees that, subject only to the applicable provisions, if any, of Section 10.06, its obligations hereunder shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver or consent with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor. Each Guarantor further agrees that its Note Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection).
Each Guarantor hereby waives (to the extent permitted by law) diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon. Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.
The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Trustee or any Holder under the Note Guarantees. Each Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.
Section 10.02    Execution and Delivery of Note Guarantee.
To evidence the Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees this Indenture (or supplemental indenture in the form of Exhibit H hereto) shall be executed by either manual, facsimile or electronic (including “.pdf”) signature of an Officer of such Guarantor.
Each of the Guarantors hereby agrees that its Note Guarantee set forth in Section 10.01 shall be in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.
If an Officer of a Guarantor whose signature is on this Indenture (or a supplemental indenture in the form of Exhibit H hereto) no longer holds that office at the time the Trustee authenticates the Note, such Guarantor’s Guarantee of such Note shall be valid nevertheless.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Guarantor.
Section 10.03    Release of Guarantors.
(a)    A Note Guarantee of a Subsidiary Guarantor will be unconditionally and automatically released and discharged upon any of the following:
(1)    any Transfer (including, without limitation, by way of consolidation, merger, dividend, distribution or otherwise) by such Subsidiary Guarantor to any Person that is not a Guarantor or the Issuer of all or substantially all of the properties and assets of such Subsidiary Guarantor, so long as such Transfer is made in accordance with the applicable provisions of this Indenture and such Subsidiary

Guarantor is also released from its Guarantee and all pledges and security interests granted in connection with Certain Other Indebtedness;
(2)    the designation by the Issuer of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;
(3)    any Transfer directly or indirectly (including, without limitation, by way of consolidation, merger, dividend, distribution or otherwise) to any Person that is not a Guarantor or the Issuer of Equity Interests of such Subsidiary Guarantor or any issuance by such Subsidiary Guarantor of its Equity Interests, such that such Subsidiary Guarantor ceases to be a Subsidiary of the Issuer, so long as such Transfer is made for valid business purposes (other than to release the Note Guarantee) and in accordance with the applicable provisions of this Indenture and such Subsidiary Guarantor is also released from its Guarantee and all pledges and security interests granted in connection with Certain Other Indebtedness;
(4)    the merger or consolidation of any Subsidiary Guarantor with and into the Issuer or another Subsidiary Guarantor that is the surviving Person in such merger or consolidation, or, subject to compliance with Article V, upon the liquidation of a Subsidiary Guarantor;
(5)    the release or discharge of the Guarantee by, or direct obligation of, such Subsidiary Guarantor in respect of the Certain Other Indebtedness or any other Indebtedness that gave rise to such Subsidiary Guarantor’s obligation to provide such Note Guarantee, except in each case, a release or discharge by, or as a result of, payment under such Obligation or Guarantee, but only if the Liens on Collateral of such Subsidiary Guarantor are also substantially concurrently released pursuant to the terms of any other ABL Obligations and Fixed Asset Obligations;
(6)    upon payment in full of the principal of, accrued and unpaid interest and premium (if any) on the Notes; or
(7)    upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture in accordance with Article IX.
(b)    A Note Guarantee of a Subsidiary Guarantor also will be automatically released upon the applicable Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing the Notes or other exercise of remedies in respect thereof in accordance with the First Lien and Third Lien Intercreditor Agreement.
(c)    The Note Guarantees of Holdings will be released (i) if the Issuer exercises its Legal Defeasance option or Covenant Defeasance option as described under Article IX, (ii) if the Issuer’s Obligations under this Indenture are discharged (including pursuant to a satisfaction and discharge of this Indenture as described in Article IX; through redemption or repurchase of all the Notes; through repayment in full of the Notes; or otherwise) in accordance with the terms of this Indenture or (iii) if there is a release or discharge of such Guarantee by, or direct obligation of, Holdings of the obligations under Certain Other Indebtedness, except a discharge or release by or as a result of payment in connection with the enforcement of remedies under such Guarantee or direct obligation.
(d)    No such release or discharge of a Note Guarantee of a Guarantor shall be effective against the Trustee or the Holders to which such Note Guarantee relates until the Issuer shall have delivered to the Trustee an Officer’s Certificate, upon which the Trustee shall have the right to rely, stating that all conditions precedent provided for in this Indenture relating to such transactions have been complied with. At the request of the Issuer, and upon being provided an Officer’s Certificate, the Trustee shall execute and deliver an instrument evidencing such release.
(e)    If the Note Guarantee of any Guarantor is deemed to be released or is automatically released, the Issuer shall deliver to the Trustee an Officer’s Certificate stating the identity of the released Guarantor, the basis for release in reasonable detail, and that such release complies with this Indenture. At the request of the Issuer, and upon delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel that a Guarantor has been released and that execution by the Trustee of an appropriate instrument evidencing the release of such Guarantor from its Guarantee complies with this Indenture, the Trustee shall execute any documents reasonably requested by either the Issuer or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article X (it being understood that the failure to obtain any such instrument shall not impair any automatic release pursuant to this Section 10.03).
Section 10.04    Waiver of Subrogation.
Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Note on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.04 is knowingly made in contemplation of such benefits.
Section 10.05    [Reserved].
Section 10.06    Limitation on Guarantor’s Liability; Certain Foreign Guarantor Considerations.
(a)    Each Guarantor, and by its acceptance hereof, each Holder and the Trustee, hereby confirm that it is the intention of all such parties that the Guarantee of a Guarantor does not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, the Trustee, each Holder and each Guarantor hereby irrevocably agree that the obligations of a Guarantor under its Note Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor not constituting such a fraudulent transfer or conveyance.
(b)    French Guarantee.
(i)    For the purpose of this Section 10.06(b),
(A)    French Guarantors shall mean any Guarantor incorporated in France;
(B)    Guarantee Obligations shall mean the obligations and liabilities of the relevant French Guarantor under the Guarantee;
(C)    a reference to “Indirect Benefits” of a French Guarantor means the aggregate amount of the Notes proceeds on-lent, directly or indirectly, to, or used to refinance any indebtedness previously on-lent directly or indirectly to such French Guarantor (or, without double counting, any of its Subsidiaries), plus any accrued and unpaid interest (including any default interest), compounded interest costs and fees in respect of or attributable to that on-lending, outstanding as at the Guarantee Demand Date;
(D)    “Guarantee Demand Date” means the first date upon which the Holder, the Collateral Agent or the Trustee makes written demand upon the relevant French Guarantor to make payment in respect of its Guarantee Obligations; and

(E)    in relation to a French Guarantor, “Subsidiary” means a company controlled by that French Guarantor within the meaning of article L.233-3 of the French Commercial Code.
(ii)    A French Guarantor shall not incur Guarantee Obligations other than in respect of:
(A)    that French Guarantor’s Subsidiaries’ obligations and liabilities under the Notes Documents; and
(B)    that French Guarantor’s Indirect Benefits under the Notes Documents as at the Guarantee Demand Date.
(iii)    Notwithstanding any provision (other than in this Section 10.06(b)) to the contrary, to the extent that any provision of this Agreement or any certificate, notice or other document delivered under or in connection with this Agreement is a guarantee by a French Guarantor of the obligations of any other person, or an undertaking, covenant, obligation, representation or warranty for any other person, then that French Guarantor shall not be bound by any such guarantee, undertaking, covenant, obligation, representation or warranty, unless made in respect of a Subsidiary of it.
(iv)    Without limiting the generality of the foregoing,
(A)    the covenants made in Article IV of this Agreement and in any other Notes Document by each French Guarantor shall be made for itself;
(B)    the obligations of any French Guarantor under the Notes Documents will not extend beyond a point where they would infringe article L. 225-216 of the French Commercial Code and/or would constitute a misuse of corporate assets within the meaning of article L. 242-6 of the French Commercial Code (or any other law or regulation having the same effect as interpreted by French courts); and
(C)    the obligations of any French Guarantor under the Notes Documents will not extend beyond a point where they would infringe article L. 511-7 3° of the French Monetary and Financial Code.
(v)    Any repayment of any inter-company loans due by a French Guarantor under the on-lending referred to in the definition of “Indirect Benefits” above shall reduce pro tanto the amount payable under the Guarantee.

(vi)    Notwithstanding any provision (other than in this Section 10.06(b)) to the contrary, no French Guarantor is acting as a “co-débiteur solidaire” within the meaning of article 1318 of the French Civil Code as to its obligations, if any, towards each Holder, the Trustee, the Collateral Agent or the other Guarantors pursuant to the Guarantee.
(vii)    In the event of any conflict between the provisions of this Section 10.06(b) and any other provisions of this Agreement or any other, this Section 10.06(b) shall prevail and govern.
(c)    Romanian Guarantee. In respect of any Guarantor organized in Romania (a “Romanian Guarantor”), any Guarantee constituted or purportedly constituted by a Romanian Guarantor through this Indenture, having the legal nature of a fideiusiune within the meaning of art. 2280 and the following of the Romanian Civil Code (collectively, the “Romanian Suretyship”), shall be subject to the following:
(i)    it is expressly accepted that the Romanian Suretyship is to be constituted through this Indenture;
(ii)    each Romanian Guarantor’s cumulative liability that can be enforced under the Romanian Suretyship is limited to any amount that would not cause the Romanian Guarantor to breach any of its legal or statutory obligations, including the breach of the covenants undertaken pursuant to this Section 10.06(c);
(iii)    the Romanian Suretyship shall not be binding on any Romanian Guarantor to the extent to which the constituting of the Romanian Suretyship would result in the breach of the provisions of (A) art. 272 para (1) let. (b) of the Romanian Companies Law no. 31/1990, subject to the provisions of para (2) of the same article; or (B) art. 272 para (1) let. (c) of the Romanian Companies Law no. 31/1990, as corroborated by the provisions of art. 1444 of the same law;
(iv)    the Romanian Suretyship shall not include the assumption by any Romanian Guarantor of any liability which would result in a misuse of such Romanian Guarantor’s assets or credit and that would accordingly trigger the liability of any of a Romanian Guarantor’s management, shareholders or any other person that contributed to the situation of insolvency, in terms of art. 169 of the Romanian Insolvency Law no. 85/2014, as corroborated by art. 117 of the same law; and
(v)    the Romanian Suretyship shall be limited in such an amount as is necessary to ensure the compliance of each Romanian Guarantor with the Romanian legal requirements relating to the legal concept of “corporate benefit”, as understood by the relevant Romanian legislation, case law and doctrine.

ARTICLE XI.

COLLATERAL AND SECURITY
Section 11.01    Collateral.
(a)    The due and punctual payment of the principal of, premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether on the Maturity Date, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual performance of all Obligations of the Issuer and the Guarantors to the Holders, the Trustee and/or the Collateral Agent, in accordance with the terms of the Notes, this Indenture, the Note Guarantees and the First Lien Notes Security Documents, shall be secured, according to the terms hereunder or thereunder, by a Lien on the Collateral on an equal and ratable basis with any other Fixed Asset Obligations, subject to Permitted Liens and the terms of the First Lien and Third Lien Intercreditor Agreement, as provided in this Indenture and the First Lien Notes Security Documents, and will be secured by all of the Collateral pledged pursuant to the First Lien Notes Security Documents hereafter delivered as required or permitted by this Indenture and the First Lien Notes Security Documents, and subject to the terms thereof. The Issuer and the Guarantors, for the benefit of the Holders, hereby appoints U.S. Bank Trust Company, National Association as the initial Collateral Agent, and the Collateral Agent and the Trustee are hereby authorized and directed to execute and deliver the First Lien Notes Security Documents to which it is a party. Each Holder by its acceptance of any Notes and the Note Guarantees thereof, irrevocably consents and agrees to such appointment. The Collateral Agent shall have the privileges, powers and immunities set forth in this Indenture and the First Lien Notes Security Documents. Notwithstanding any provision to the contrary contained elsewhere in this Indenture or the First Lien Notes Security Documents, the duties of the Collateral Agent shall be ministerial and administrative in nature and the Collateral Agent shall not be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder, the Issuer or any Guarantor. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)    Each Holder, by its acceptance of any Notes and the Note Guarantees, consents and agrees to the terms of the First Lien Notes Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral and the automatic amendments, supplements, consents, waivers and other modifications thereto without the consent of the Holders) as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and authorizes and directs the Collateral Agent and the Trustee, as applicable, to enter into the First Lien Notes Security Documents on the Issue Date, and, at any time after the Issue Date, if applicable, any intercreditor agreement in respect of Junior Indebtedness (any such agreement, in customary market form (as reasonably determined by the Issuer as set forth in an Officer’s Certificate delivered to the Trustee and the Collateral Agent) that neither contravenes nor is prohibited by this Indenture and other Indebtedness secured by any Collateral or the First Lien and Third Lien Intercreditor Agreement and otherwise in form and substance reasonably acceptable to the Collateral Agent), and any joinders to the foregoing, to which it is a party, at any time after the Issue Date, if applicable, to perform its obligations and exercise its rights thereunder in accordance therewith.
(c)    The Trustee and each Holder, by accepting the Notes and the Note Guarantees, acknowledges that, as more fully set forth in the First Lien Notes Security Documents, the Collateral as hereafter constituted shall be held for the benefit of all the Holders and the Trustee and the Collateral Agent, and that the Lien of this Indenture and the First Lien Notes Security Documents in respect of the Trustee, the Collateral Agent and the Holders is subject to and qualified and limited in all respects by the First Lien Notes Security Documents and actions that may be taken thereunder.
Section 11.02    Maintenance of Collateral.
The Issuer and the Domestic Guarantors shall maintain and preserve the Collateral; provided that the Issuer and the Domestic Guarantors may dispose of Collateral to the extent not otherwise prohibited by this Indenture. Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (a) the ability of the Issuer and the Domestic Guarantors (taken as a whole) to perform their respective obligations hereunder or under the First Lien Notes Security Documents, to the extent party thereof, or (b) on the rights and remedies of the Holders under this Indenture or the First Lien Notes Security Documents, the Issuer and the Domestic Guarantors shall pay all real estate and other taxes (except such as are being contested in good faith by appropriate negotiations or proceedings), and use commercially reasonable efforts to maintain in full force and effect insurance in amounts (after giving effect to self-insurance), and that insures against such losses and risks, as are reasonable for the type and size of the business conducted by the Issuer and the Domestic Guarantors.

Section 11.03    Further Assurances.
(a)    On or following the Issue Date and subject to the limitations and exceptions set forth in the First Lien Notes Security Documents and this Indenture (including with respect to Excluded Assets), the Issuer and the Domestic Guarantors shall execute, deliver and file, as appropriate any and all further documents, financing statements (including continuation statements and amendments to financing statements), agreements and instruments, and take all further actions that may be required under applicable law, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the First Lien Notes Security Documents in the Collateral subject to the exceptions set forth in this Indenture and First Lien Notes Security Documents; provided that for so long as there are any other outstanding Fixed Asset Obligations, no actions shall be required to be taken with respect to the perfection of the security interest in the Collateral to the extent such actions are not required to be taken, and have not been taken, with respect to the Fixed Asset Documents for such other Fixed Asset Obligations. In addition, to the extent required under this Indenture or any of the First Lien Notes Security Documents, from time to time, the Issuer and the Domestic Guarantors will reasonably promptly secure the obligations under this Indenture and First Lien Notes Security Documents by pledging or creating, or causing to be pledged or created, perfected security interests and Liens with respect to the Collateral to the extent required by this Indenture and/or the First Lien Notes Security Documents; provided that for so long as there any outstanding Fixed Asset Obligations, no actions shall be required to be taken with respect to the pledging of Collateral or creation of security interests in the Collateral to the extent such actions are not required to be taken, and have not been taken, with respect to the Fixed Asset Documents for such other Fixed Asset Obligations.
(b)    Neither the Collateral Agent nor the Trustee undertakes any responsibility whatsoever to determine whether any of the foregoing covenants have been satisfied, and neither shall have any liability whatsoever arising out of the failure of the Issuer or any of the Guarantors to satisfy such requirements.
Section 11.04    After-Acquired Collateral.
From and after the Issue Date, and subject to the limitations and exceptions set forth in the First Lien Notes Security Documents and this Indenture (including with respect to Excluded Assets), upon the acquisition by any of the Issuer or the Domestic Guarantors of any assets (other than Excluded Assets), including, but not limited to, any Material Real Property, that qualifies as Collateral, that, in any such case, form part of the Collateral, the Issuer or such Domestic Guarantor shall execute and deliver and file, as applicable (i) with regard to real property that qualifies as Collateral, the items described under Section 11.05 within 90 days of the date of acquisition of the applicable asset (as such date may be adjusted to the extent any such actions are not or cannot be completed within such timeframe as a result of the occurrence of the COVID-19 pandemic (including without limitation, as a result of any notary services being unavailable) after the use of commercially reasonable efforts to do so or without undue burden or expense or risk to human health) and (ii) with regard to any other after-acquired property that qualifies as Collateral, the Issuer or such Domestic Guarantor shall execute, file and deliver, to the extent required by this Indenture and/or the First Lien Notes Security Documents, any information, documentation, financing statements or other certificates and opinions of counsel as may be necessary to vest in the Collateral

Agent a perfected security interest, with the priority required by this Indenture and the First Lien Notes Security Documents, subject only to Permitted Liens and the perfection exceptions (as provided in the First Lien Notes Security Documents), in such after-acquired property and to have such after-acquired property added to the Collateral, and thereupon all provisions of this Indenture and the First Lien Notes Security Documents relating to the Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect.
Neither the Collateral Agent nor the Trustee undertakes any responsibility whatsoever to determine whether any of the foregoing covenants have been satisfied, and neither shall have any liability whatsoever arising out of the failure of the Issuer or any of the Guarantors to satisfy such requirements.
Section 11.05    Real Estate Mortgages and Filings.
With respect to any fee interest in any Premises owned by the Issuer or a Guarantor organized in a U.S. jurisdiction on the Issue Date or acquired by the Issuer or a Guarantor organized in a U.S. jurisdiction after the Issue Date that forms a part of the Collateral (but specifically excluding Excluded Assets), the Issuer shall, subject to the terms of the First Lien and Third Lien Intercreditor Agreement:
(1)    within 90 days of the Issue Date (as such date may be adjusted to the extent any such actions are not or cannot be completed within such timeframe as a result of the occurrence of the COVID-19 pandemic (including without limitation, as a result of any notary services being unavailable) after the use of commercially reasonable efforts to do so or without undue burden or expense or risk to human health) or within 90 days of the date of acquisition (as such date may be adjusted to the extent any such actions are not or cannot be completed within such timeframe as a result of the occurrence of the COVID-19 pandemic (including without limitation, as a result of any notary services being unavailable) after the use of commercially reasonable efforts to do so or without undue burden or expense or risk to human health), deliver, or cause to be delivered, Mortgages (and other documentation and instruments referred to in clause (5) of this Section 11.05) (with respect to Material Real Properties only), pledge supplements, security agreement supplements and other security agreements, as specified by and in form and substance reasonably satisfactory to the Collateral Agent (consistent with the First Lien Notes Security Documents), securing payment of all the Obligations of the Issuer or applicable Guarantor, as the case may be, under this Indenture and constituting Liens on all such properties;
(2)    within 90 days of the Issue Date (as such date may be adjusted to the extent any such actions are not or cannot be completed within such timeframe as a result of the occurrence of the COVID-19 pandemic (including without limitation, as a result of any notary services being unavailable) after the use of commercially reasonable efforts to do so or without undue burden or expense or risk to human health) or within 90 days of the date of acquisition (as such date may be adjusted to the extent any such actions are not or cannot be completed within such timeframe as a result of the occurrence of the COVID-19 pandemic (including without limitation, as a result of any notary services being unavailable) after the use of commercially reasonable efforts to do so or without undue burden or expense or risk to human health), take, and cause such Subsidiary that is not an Excluded Subsidiary to take, whatever action (including, without limitation, the delivery of Mortgages (with respect to Material Real Properties only), the filing of UCC financing statements, the giving of notices and delivery of stock and membership interest certificates) may be necessary (or reasonably requested by the Collateral Agent) to vest in the Collateral Agent to grant a valid and subsisting Liens on the properties purported to be subject to the Mortgages, pledge supplements and security agreements delivered pursuant to this Indenture and/or First Lien Notes Security Documents, in each case, to the extent required under this Indenture and/or First Lien Notes Security Documents and subject to the perfection exceptions (as provided in the First Lien Notes Security Documents), enforceable against all third parties in accordance with their terms;
(3)    within 90 days after the request of Holders of at least a majority in principal amount of Notes (as such date may be adjusted to the extent any such actions are not or cannot be completed within such timeframe as a result of the occurrence of the COVID-19 pandemic (including without limitation, as a result of any notary services being unavailable) after the use of commercially reasonable efforts to do so or without undue burden or expense or risk to human health), deliver to the Trustee and the Collateral Agent, a signed copy of one or more opinions, addressed to such party, of counsel for the Issuer reasonably acceptable to such party as is customary, covering the enforceability and other customary matters related to the Mortgages and opinions of counsel in the jurisdiction within which the applicable Premises is situated;
(4)    within 90 days of the Issue Date (as such date may be adjusted to the extent any such actions are not or cannot be completed within such timeframe as a result of the occurrence of the COVID-19 pandemic (including without limitation, as a result of any notary services being unavailable) after the use of commercially reasonable efforts to do so or without undue burden or expense or risk to human health) or within 90 days of the date of acquisition (as such date may be adjusted to the extent any such actions are not or cannot be completed within such timeframe as a result of the occurrence of the COVID-19 pandemic (including without limitation, as a result of any notary services being unavailable) after the use of commercially reasonable efforts to do so or without undue burden or expense or risk to human health), deliver to the Trustee and Collateral Agent with respect to each Material Real Property owned in fee by a Subsidiary that is the subject of such request, title reports in scope and form reasonably satisfactory to such party, fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or the equivalent or other form available in the applicable jurisdiction in form, with endorsements and in amounts, reasonably acceptable to the Collateral Agent (not to exceed the value of the Material Real Properties covered thereby) and surveys that are in the possession of the Issuer or Guarantor as applicable, as of the Issue Date or applicable acquisition date; and
(5)    at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Collateral Agent in its reasonable judgment may deem necessary in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guarantees, Mortgages, pledge supplements and security agreements.
Neither the Collateral Agent nor the Trustee undertakes any responsibility whatsoever to determine whether any of the foregoing covenants have been satisfied, and neither shall have any liability whatsoever arising out of the failure of the Issuer or any of the Guarantors to satisfy such post-closing requirements.
Section 11.06    Negative Pledge.
The Issuer and each Domestic Guarantor will not, and the Issuer will not permit any of its Restricted Subsidiaries to, further pledge the Collateral as security or otherwise, subject to Permitted Liens. The Issuer, however, subject to compliance by the Issuer with the Section 4.09 and Section 4.13, has the ability under this Indenture to issue PIK Notes and Additional Notes, which may be secured by the Collateral.
Section 11.07    Release of Liens on the Collateral.
(a)    The Issuer and the Guarantors are entitled to the releases of property and other assets included in the Collateral from the Liens securing the Notes and the related Note Guarantees, as applicable, under any one or more of the following circumstances:
(1)    in whole, upon payment in full of the principal of, together with accrued and unpaid interest and premium, if any, on, such series of Notes and all other related Obligations under this Indenture, the Note Guarantees and the First Lien Notes Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest and premium, if any, are paid;
(2)    in whole, upon satisfaction and discharge of this Indenture in accordance with Article IX;
(3)    in whole, upon a legal defeasance or covenant defeasance with respect to such series as set forth under Article IX;
(4)    in whole or in part, as to any asset constituting Collateral, in accordance with, and as expressly provided for under, the First Lien Notes Security Documents and this Indenture;

(5)    with the consent of Holders of at least 66 2⁄3% in aggregate principal amount of such series of Notes, including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, such series of Notes as provided under Section 8.02;
(6)    as to the property and assets of a Subsidiary Guarantor that is released from its Note Guarantee in accordance with Section 10.03;
(7)    in part, as to any property or assets constituting Collateral, to enable the Issuer and/or Guarantors to consummate the disposition of such property or other assets to a Person that is not the Issuer or a Guarantor to the extent not prohibited by Section 4.08;
(8)    as to any property or assets that are Excluded Assets;
(9)    in connection with any enforcement action taken by the Collateral Agents (as defined in the First Lien and Third Lien Intercreditor Agreement) in accordance with the terms of the First Lien and Third Lien Intercreditor Agreement; and
(10)    as described under Article VIII hereof.
(b)    [Reserved].
(c)    If required by this Indenture, upon delivery by the Issuer or such Guarantor to the Trustee of a form of release accompanied by an Officer’s Certificate that such release is permitted under the terms of the Indenture and the First Lien Notes Security Documents, as applicable, the Trustee and the Collateral Agent shall execute, deliver or acknowledge (at the Issuer’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the First Lien Notes Security Documents and shall do or cause to be done (at the Issuer’s expense) all acts reasonably requested of them to release such Lien as soon as is reasonably practicable. Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate, and notwithstanding any term hereof or in any First Lien Notes Security Document to the contrary, the Trustee and the Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officer’s Certificate.

Section 11.08    Authorization of Actions to be Taken by the Trustee or the Collateral Agent under the First Lien Notes Security Documents.
(a)    Subject to the provisions of Article VII of this Indenture and the provisions of the First Lien Notes Security Documents, each of the Trustee or the Collateral Agent may (but shall in no event be required to), in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of its rights or any of the rights of the Holders under the First Lien Notes Security Documents and (ii) collect and receive any and all amounts payable in respect of the Collateral in respect of the obligations of the Issuer and the Domestic Guarantors hereunder and thereunder. Subject to the provisions of the First Lien Notes Security Documents, the Trustee or the Collateral Agent shall have the power, but not the obligation, to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the First Lien Notes Security Documents or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral.
(b)    None of the Collateral Agent, Trustee, Paying Agent, Registrar, such other agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral (except the custody of Collateral in its possession using the same care it provides for its own possessory collateral and the accounting for monies actually received), for the legality, enforceability, effectiveness or sufficiency of the First Lien Notes Security Documents, or for the creation, perfection, priority, sufficiency or protection of any Liens or any defect or deficiency. Neither the Trustee nor the Collateral Agent shall be liable or responsible for any loss or diminution in value of any of the Collateral, including, without limitation, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee or the Collateral Agent, as applicable, in good faith. The Trustee and the Collateral Agent shall be permitted to use overnight carriers to transmit possessory collateral and shall not be liable for any items lost or damaged in transit. In addition, none of the foregoing will have any duties or responsibilities or obligations other than those expressly assumed by it in this Indenture and the First Lien Notes Security Documents and will not be required to take any action that is contrary to applicable law or any provision of this Indenture or any of the First Lien Notes Security Documents.
Section 11.09    Information Regarding Collateral.
(a)    The Issuer will furnish to the Collateral Agent, with respect to the Issuer or any Domestic Guarantor, prompt written notice following any change in such Person’s (1) legal name, (2) jurisdiction of organization or formation or (3) identity or corporate structure, in each case, within 30 days of such change. Promptly upon the occurrence of any of the foregoing, the Issuer and the Domestic Guarantors will make all filings under the UCC and any other applicable laws that are required by this Indenture and/or the First Lien Notes Security Documents in order for the Collateral to be perfected subject to the Lien of the Collateral Agent under this Indenture and/or the First Lien Notes Security Documents in the manner and to the extent required by this Indenture or any of the First Lien Notes Security Documents, and shall take all necessary action so that such Lien is perfected with the same priority as immediately prior to such change to the extent required by this Indenture and/or the First Lien Notes Security Documents.
(b)    The Issuer shall deliver to the Trustee and the Collateral Agent an Officer’s Certificate attaching supplemental schedules required under the First Lien Notes Security Documents.
Section 11.10    First Lien Notes Security Documents.
The provisions in this Indenture relating to Collateral are subject to the provisions of the First Lien Notes Security Documents. The Issuer, the Domestic Guarantors, the Trustee and the Collateral Agent acknowledge and agree to be bound by the provisions of the Notes First Lien Security Documents.
Section 11.11    Collateral Agent.
Notwithstanding anything else to the contrary herein, whenever reference is made in this Indenture or the First Lien Notes Security Documents to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction, reasonable satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be fully justified in failing or refusing to take any such action under this Indenture or the First Lien Notes Security Documents if it shall not have received such written instruction, advice or concurrence of the Holders of a majority of an aggregate principal amount of the applicable series of Notes.
ARTICLE XII.

MISCELLANEOUS
Section 12.01    Currency Indemnity.
The U.S. Dollar is the sole currency (the “Required Currency”) of account and payment for all sums payable by the Issuer or any Guarantor under or in connection with the Notes, this Indenture and the Guarantees, including damages. Any amount with respect to the Notes, this Indenture or the Guarantees received or recovered in a currency other than the

Required Currency, whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or any Guarantor or otherwise by any Holder or by the Trustee, Collateral Agent or Paying Agent, in respect of any sum expressed to be due to it from the Issuer or any Guarantor will only constitute a discharge to the Issuer or such Guarantor to the extent of the Required Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).
If that Required Currency amount is less than the Required Currency amount expressed to be due to the recipient or the Trustee, Collateral Agent or Paying Agent under the Notes, the Issuer and each Guarantor will indemnify such recipient and/or the Trustee, Collateral Agent or Paying Agent against any loss sustained by it as a result. In any event, the Issuer and each Guarantor will indemnify the recipient against the cost of making any such purchase. For the purposes of this currency indemnity provision, it will be prima facie evidence of the matter stated therein, for the Holder of a Note or the Trustee, Collateral Agent or Paying Agent to certify in a manner satisfactory to the Issuer (indicating the sources of information used) the loss it incurred in making any such purchase. These indemnities constitute a separate and independent obligation from the Issuer’s and each Guarantor’s other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any Holder of a Note or the Trustee, Collateral Agent or Paying Agent (other than a waiver of the indemnities set out herein) and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or to the Trustee or Collateral Agent. For the purposes of determining the amount in a currency other than the Required Currency, such amount shall be determined using the relevant currency exchange rate then in effect.
Section 12.02    Notices.
Except for notice or communications to Holders, any notice or communication shall be given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, addressed as follows, or given electronically:
If to the Issuer or any Guarantor:

    Cooper-Standard Automotive Inc.
    40300 Traditions Drive
    Northville, Michigan 48168
    Attention: Chief Legal Officer
    Email: Joanna.Totsky@CooperStandard.com

With copies to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Facsimile: (212) 455-2502
Attention: Kenneth B. Wallach and Sunny Cheong
E-mail: kwallach@stblaw.com; scheong@stblaw.com

If to the Trustee or the Collateral Agent:

U.S. Bank Trust Company, National Association
535 Griswold Street, Suite 550
    Detroit, Michigan 48226
Attention: Global Corporate Trust Services
Fax: 313-963-9428
E-mail: james.kowalski@usbank.com
The Issuer, the Guarantors, the Trustee or the Collateral Agent by written notice to the others may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five (5) calendar days after mailing if sent by first class mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); when receipt acknowledged, if faxed; on the first date on which the publication is made, if given by publication; the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; and at the time sent, if given electronically. Notice otherwise given in accordance with the procedures of the Depository will be deemed given on the date sent to the Depository.
Each of the Trustee and the Collateral Agent shall accept and act upon instructions, directions, reports, notices and other communications or information pursuant to this Indenture sent by unsecured electronic transmissions (including email and .pdf attachments); provided that (i) neither the Trustee nor the Collateral Agent shall have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and neither the Trustee nor the Collateral Agent shall have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information and (ii) each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee and the Collateral Agent, including the risk of the Trustee or the Collateral Agent acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.
Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person to the extent required by the rules of any applicable securities depositary. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Where this Indenture or any Note provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository (or its designee) pursuant to the standing instructions from the Depository or its designee, including by electronic mail in accordance with applicable Depository procedures.
If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.
In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.
Notwithstanding anything herein to the contrary, any notice to the Trustee shall be deemed given when actually received.
Section 12.03    Communications by Holders with Other Holders.
Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Guarantors, the Trustee, the Registrar, each Agent and anyone else shall have the protection of TIA § 312(c).
Section 12.04    Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuer or any Guarantor to the Trustee or the Collateral Agent to take any action under this Indenture and/or the First Lien Notes Security Documents, as applicable, such Issuer or such Guarantor, as the case may be, shall furnish to the Trustee or the Collateral Agent, as applicable (except in the case of any such application or request as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished):
(1)    an Officer’s Certificate (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(2)    an Opinion of Counsel (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.
Section 12.05    Statements Required in Certificate and Opinion.
Each certificate and opinion with respect to compliance by or on behalf of the Issuer or any Guarantor with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.05) and/or the First Lien Notes Security Documents, as applicable shall include:
(1)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)    a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and
(4)    a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.
Section 12.06    Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.
Section 12.07    Business Days; Legal Holidays.
A “Business Day” is a day that is not a Legal Holiday. A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banks in The City of New York, the

State of New York or at the place of payment in respect of the Notes are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
Section 12.08    Governing Law; Submission to Jurisdiction.
This Indenture, the Notes and the Note Guarantees shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties hereto hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture, any Note Guarantee and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.
Section 12.09    No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret another indenture, loan, security or debt agreement of Holdings, the Issuer or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.
Section 12.10    Successors.
All agreements of the Issuer and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Agents in this Indenture shall bind its successor.
Section 12.11    Multiple Counterparts.
The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures and/or DocuSign, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 12.12    Table of Contents, Headings, etc.
The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
Section 12.13    Separability.
Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 12.14    Waiver of Jury Trial.
THE ISSUER, THE GUARANTORS, THE TRUSTEE AND THE COLLATERAL AGENT, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR ANY TRANSACTION CONTEMPLATED HEREBY.
Section 12.15    Force Majeure.
In no event shall the Trustee or the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee or the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances
Section 12.16    Trust Indenture Act.
The Issuer and the Guarantors shall not be required to qualify this Indenture under the Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act term used in this Indenture has the following meaning:
“obligor” on the Notes of any series and the Note Guarantees means the Issuer and the Guarantors, respectively, and any successor obligor upon the Notes of such series and the Note Guarantees, respectively.
All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by the Commission rule under the Trust Indenture Act have the meanings so assigned to them.
Section 12.17    U.S.A. Patriot Act.
The Issuer and the Guarantors acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.
COOPER-STANDARD AUTOMOTIVE INC.,
as Issuer
By:     /s/ Jonathan P. Banas
Name: Jonathan P. Banas
Title: Executive Vice President and Chief Financial Officer

[Signature Page to First Lien Notes Indenture]

GUARANTORS:

CSA SERVICES INC.
COOPER-STANDARD FHS LLC
COOPER-STANDARD CANADA HOLDINGS LLC
CS INTERMEDIATE HOLDCO 1 LLC

By:    /s/ Jonathan P. Banas
    Name: Jonathan P. Banas
    Title:    President

COOPER-STANDARD AUTOMOTIVE FLUID SYSTEMS MEXICO HOLDING LLC
NISCO HOLDING COMPANY

By:    /s/ Jonathan P. Banas
    Name: Jonathan P. Banas
    Title:    Vice President

COOPER-STANDARD INDUSTRIAL AND SPECIALTY GROUP, LLC
LIVELINE TECHNOLOGIES INC.

By:    /s/ James Zabriskie
    Name: James Zabriskie
    Title:    Treasurer

CS AUTOMOTIVE COSTA RICA S.A.

By:    /s/ Juan Carlos Jimenez Victory
    Name: Juan Jimenez
    Title:    Authorized Signatory

[Signature Page to First Lien Notes Indenture]

COOPER-STANDARD LATIN AMERICA B.V.

By:    /s/ Daniel Shattock
    Name:    Daniel Shattock
    Title:    Attorney

COOPER-STANDARD ROMANIA SRL

By:    /s/ Javier Esparza Herraiz
    Name: Javier Esparza Herraiz
    Title:    Sole Director

COOPER-STANDARD FRANCE SAS
COOPER-STANDARD AUTOMOTIVE FRANCE SAS

By:    /s/ Patrick Clark
    Name: Patrick Clark
    Title:    President

[Signature Page to First Lien Notes Indenture]

COOPER-STANDARD TECHNICAL SERVICES DE MEXICO, S. DE R.L. DE C.V.
COOPER-STANDARD AUTOMOTIVE FHS, S. DE R.L. DE C.V.
COOPER-STANDARD DE MEXICO, S. DE R.L. DE C.V.
COOPER-STANDARD AUTOMOTIVE DE MEXICO, S.A. DE C.V.
COOPER-STANDARD AUTOMOTIVE SEALING DE MEXICO, S.A. DE C.V.
CS MEXICO HOLDINGS, S. DE R.L. DE C.V.
COOPER-STANDARD AUTOMOTIVE SERVICES, S. DE R.L. DE C.V.
COOPER-STANDARD AUTOMOTIVE FLUID SYSTEMS DE MEXICO, S. DE R.L. DE C.V.
MANUFACTURERA EL JARUDO, S. DE R.L. DE C.V.

By:    /s/ James Christian Zabriskie
    Name: James Christian Zabriskie
    Title:    Treasurer and Legal Representative

[Signature Page to First Lien Notes Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee and as Collateral Agent

By:    /s/ James Kowalski
Name: James Kowalski
Title: Vice President

[Signature Page to First Lien Notes Indenture]

EXHIBIT A
[FORM OF NOTE]
COOPER-STANDARD AUTOMOTIVE INC.
13.50% CASH PAY / PIK TOGGLE SENIOR SECURED FIRST LIEN NOTES DUE 2027
[Insert Global Note Legend, if applicable]
[Insert Private Placement Legend, if applicable]
[Insert Original Issue Discount Legend, if applicable]
[Insert “This is a PIK Note,” if applicable]
No. [  ]    CUSIP No. [ ]1
    ISIN No. [          ]    $[ ]
[as revised by the Schedule of Exchanges of Interests in Global Note attached hereto]
COOPER-STANDARD AUTOMOTIVE INC., an Ohio corporation (the “Issuer”), for value received promises to pay to [ ][CEDE & CO.] or registered assigns the principal sum [of $[                 ]][set forth in the Schedule of Exchanges of Interests in Global Note attached hereto] on March 31, 2027 (which may be accelerated to August 16, 2026 as specified in paragraph 18 of this Note).

Interest Payment Dates:	June 15 and December 15, commencing on June 15, 2023.
Record Dates:	June 1 and December 1 (whether or not a Business Day).
Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

1 Rule 144A Note CUSIP/ISIN: 216762 AH7/ US216762AH76
Regulation S Note CUSIP/ISIN: U20608 AE2/ USU20608AE27

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IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually, by facsimile or electronically (including “.pdf”) by its duly authorized officer.

COOPER-STANDARD AUTOMOTIVE INC.
By:
Name:
Title:

Dated:
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Certificate of Authentication
This is one of the 13.50% Cash Pay / PIK Toggle Senior Secured First Lien Notes due 2027 referred to in the within-mentioned Indenture.
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee
By:
Dated:

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[FORM OF REVERSE OF NOTE]
COOPER-STANDARD AUTOMOTIVE INC.
13.50% CASH PAY / PIK TOGGLE SENIOR SECURED FIRST LIEN NOTES DUE 2027
1.    Interest. Cooper-Standard Automotive Inc., an Ohio corporation (the “Issuer”), promises to pay interest on the principal amount set forth on the face hereof at a rate of 13.50% per annum in cash (“Cash Interest”); provided, however, that for the first four (4) interest periods after the Issue Date, the Issuer will have the option, in its sole discretion (a “PIK Election”), to pay such interest on the Notes, in an amount up to 4.50% per annum as specified by the Issuer for each interest period (the “PIK Interest”), by increasing the principal amount of the outstanding Notes in a principal amount equal to the PIK Interest (rounded up to the nearest $1.00) (the “PIK Principal Increase”) or if, and in the limited circumstances where, the Notes are no longer held in global form, by issuing additional Notes under the Indenture (as defined below) in a principal amount equal to the PIK Interest (rounded up to the nearest $1.00), having the same terms and conditions as the Notes (the “PIK Notes”). For any interest period for which the Issuer makes a PIK Election, the Issuer will pay a combination of (x) PIK Interest for such period and (y) Cash Interest at a rate equal to 13.50% per annum, minus the PIK Interest for such period, For all interest periods after the first four (4) interest payment periods after the Issue Date, interest will be payable solely in cash. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including January 27, 2023 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each June 15 and December 15, commencing on June 15, 2023, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”) and no interest on such payment will accrue in respect of the delay. Interest will be computed on the basis of a 360-day year comprising twelve 30-day months, and in the case of an incomplete month, the number of actual days elapsed. The Issuer shall pay interest on overdue principal and on overdue interest (to the extent lawful) at the rate borne by the Notes.
2.    Method of Payment. The Issuer will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on June 1 or December 1, as the case may be, immediately preceding the Interest Payment Date (whether or not a Business Day). Cash Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes; provided that all payments of principal and interest (other than PIK Interest, which is payable as described in paragraph 1 of this Note) and premium, if any, with respect to the Notes represented by one or more Global Notes will be made in accordance with the Depository’s applicable procedures. PIK Interest will be paid in accordance with the procedures described in paragraph 1 of this Note. The Issuer will pay principal and Cash Interest in U.S. Dollars. Holders must surrender Notes to a Paying Agent to collect principal payments.
3.    Paying Agent and Registrar. Initially, U.S. Bank Trust Company, National Association (the “Trustee”) will act as a Paying Agent and Registrar. The Issuer
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may change any Paying Agent or Registrar without notice. The Issuer or any of the Restricted Subsidiaries may act as Paying Agent or Registrar.
4.    Indenture. The Issuer issued the Notes under an Indenture, dated as of January 27, 2023 (the “Indenture”), among the Issuer, the Guarantors, the Trustee and the Collateral Agent. This is one of an issue of Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
5.    Optional Redemption.
    At any time prior to January 31, 2025, the Issuer may, at its option, on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture, including any PIK Notes and Additional Notes issued after the Issue Date, upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 113.500% of the principal amount of the Notes redeemed, with an amount of cash no greater than the cash proceeds (net of underwriting discounts and commissions) of all Equity Offerings to the extent such cash proceeds are received by or contributed to the Issuer since the Issue Date, plus accrued and unpaid interest, if any, to but excluding the applicable Redemption Date; provided that:
(1)    at least 65% (calculated without giving effect to any issuance of PIK Notes and Additional Notes) of the original aggregate principal amount of Notes issued under the Indenture (excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and
(2)    each such redemption occurs within 120 days of the date of the closing of each such Equity Offering.
In addition, prior to January 31, 2025, the Issuer may, at its option, redeem the Notes on any one or more occasions, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to but excluding the Make-Whole Redemption Date, plus the applicable Make-Whole Premium (a “Make-Whole Redemption”). The Issuer shall notify the Trustee of the Make-Whole Premium on or before the applicable Redemption Date, and the Trustee shall have no responsibility for verifying or otherwise for such calculation.
On or after January 31, 2025, the Issuer may, at its option, redeem the Notes on any one or more occasions, in whole or in part, upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed to but excluding the applicable Redemption Date, if redeemed during the periods indicated below:
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Period	Percentage
January 31, 2025 to January 30, 2026	104.500%
January 31, 2026 to January 30, 2027	102.250%
January 31, 2027 and thereafter	100.000%

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date. The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.
Notwithstanding the foregoing, in connection with any tender offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuer, or any third party making such tender offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 60 days following the effective date of such tender offer, to redeem (with respect to the Issuer) or purchase (with respect to a third party) all Notes that remain outstanding following such purchase at a price equal to the price offered to each other Holder in such tender offer (which may be less than par and shall exclude any early tender premium and any accrued and unpaid interest paid to any Holder in such tender offer payment) plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to but excluding the Redemption Date or purchase date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date or purchase date. In determining whether the Holders of at least 90% of the aggregate principal amount of the then outstanding Notes have validly tendered and not validly withdrawn Notes in a tender offer, Change of Control Offer, Offer or Advance Offer, as applicable, Notes owned by an Affiliate of the Issuer or by funds controlled or managed by an Affiliate of the Issuer, or any successor thereof, shall be deemed to be outstanding for the purposes of such tender offer, Change of Control Offer, Offer or Advance Offer, as applicable.
In addition, the Issuer and its Affiliates may acquire Notes at any time and from time to time by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.
Notwithstanding the foregoing, the payment of accrued but unpaid interest in connection with any redemption of Notes is subject to the rights of a Holder on a record date for the payment of interest whose Notes are to be redeemed on or after such record date but on or prior to the related Interest Payment Date to receive interest on such Interest Payment Date.
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6.    Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Disposition and subject to further limitations and exceptions contained therein, the Issuer may be required to make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture. Except as set forth in Sections 4.07 and 4.08 of the Indenture, the Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.
7.    Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,450 and any integral multiple of $1,450.00 in excess thereof (and, in the case of any PIK Notes, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof). A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer or the Trustee may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar or the Issuer need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.
8.    Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.
9.    Unclaimed Money. Subject to applicable escheat laws, if money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer and the Guarantors for payment as general unsecured creditors unless an “abandoned property” law designates another Person.
10.    Amendment, Supplement, Waiver, Etc. The Indenture, the Notes or the Note Guarantees may be amended or supplemented as provided in the Indenture.
11.    Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, consummate Asset Dispositions, Incur Indebtedness or issue shares of Disqualified Stock or Preferred Stock, create or Incur Liens, make certain Investments and other Restricted Payments, enter into consensual restrictions upon the payment of certain dividends and distributions by the Restricted Subsidiaries that are not Guarantors, enter into or permit certain transactions with Affiliates or consolidate, merge or sell all or substantially all of the assets of the Issuer and its Restricted Subsidiaries. The Indenture also limits the activities of Parent and Holdings. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.05 of the Indenture, the Issuer must annually report to the Trustee on compliance with such limitations.
13.    Defaults and Remedies. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default relating to the Notes, the rights and obligations of the Issuer, the Guarantors, the Trustee, the Collateral Agent and the Holders shall be as set forth in the applicable provisions of the Indenture.
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14.    No Recourse Against Others. No past, present or future director, officer, employee, manager, member, partner, incorporator or stockholder of the Issuer or of any Subsidiary or any Parent Entity (other than the Issuer in respect of the Notes and each Guarantor in respect of its Note Guarantee), as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the First Lien Notes Security Documents or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.
15.    Guarantees. The Notes will be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee, the Collateral Agent and the Holders.
17.    Security. The Notes shall be secured by Liens on the Collateral on an equal and ratable basis with any Fixed Asset Obligations, subject to Permitted Liens, on the terms and conditions set forth in the Indenture and the First Lien Notes Security Documents. The Collateral Agent holds a Lien in the Collateral for the benefit of the Trustee and the Holders, in each case, pursuant to the First Lien Notes Security Documents.
18.    Maturity Date. The Notes will mature on March 31, 2027; provided, however, that if on August 16, 2026, the date that is 91 days before the stated maturity date of the 2026 Senior Notes, more than $50.0 million in aggregate principal amount of the 2026 Senior Notes is then outstanding, the Notes will mature on August 16, 2026 (the date on which the Notes mature, the “Maturity Date”). In the event the Maturity Date will occur on August 16, 2026, then the Issuer will send a notice, which may be conditional and revocable, to the Holders and the Trustee of such Maturity Date at least five (5) Business Days prior to the Maturity Date.
19.    Authentication. This Note shall not be valid until the Trustee manually, by facsimile or electronically (including “.pdf”) signs the certificate of authentication on the other side of this Note.
20.    Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
21.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
22.    CUSIP and ISIN numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers and/or similar numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers and/or similar numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of
A-1-8

such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
    Cooper-Standard Automotive Inc.
    40300 Traditions Drive
    Northville, Michigan 48168
    Attention: Chief Legal Officer
    Email: Joanna.Totsky@CooperStandard.com

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ASSIGNMENT
I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)
and irrevocably appoint

Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.
Date:            Your Signature:
(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee:    ______________________________
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-1-10

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have all or any part of this Note purchased by the Issuer pursuant to Section 4.07 or Section 4.08 of the Indenture, check the appropriate box:
    Section 4.07                Section 4.08
If you want to have only part of the Note purchased by the Issuer pursuant to Section 4.07 or Section 4.08 of the Indenture, state the amount you elect to have purchased:
$
($1,450 or any integral multiple
thereof (or if PIK Interest has been paid pursuant to Section 2.20, in minimum denominations of $1.00 or any integral multiple thereof); provided that the part not purchased must be at least $1,450 or, if PIK Interest has been paid pursuant to Section 2.20, $1.00)
Date:
Your Signature:    ___________________________________
(Sign exactly as your name appears on the face of this Note)

Signature Guaranteed
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-1-11

Schedule of Exchanges of Interests in Global Note2
The initial outstanding principal amount of this Global Note is $[ ]. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Exchange/PIK Interest	Amount of decrease in Principal Amount of this Global Note	Amount of PIK Principal Increase	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase) or PIK Principal Increase	Signature of authorized signatory of Trustee

* Insert in Global Securities only.
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EXHIBIT B
[FORM OF PRIVATE PLACEMENT LEGEND]
Any Restricted Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Global Note or a Note issued with original issue discount) in substantially the following form:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) or (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE
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TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]
BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) THE HOLDER IS NOT ACQUIRING OR HOLDING THIS SECURITY FOR OR ON BEHALF OF, AND NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION, HOLDING AND SUBSEQUENT DISPOSITION OF THIS SECURITY BY THE HOLDER WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.
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EXHIBIT C
[FORM OF LEGEND FOR GLOBAL NOTE]
Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note or a Note issued with original issue discount) in substantially the following form:
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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EXHIBIT D
[FORM OF LEGEND FOR NOTE ISSUED WITH ORIGINAL ISSUE DISCOUNT]
Any Note authenticated and delivered hereunder with original issue discount (within the meaning of Section 1273 of the Code) shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note or a Global Note) in substantially the following form:
THIS SECURITY HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS SECURITY THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE SECURITY, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE SECURITY AND (3) THE YIELD TO MATURITY OF THE SECURITY. HOLDERS SHOULD CONTACT THE ISSUER AT COOPER-STANDARD AUTOMOTIVE INC., 40300 TRADITIONS DRIVE, NORTHVILLE, MI 48168, ATTENTION: INVESTOR RELATIONS.

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Exhibit E
[FORM OF LEGEND FOR REGULATION S NOTE]
Any Regulation S Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:
BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

E-1

Exhibit F
FORM OF CERTIFICATE OF TRANSFER
Cooper-Standard Automotive Inc.
40300 Traditions Drive
Northville, Michigan 48168

U.S. Bank Trust Company, National Association
60 Livingston Avenue, 2nd Floor
St. Paul, MN 55107
Facsimile: (651) 495-8146
Attention: Corporate Trust, DWAC UNIT
re: Cooper-Standard Automotive Inc.

Re:    13.50% Cash Pay / PIK Toggle Senior Secured First Lien Notes due 2027
(CUSIP _____________)
(ISIN _______________)
Reference is hereby made to the Indenture, dated as of January 27, 2023 (as amended or supplemented from time to time with respect to the Notes, the “Indenture”), by and among Cooper-Standard Automotive Inc. (the “Issuer”), the Guarantors and U.S. Bank Trust Company, National Association, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
______________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of ___________ in such Note[s] or interests (the “Transfer”), to __________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.     Check if Transferee will take delivery of a beneficial interest in a Rule 144A Global Note or a Physical Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Physical Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Physical Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Physical Note and in the Indenture and the Securities Act.
2.     Check if Transferee will take delivery of a beneficial interest in a Regulation S Global Note or a Physical Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Physical Note and in the Indenture and the Securities Act.
3.     Check and complete if Transferee will take delivery of a beneficial interest in the Global Note or a Physical Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Physical Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)     such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)     such Transfer is being effected to the Issuer or a Subsidiary thereof;
or
(c)     such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
(d)     such Transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Physical Notes and the requirements of the exemption claimed, which certification is supported by, if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Physical Notes and in the Indenture and the Securities Act.
4.     Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or an Unrestricted Physical Note.
(a)     Check if Transfer is pursuant to Rule 144. (i)  The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Physical Notes and in the Indenture.
(b)     Check if Transfer is pursuant to Regulation S. (i)  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Physical Notes and in the Indenture.
(c)     Check if Transfer is pursuant to Other Exemption. (i)  The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Physical Notes and in the Indenture.

(d)     Check if Transfer is pursuant to an Effective Registration Statement. (i)  The Transfer is being effected pursuant to and in compliance with an effective registration statement under the Securities Act and any applicable blue sky securities laws of any State of the United States and in compliance with the prospectus delivery requirements of the Securities Act and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Physical Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]
By:
Name:
Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE]
(a)     a beneficial interest in a:
(i)     Rule 144A Global Note (CUSIP ______) (ISIN ______), or
(ii)     Regulation S Global Note (CUSIP ______) (ISIN ______), or
(b)     a Restricted Physical Note.
2.    After the Transfer the Transferee will hold:
[CHECK ONE]
(a)      a beneficial interest in the:
(i)     Rule 144A Global Note (CUSIP _______) (ISIN ______), or
(ii)     Regulation S Global Note (CUSIP ______)(ISIN ______), or
(iii)     Unrestricted Global Note (CUSIP ______) (ISIN ______), or
(b)     a Restricted Physical Note; or
(c)     an Unrestricted Physical Note,
in accordance with the terms of the Indenture.

EXHIBIT G
FORM OF CERTIFICATE OF EXCHANGE
Cooper-Standard Automotive Inc.
40300 Traditions Drive
Northville, Michigan 48168

U.S. Bank Trust Company, National Association
60 Livingston Avenue, 2nd Floor
St. Paul, MN 55107
Facsimile: (651) 495-8146
Attention: Corporate Trust, DWAC UNIT
re: Cooper-Standard Automotive Inc.

Re:    13.500% Cash Pay / PIK Toggle Senior Secured First Lien Notes due 2027
(CUSIP______________)
(ISIN _______________)
Reference is hereby made to the Indenture, dated as of January 27, 2023 (as amended or supplemented from time to time with respect to the Notes, the “Indenture”), by and among Cooper-Standard Automotive Inc. (the “Issuer”), the Guarantors and U.S. Bank Trust Company, National Association, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
____________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of ____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1.    Exchange of Restricted Physical Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Physical Notes or Beneficial Interests in an Unrestricted Global Note
(a)        Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(b)        Check if Exchange is from Restricted Physical Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Physical Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(c)        Check if Exchange is from Restricted Physical Note to Unrestricted Physical Note. In connection with the Owner’s Exchange of a Restricted Physical Note for an Unrestricted Physical Note, the Owner hereby certifies (i) the Unrestricted Physical Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Physical Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2.    Exchange of Restricted Physical Notes for Restricted Physical Notes or Beneficial Interests in Restricted Global Notes.
(a)        Check if Exchange is from Restricted Physical Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Physical Note for a beneficial interest in the [CHECK ONE] __ Rule 144A Global Note, __Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Owner]
By:
Name:
Title:
Dated: ________________

EXHIBIT H
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                     , among                      (the “Guaranteeing Subsidiary”), a subsidiary of Cooper-Standard Automotive Inc. (or its permitted successor), an Ohio corporation (the “Issuer”), the Issuer and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”) under the Indenture referred to below.
W I T N E S S E T H
WHEREAS, the Issuer, the Guarantors party thereto, the Trustee and the Collateral Agent are parties to an indenture, dated as of January 27, 2023 (the “Indenture”), providing for the issuance of the Issuer’s 13.50% Cash Pay / PIK Toggle Senior Secured First Lien Notes due 2027 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 8.01 of the Indenture, the Trustee and Collateral Agent are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture including but not limited to Article X thereof.
3.    EXECUTION AND DELIVERY. The Guaranteeing Subsidiary agrees that the Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

4.    THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
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5.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.    THE TRUSTEE AND THE COLLATERAL AGENT. Neither the Trustee nor the Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.
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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: ___________
[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:
COOPER-STANDARD AUTOMOTIVE INC.

By:
Name:
Title:
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee and as Collateral Agent

By:
Name:
Title:
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